Exhibit 3.1

RESTATED

CERTIFICATE OF INCORPORATION

OF

ITC/ \DELTACOM, INC.

ITC/ \DeltaCom, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name under which the corporation was originally incorporated is ITC/ \DeltaCom, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 24, 1997.

2. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

3. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

4. The text of the Certificate of Incorporation of the corporation is hereby restated and integrated to read in its entirety as follows:

ARTICLE 1

NAME

The name of the corporation is ITC/ \DeltaCom, Inc. (the “Corporation”).

ARTICLE 2

REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centreville Road, Suite 400, Wilmington 19808 in the county of New Castle. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE 3

PURPOSE

The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “Delaware General Corporation Law”). The Corporation shall have all powers necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4

CAPITAL STOCK

The Corporation shall have the authority to issue a total of four hundred million (400,000,000) shares of capital stock, each with a par value of $0.01, consisting of three hundred fifty million (350,000,000) shares of Common Stock (“Common Stock”) and fifty million (50,000,000) shares of Preferred Stock (“Preferred Stock”). The Corporation shall not issue any class of non-voting capital stock. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock and Preferred Stock may, without a class or series vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote, voting together as a single class.

ARTICLE 5

COMMON STOCK

Except as required by law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, powers and privileges, subject to the same qualifications, limitations and restrictions. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock set forth in this Restated Certificate of Incorporation (including any Certificate of Designation filed to establish any series of Preferred Stock).

ARTICLE 6

PREFERRED STOCK

Section A. Preferred Stock. The Corporation is expressly authorized, subject to the rights, if any (fixed in accordance with the provisions of Section A of this Article 6), of the holders of any then outstanding shares of Preferred Stock, to issue shares of Preferred Stock from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation (the “Board”), each of such series to be distinctly designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board is hereby expressly granted authority, subject to the rights, if any (fixed in accordance with the provisions of Section A of this Article 6), of the holders of any then outstanding shares of Preferred Stock, to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of each such series, including, but without limiting the generality of the foregoing, the following:

1. The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board in the resolution or resolutions establishing such series) may be increased (but not above the total number of shares of Preferred Stock) or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board.

2. The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative, and the dates at which any such dividends shall be payable.

3. The right, if any, of the holders of such series of Preferred Stock to convert such series into, or to exchange or redeem such series for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion, exchange or redemption price or prices or rate or rates, any adjustments thereof, the date or dates at which such series shall be convertible, exchangeable or redeemable and all other terms and conditions of such conversion, exchange or redemption.

4. Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed.

5. The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation.

6. The terms and amount of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock.

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7. The voting powers of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions as shall be provided in the resolution or resolutions of the Board adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock.

8. Any other rights, powers and preferences of shares of such series of Preferred Stock as are permitted by law.

Section B. Rights of Preferred Stock.

1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed in accordance with the provisions of Section A of this Article 6), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Section A of this Article 6), and subject further to any other conditions that may be fixed in accordance with the provisions of Section A of this Article 6, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends, as may be declared from time to time by the Board, out of any assets legally available for the payment of dividends thereon.

2. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Section A of this Article 6), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Section A of this Article 6), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible or intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Section A of this Article 6 granting the holders of one or more series of Preferred Stock exclusive or special voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect to each share of Common Stock held on all matters voted upon by the stockholders, provided, however, that except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either voting separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the Delaware General Corporation Law.

4. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 8% Series A Convertible Redeemable Preferred Stock are set forth in Appendix A hereto and are incorporated herein by reference.

5. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 8% Series B Convertible Redeemable Preferred Stock are set forth in Appendix B hereto and are incorporated herein by reference.

6. The powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 8% Series C Convertible Redeemable Preferred Stock are set forth in Appendix C hereto and are incorporated herein by reference.

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ARTICLE 7

BYLAWS

The Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Any Bylaw adopted by the Board may be amended or repealed by the stockholders, and the stockholders may adopt new Bylaws.

ARTICLE 8

BOARD OF DIRECTORS

Section A. Management of Business and Affairs of the Corporation; Voting. The business and affairs of the Corporation shall be managed by or under the direction of the Board. Except as otherwise provided in this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock), each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

Section B. Election. The directors of the Corporation shall not be required to be elected by written ballots unless the Bylaws of the Corporation so provide. Except as otherwise provided by statute, this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or the Bylaws of the Corporation, directors shall be elected by a plurality of the votes cast of the shares present in person or represented by proxy at the meeting held for such purposes and entitled to vote thereon. Certain stockholders of the Corporation are entitled to designate directors for nomination for election to the Board pursuant to the Governance Agreement (as defined below).

Section C. Vacancies. Except as otherwise provided by law or in the Corporation’s Bylaws or fixed pursuant to the provisions of Article 6 hereof relating to the rights of the holders of any series of Preferred Stock to elect directors and fill vacancies, any newly created directorship or vacancy on the Board resulting from death, resignation, disqualification, removal or other cause may be filled (i) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or (ii) by the stockholders. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Section D. Directors Elected by Holders of Preferred Stock. Notwithstanding the foregoing, whenever, pursuant to the provisions of Article 6 hereof, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and any Certificate of Designation applicable thereto.

Section E. Number of Directors Constituting the Board. Except as otherwise provided for or fixed in the Corporation’s Bylaws or pursuant to Article 6 hereof relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be not less than four (4) nor, prior to October 6, 2006, more than fifteen (15), with the then-authorized number of directors being fixed from time to time by the Board and the initial authorized number of directors constituting the entire Board being fixed at eleven (11).

ARTICLE 9

DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or

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which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No modification or repeal of the provisions of this Article 9 shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

ARTICLE 10

AMENDMENTS

The Corporation reserves the right to amend this Restated Certificate of Incorporation in any manner permitted by applicable law, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

ARTICLE 11

THE GOVERNANCE AGREEMENT

The Governance Agreement dated as of October 6, 2003 among the Corporation and the other parties thereto, as amended from time to time, is referred to herein as the “Governance Agreement.” Each reference in this Restated Certificate of Incorporation to the Governance Agreement shall be null and void and have no further force and effect following the termination of the Governance Agreement in accordance with its terms.

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IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer this 9th day of November, 2005.

ITC/ \DELTACOM, INC.

By:	/s/ J. Thomas Mullis
	Name:	J. Thomas Mullis
	Title:	Senior Vice President-Legal and Regulatory

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Appendix A

ITC^DELTACOM, INC.

SECOND AMENDED CERTIFICATE OF DESIGNATION OF THE POWERS,

PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND

OTHER SPECIAL RIGHTS OF 8% SERIES A CONVERTIBLE

REDEEMABLE PREFERRED STOCK AND QUALIFICATIONS,

LIMITATIONS AND RESTRICTIONS THEREOF

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

ITC^DeltaCom, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, does hereby certify as follows:

1. That by resolution of the Reorganization Committee of the Board of Directors of the Corporation (the “Board of Directors”) dated October 28, 2002, and by a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (this “Certificate of Designation”), filed in the office of the Secretary of State of the State of Delaware on October 29, 2002, the Corporation created, authorized and provided for the issuance of 665,000 shares of 8% Series A Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Corporation and established the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof.

2. Pursuant to the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, the Corporation duly adopted amendments to the Certificate of Designation and filed the Certificate of Designation as amended and restated in the office of the Secretary of State of the State of Delaware on October 6, 2003.

3. This Amended Certificate of Designation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Corporation hereby amends and restates this Certificate of Designation in its entirety to read as follows:

1. Designation

1.1 Designation; Liquidation Preference

There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the 8% Series A Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”). The number of shares constituting the Series A Preferred Stock shall be 665,000. The liquidation preference of the Series A Preferred Stock shall be $100.00 per share (the “Liquidation Preference”); provided that the Liquidation Preference shall be subject to equitable adjustment if and whenever there shall occur a stock split, combination, recapitalization, reorganization or reclassification of, or other similar event affecting, the Series A Preferred Stock.

1.2 Capitalized Terms

Certain capitalized terms used in this Certificate of Designation have the meanings assigned to them in Section 8.

2. Dividends

2.1 Payment of Preferred Dividends

(a) The Holders of shares of Series A Preferred Stock shall be entitled to receive with respect to each share of Series A Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (the “Preferred Dividends”) in an amount equal to the greater of (x) dividends at the rate of 8% per annum (the “Annual Dividend Rate”) of the sum of the Liquidation Preference plus the amount of any Accumulated Dividends accrued with respect to such share and (y) dividends (other than dividends in Common Stock payable in connection with a stock split, reclassification or subdivision of the Common Stock) that would have accrued with respect to such share of Series A Preferred Stock during the applicable Dividend Period if the Holder of such share had converted such share into Common Stock immediately prior to the record date of any dividend declared on the Common Stock in such Dividend Period. If any dividend declared on the Common Stock and referred to in clause (y) above is in a form other than cash, the value of such dividend for purposes of this Section 2.1(a) shall be determined in good faith by the Board of Directors, whose determination, in the absence of manifest error, but subject to Section 2.1(g), shall be final and binding upon the Corporation and the Holders of the Series A Preferred Stock. Any Preferred Dividend referred to in clause (y) above shall be deemed to have accrued with respect to a share of Series A Preferred Stock as of the last day of the applicable Dividend Period. Preferred Dividends on a share of Series A Preferred Stock shall accrue and shall be cumulative whether or not declared from the date of issue of such share of Series A Preferred Stock and shall be payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year (unless, solely with respect to Preferred Dividends payable in cash, such day is not a Business Day, in which event such Preferred Dividends shall be payable on the next succeeding

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Business Day) (each such date being a “Dividend Payment Date” and each such quarterly period being a “Dividend Period”), commencing on the Dividend Payment Date for the Dividend Period ending on December 31, 2002. Preferred Dividends declared by the Board of Directors which are paid in shares of Series A Preferred Stock shall be deemed paid as of April 1, July 1, October 1 or January 1, as the case may be, for all purposes of this Certificate of Designation even if any such date is not a Business Day. Preferred Dividends payable on any Dividend Payment Date shall be payable to the Holders of shares of Series A Preferred Stock as they appear on the stock register of the Corporation at the close of business on the corresponding Dividend Payment Record Date. As used herein, the term “Dividend Payment Record Date” means, with respect to the Preferred Dividends payable on April 1, July 1, October 1 and January 1, respectively, of each year, the preceding March 15, June 15, September 15 and December 15 (unless such day is not a Business Day, in which event such Dividend Payment Record Date shall be the next succeeding Business Day), or such other date, not more than 60 days or less than ten days preceding the Dividend Payment Date, as shall be fixed as the record date by the Board of Directors.

(b) The dividend rate for Preferred Dividends payable in the amount specified in and pursuant to clause (x) of Section 2.1(a) with respect to each full Dividend Period shall be computed by dividing the Annual Dividend Rate by four. The dividend rate for such Preferred Dividends payable on the initial Dividend Payment Date and with respect to any other period other than a full Dividend Period shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period with respect to which such Preferred Dividends are payable; provided, however, that if the initial Dividend Period with respect to any share of Series A Preferred Stock is shorter than a full Dividend Period, the dividend rate for a Preferred Dividend payable on such share on the Dividend Payment Date for such initial Dividend Period shall be computed at a rate which shall result in a cumulative dividend on such share for such initial Dividend Period equal to the amount which would have accrued on or been payable with respect to such share if such share been outstanding on the first day of such initial Dividend Period. Except as otherwise provided in this Certificate of Designation, the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in addition to the Preferred Dividends as provided in this Section 2.1. No interest or sum of money or other property or securities in lieu of interest shall be payable in respect of any accumulated and unpaid Preferred Dividends.

(c) Accumulated Dividends may be declared and paid on any date, without reference to any regular Dividend Payment Date or Dividend Payment Record Date, to Holders of Series A Preferred Stock as they appear on the stock register of the Corporation at the close of business on the date fixed as the record date for such payment by the Board of Directors.

(d) Any Preferred Dividend payable in the amount specified in and pursuant to clause (x) of Section 2.1(a) may be paid, in the sole discretion of the Corporation, (i) in cash, (ii) in shares of Series A Preferred Stock or (iii) in a combination of cash and shares of Series A Preferred Stock. Any Preferred Dividend payable in the amount specified in and pursuant to clause (y) of Section 2.1(a) shall be payable in the same form as the dividend referred to in such

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clause (y) that has been declared on the Common Stock in the applicable Dividend Period. Each share of Series A Preferred Stock issued in payment of a Preferred Dividend shall be valued, solely for purposes of determining the number of shares of Series A Preferred Stock to be issued as a Preferred Dividend, at the Liquidation Preference thereof and shall, upon issuance, be duly and validly issued, fully paid and non-assessable, free of all Liens and not subject to preemptive rights. If any such Preferred Dividend would result in the issuance of a fractional share of Series A Preferred Stock, the Corporation, in its sole discretion, may either pay such fractional share or round such fractional share up to the nearest whole share of Series A Preferred Stock. Except to the extent otherwise required by the NASDAQ Marketplace Rules (if applicable) or the rules, regulations, interpretations and practices of the Transfer Agent or any securities exchange on which the Common Stock is traded, or by any other applicable law or regulation, (i) fractional shares of Series A Preferred Stock issued in payment of any Preferred Dividend shall be rounded up to the nearest one-ten thousandth (.0001) of a share, and (ii) any Preferred Dividend payable in cash shall be rounded up to the nearest cent.

(e) Payment of a Preferred Dividend in shares of Series A Preferred Stock to a Holder of the Series A Preferred Stock shall be made by delivering a certificate or certificates evidencing such shares, which shall be dated as of the applicable Dividend Payment Date, to such Holder after the applicable Dividend Payment Date at such Holder’s address as it shall appear on the stock register of the Corporation at the close of business on the Dividend Payment Record Date for such Dividend Payment Date.

(f) All Preferred Dividends shall be paid pro rata to the Holders of the Series A Preferred Stock entitled thereto.

(g) So long as the Initial Holders and their Affiliates are the beneficial and record owners of at least a majority of the shares of Series A Preferred Stock then outstanding, the Corporation shall give prompt written notice to the Initial Holders that are Holders on the date of such notice of the determination of the Board of Directors with respect to the value of any dividend declared on the Common Stock referred to in clause (y) of the first sentence of Section 2.1(a) that is in a form other than cash. If the Required Initial Holders object to such determination (whether or not in manifest error) by the Board of Directors of the value of such dividend by giving the Corporation written notice of such objection within ten Business Days after their receipt of the Corporation’s written notice of such determination, and such objection is not withdrawn, the Corporation shall retain, at the Corporation’s sole cost, an Independent Appraiser to determine the value of such dividend. The determination of such Independent Appraiser with respect to the value of such dividend, or, if the Corporation is not required to retain an Independent Appraiser pursuant to this Section 2.1(g), but retains an Independent Appraiser pursuant to the Series B Certificate of Designation or the Series C Certificate of Designation to determine the value of such dividend for purposes of the Series B Certificate of Designation or the Series C Certificate of Designation, as the case may be, the determination of such other Independent Appraiser with respect to the value of such dividend, shall be final and binding upon the Corporation and the Holders of the Series A Preferred Stock. Any written notice required to be given by the Corporation or the Required Initial Holders pursuant to this Section 2.1(g) shall be given in the manner, and with the effect, provided in Section 7.5(b).

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2.2 Declaration of Dividends and Distributions

(a) So long as any shares of the Series A Preferred Stock are outstanding, (i) no dividends, except as provided in Section 2.2(d) and except as described in the last sentence of this Section 2.2(a), shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon any Parity Securities, nor (ii) shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Parity Securities) by the Corporation or any of its subsidiaries (except by conversion into or exchange for Parity Securities or Junior Securities), unless (x) in the case of clause (i) above, all Accumulated Dividends on the outstanding Series A Preferred Stock have been or contemporaneously are declared and paid or declared and sufficient funds or shares of Series A Preferred Stock for the payment thereof are set apart for such payment on or prior to the date of payment of such dividends or the making of such other distributions on such Parity Securities and (y) in the case of clause (ii) above, the Corporation shall contemporaneously redeem, purchase or otherwise acquire for consideration a pro rata portion of the Series A Preferred Stock then outstanding, which pro rata portion shall be calculated based on the aggregate redemption, purchase or other acquisition price which would be payable to the Holders of the Series A Preferred Stock and the holders of the class or series of Parity Securities being so redeemed, purchased or otherwise acquired to redeem the total number of shares of the Series A Preferred Stock and of each such class or series of Parity Securities then outstanding. Any redemption of Series A Preferred Stock in accordance with the immediately preceding sentence shall be deemed to be a redemption at the option of the Corporation and shall be subject to, and effected in accordance with, Sections 5.1 and 5.3. Notwithstanding the foregoing, if Accumulated Dividends are not paid in full or sufficient funds or shares of Series A Preferred Stock for the payment thereof are not set aside, as aforesaid, the Corporation may declare and pay or set aside sufficient funds or (to the extent authorized in the instrument creating the applicable Parity Securities) Parity Securities for the payment of accrued and unpaid dividends on Parity Securities for past dividend periods if and to the extent that, prior thereto or contemporaneously therewith, the Corporation shall declare and pay or set aside sufficient funds or shares of Series A Preferred Stock for the payment of Accumulated Dividends on the outstanding Series A Preferred Stock ratably in proportion to the respective dollar amounts of all Accumulated Dividends then payable on the outstanding Series A Preferred Stock and all such accrued and unpaid dividends then payable on such Parity Securities.

(b) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as provided in Section 2.2(d), shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (any such dividend, distribution, redemption, purchase or other acquisition being hereinafter referred to as a “Junior Securities Distribution”) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Securities) by the Corporation or any of its subsidiaries

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(except by conversion into or exchange for Junior Securities), unless in each case (i) all Accumulated Dividends on the outstanding Series A Preferred Stock and all accrued and unpaid dividends on any outstanding Parity Securities for all past dividend periods with respect to such Parity Securities shall have been paid or sufficient funds or, as applicable, shares of Series A Preferred Stock or (to the extent authorized in the instrument creating the applicable Parity Securities) Parity Securities set aside for the payment thereof and (ii) sufficient funds or shares of Series A Preferred Stock shall have been paid or set apart for the payment of Preferred Dividends for the current Dividend Period with respect to the Series A Preferred Stock and sufficient funds or (to the extent authorized in the instrument creating the applicable Parity Securities) Parity Securities shall have been paid or set aside for the payment of any dividends for the current dividend period with respect to such Parity Securities.

(c) No Preferred Dividends may be declared, made or paid or funds set apart for the payment of Preferred Dividends upon any outstanding share of Series A Preferred Stock with respect to any Dividend Period unless all dividends which are accrued and payable with respect to preceding dividend periods upon all outstanding Senior Securities shall have been declared and paid or sufficient funds for the payment thereof shall have been set apart for the payment of such dividends.

(d) Notwithstanding anything in this Section 2.2 or any other provision of this Certificate of Designation to the contrary, the Corporation shall have the power to (i) declare and pay dividends or make distributions on Parity Securities which are payable solely in additional Parity Securities or in Junior Securities and on Junior Securities which are payable solely in additional Junior Securities and (ii) redeem, purchase or otherwise acquire Junior Securities in exchange for Junior Securities and Parity Securities in exchange for Parity Securities or Junior Securities.

3. Ranking

3.1 Ranking

The Series A Preferred Stock shall, with respect to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation, rank as follows:

(a) senior to all classes of Common Stock and each other class of Capital Stock or series of preferred stock issued by the Corporation, which is established after the date of this Certificate of Designation, the terms of which do not expressly provide that such class or series shall rank senior to or on a parity with the Series A Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (each such other class or series, collectively with the Common Stock, referred to as “Junior Securities”);

(b) on a parity with the Series B Preferred Stock and the Series C Preferred Stock and each class of Capital Stock (other than classes of Common Stock) or series of preferred stock issued by the Corporation, which is established after the date of this Certificate of

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Designation, the terms of which expressly provide that such class or series shall rank on a parity with the Series A Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (the Series B Preferred Stock, the Series C Preferred Stock and each such other class or series collectively referred to as “Parity Securities”); and

(c) junior to each class of Capital Stock (other than classes of Common Stock) or series of preferred stock issued by the Corporation, which is established after the date of this Certificate of Designation, the terms of which expressly provide that such class or series shall rank senior to the Series A Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (collectively referred to as “Senior Securities”).

3.2 Reservation of Rights

Except as otherwise expressly provided in this Certificate of Designation, the Corporation shall have the right to amend the Certificate of Incorporation, file certificates of designation and otherwise authorize and issue any Junior Securities, Parity Securities or Senior Securities without restriction at any time and from time to time.

4. Conversion

4.1 Conversion Rights

(a) Each Holder of Series A Preferred Stock shall have the right, at its option, at any time and from time to time to convert, subject to the terms and provisions of this Section 4, any or all of such Holder’s shares of Series A Preferred Stock (including fractional shares) into a whole number of fully paid and non-assessable shares of Common Stock equal to the product of the number of shares of Series A Preferred Stock being so converted multiplied by the quotient of (i) the sum of (x) the Liquidation Preference plus (y) any Accumulated Dividends accrued with respect to such shares plus (z) any Current Period Dividends with respect to such shares accrued to, and not including, the Conversion Date (or such other date as is specified in Section 4.1(c)) divided by (ii) the Conversion Price then in effect, except that with respect to any share of Series A Preferred Stock which shall be called for redemption pursuant to Section 5, such conversion right shall terminate at the close of business on the Business Day immediately prior to the Redemption Date unless the Corporation shall default in making the payment due under Section 5 upon redemption of such share, in which case such right shall be exercisable at any time until the close of business on the Business Day immediately prior to the date on which such payment is made. If a Holder of Series A Preferred Stock shall exercise its conversion right pursuant to this Section 4 in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, such Holder, at its option, may condition the conversion of the Holder’s Series A Preferred Stock upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event such Series A Preferred Stock shall not be deemed to

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have been converted, and the Persons entitled to receive the Common Stock upon the conversion of such Series A Preferred Stock shall not be deemed to have received such Common Stock, until immediately prior to the closing of such sale of securities. Each share of Series A Preferred Stock issued after the Issue Date, including, without limitation, each share of Series A Preferred Stock issued as a Preferred Dividend pursuant to Section 2 and each share of Series A Preferred Stock issued pursuant to or as provided in the Executive Employment Agreements, shall, as of the date of issuance of such share, have the same Conversion Price as each share of Series A Preferred Stock outstanding immediately prior to such issuance.

(b) The conversion right of a Holder of Series A Preferred Stock shall be exercised by the surrender of such Holder’s certificates representing shares of Series A Preferred Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, to the Corporation or to the Transfer Agent accompanied by a Conversion Notice.

(i) Any such conversion shall be deemed to have been consummated immediately prior to the close of business on the Conversion Date (or such other date and time as is specified in Section 4.1(a), this Section 4.1(b)(i) or Section 4.1(c)), and as of such date each Holder converting Series A Preferred Stock shall be deemed to be the Holder of record of Common Stock issuable upon conversion of such Series A Preferred Stock notwithstanding that the share register of the Corporation may then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Person. Notwithstanding the foregoing, and solely for purposes of determining whether any share of Series A Preferred Stock subject to such conversion shall be deemed to be outstanding on any Dividend Payment Record Date and entitled to payment of Preferred Dividends pursuant to Section 2 on the related Dividend Payment Date, if the Corporation or the Transfer Agent receives a Conversion Notice relating to any such conversion on or after such Dividend Payment Record Date, such conversion shall be deemed solely for such purposes to have been consummated immediately prior to the close of business on such Dividend Payment Record Date.

(ii) Immediately prior to the close of business on any Conversion Date (or such other date and time as is specified in Section 4.1(a) or 4.1(c)), all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to continue to accrue Preferred Dividends and receive notices, shall terminate, except the rights of Holders thereof to (A) receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock have been converted and (B) exercise the rights to which such Holders are entitled as Holders of Common Stock.

(iii) As promptly as reasonably practicable after the Conversion Date, the Corporation shall issue and deliver to the Holder of the shares of Series A Preferred Stock so converted a certificate or certificates representing the number of whole shares of Common Stock into which such shares of Series A Preferred Stock shall have been converted.

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(iv) All shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall, upon issuance, be duly and validly issued, fully paid and non-assessable, free of all Liens and not subject to any preemptive rights.

(c) If the Conversion Date shall not be a Business Day or shall be a date of record referred to in Section 4.2(d), then such conversion right shall be deemed exercised on the next Business Day. Upon delivery of a Conversion Notice to the Corporation by a Holder of Series A Preferred Stock, the right of the Corporation to redeem the shares of Series A Preferred Stock specified in such Conversion Notice shall terminate, regardless of whether a Redemption Notice shall have been given pursuant to Section 5.3.

(d) Except as provided in Sections 4.1(a), 4.2 and 4.3, the Corporation shall make no adjustment or payment for, or have any other obligation with respect to, any Accumulated Dividends or Current Period Dividends accrued with respect to shares of Series A Preferred Stock in connection with or following the conversion of such shares.

(e) In the case of any conversion of fewer than all the shares of Series A Preferred Stock evidenced by a certificate, the Corporation, upon such conversion, shall execute and the Transfer Agent shall authenticate and deliver to the Holder thereof at such address designated by such Holder, at the expense of the Corporation, a new certificate or certificates representing the number of unconverted shares of Series A Preferred Stock. No fractional shares of Common Stock shall be issued upon the conversion of the Series A Preferred Stock. If the conversion of any shares of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock, the Corporation, in its sole discretion, may (i) round such fractional share up to the nearest whole share of Common Stock or (ii) in lieu thereof pay a cash adjustment in respect of such fractional share in an amount equal to such fractional share multiplied by the Closing Price per share of Common Stock on the Business Day next preceding the Conversion Date.

4.2 Adjustment of Conversion Price

In order to prevent dilution of the conversion rights granted under this Section 4, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 4.2. In the event that any adjustment of the Conversion Price as required herein results in a fraction of a cent, such Conversion Price shall be rounded up to the nearest cent.

(a) Except as otherwise provided in Section 4.2(c), if and whenever during the period beginning on the Issue Date and ending at the close of business on October 29, 2004 the Corporation issues or sells, or in accordance with Section 4.2(b) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (calculated as set forth in Section 4.2(b)) less than the Conversion Price in effect on the date of issuance or sale (or deemed issuance or sale) of such Common Stock (a “Dilutive Issuance”), then immediately upon such Dilutive Issuance, the Conversion Price shall be reduced to a price determined by multiplying the Conversion Price in effect immediately prior to such Dilutive

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Issuance by a fraction, (A) the numerator of which is an amount equal to the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 4.2(b), received or receivable by the Corporation upon such Dilutive Issuance divided by the Conversion Price in effect immediately prior to such Dilutive Issuance, and (B) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

(b) For purposes of determining the adjusted Conversion Price pursuant to Section 4.1(a), the following provisions shall be applicable:

(i) If the Corporation in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price in effect on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options shall, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii) If the Corporation in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options for which an adjustment of the Conversion Price is made pursuant to Section 4.2(b)(i)) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall, as of the date of the issuance of such Convertible

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Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 4.2, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(iii) If there is a change at any time in (A) the aggregate amount of additional consideration payable to the Corporation upon the exercise of any Options, (B) the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities or (C) the rate at which any Options or any Convertible Securities are exercisable for or convertible into or exchangeable for Common Stock (other than under or by reason of provisions in such Options or Convertible Securities designed to protect against dilution), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time if such Options or Convertible Securities still outstanding had provided for such changed additional consideration or changed rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold.

(iv) If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect shall be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination if such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof), had never been issued.

(v) If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Section 4.2 shall be the amount received by the Corporation therefor before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Corporation in connection with such issuance, grant or sale. In case any Common

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Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity which is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash shall be determined in good faith by the Board of Directors, whose determination, in the absence of manifest error, but subject to the following provisions of this Section 4.2(b)(v), shall be final and binding upon the Corporation and the Holders of the Series A Preferred Stock. So long as the Initial Holders and their Affiliates are the beneficial and record owners of at least a majority of the shares of Series A Preferred Stock then outstanding, the Corporation shall give prompt written notice to the Initial Holders that are Holders on the date of such notice of the determination of the Board of Directors with respect to the fair value of such consideration other than cash. If the Required Initial Holders object to such determination (whether or not in manifest error) by the Board of Directors of the fair value of such consideration by giving the Corporation written notice of such objection within ten Business Days after their receipt of the Corporation’s written notice of such determination, and such objection is not withdrawn, the Corporation shall retain, at the Corporation’s sole cost, an Independent Appraiser to determine the fair value of such consideration. The determination of such Independent Appraiser with respect to the fair value of such consideration, or, if the Corporation is not required to retain an Independent Appraiser pursuant to this Section 4.2(b)(v), but retains an Independent Appraiser pursuant to the Series B Certificate of Designation, the Series A Warrant Agreement or the Series B Warrant Agreement to determine the fair value of such consideration for purposes of the Series B Certificate of Designation, the Series A Warrant Agreement or the Series B Warrant Agreement, as the case may be, the determination of such other Independent Appraiser with respect to the fair value of such consideration, shall be final and binding upon the Corporation and the Holders of the Series A Preferred Stock. Any written notice required to be given by the Corporation or the Required Initial Holders pursuant to this Section 4.2(b)(v) shall be given in the manner, and with the effect, provided in Section 7.5(b).

(c) No adjustment of the Conversion Price shall be made pursuant to Section 4.2(a) or 4.2(b) upon the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of any of the following securities on or after the Issue Date:

(i) the Reorganization Common Stock;

(ii) the Merger Common Stock;

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(iii) the Series A Preferred Stock, including the Series A Preferred Stock issuable as Preferred Dividends pursuant to Section 2, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series A Preferred Stock;

(iv) any shares of Common Stock, Options or Convertible Securities issuable as a dividend or distribution on the Series A Preferred Stock in accordance with this Certificate of Designation, or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

(v) the Warrants or any shares of Common Stock or other securities issuable or payable upon exercise or conversion of the Warrants;

(vi) the Series B Preferred Stock, including the Series B Preferred Stock issuable as dividends on the Series B Preferred Stock, issuable pursuant to the Series B Certificate of Designation as in effect on the Certificate Amendment Date, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series B Preferred Stock pursuant to the Series B Certificate of Designation as in effect on the Certificate Amendment Date;

(vii) any shares of Common Stock, Options or Convertible Securities issuable as a dividend or distribution on the Series B Preferred Stock in accordance with the Series B Certificate of Designation as in effect on the Certificate Amendment Date, or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

(viii) any shares of Common Stock, Options or Convertible Securities issuable under (A) the Existing Benefit Plan as in effect on the Issue Date or (B) the Existing Benefit Plan as amended after the Issue Date and any Benefit Plan which becomes effective after the Issue Date, provided that any such amendment to the Existing Benefit Plan or the effectiveness of any such Benefit Plan is approved by the Board of Directors or by the compensation committee or other authorized committee of the Board of Directors (in either case with the affirmative vote or consent of the Initial Series A Directors or any directors who are thereafter elected by the Holders of the Series A Preferred Stock or appointed to the Board of Directors pursuant to Section 7.2, in each case whether or not serving on any such committee), or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

(ix) any shares of Common Stock issued or deemed to have been issued in a transaction for which an adjustment of the Conversion Price is required pursuant to Section 4.2(d); or

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(x) any shares of Common Stock, Options or Convertible Securities issued in connection with the acquisition of all or part of another business or company, whether by merger, consolidation or otherwise, which is approved by the Board of Directors or by an authorized committee of the Board of Directors (in either case with the affirmative vote or consent of the Initial Series A Directors or any directors who are thereafter elected by the Holders of the Series A Preferred Stock or appointed to the Board of Directors pursuant to Section 7.2, in each case whether or not serving on any such committee), any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities, or any shares of Common Stock, payment-in-kind securities or other securities issuable as a dividend or distribution on any such shares of Common Stock, Options or Convertible Securities.

(d) If a date of record should be fixed at any time, whether by the Corporation or by operation of law, for the subdivision (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) of the shares of Common Stock acquirable hereunder into a greater number of shares, or for the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, Convertible Securities or Options without payment of any consideration for the additional shares of Common Stock, Convertible Securities or Options (including the additional shares of Common Stock or Convertible Securities issuable upon conversion or exercise of such Options), then, as of such date of record, the Conversion Price in effect immediately prior to such date of record shall be proportionately reduced (with the number of shares of Common Stock or Convertible Securities issuable with respect to Options determined from time to time in the manner provided for deemed issuances or sales of Common Stock in Section 4.2(b)). If such subdivision of the shares of Common Stock or the payment of such dividend or distribution does not thereafter occur, the Conversion Price in effect shall be readjusted to the Conversion Price that would have been in effect if the date of record for such subdivision, dividend or distribution had never been fixed. If a date of record should be fixed at any time, whether by the Corporation or by operation of law, for the combination (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) of the shares of Common Stock acquirable hereunder into a smaller number of shares of Common Stock, then, as of such date of record, the Conversion Price in effect immediately prior to such date of record shall be proportionately increased. If such combination of the shares of Common Stock does not thereafter occur, the Conversion Price then in effect shall be readjusted to the Conversion Price that would have been in effect if the date of record for such combination had never been fixed.

(e) If an adjustment of the Conversion Price pursuant to Section 4.2(a), 4.2(b) or 4.2(d) shall become effective as of the record date or after the record date for the applicable Conversion Price Adjustment Event, but before the occurrence of such Conversion Price Adjustment Event, the Corporation may elect to defer, until after the occurrence of such Conversion Price Adjustment Event, (i) issuance to the Holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such Conversion Price Adjustment Event the additional shares of Common Stock issuable upon such conversion

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in excess of the number of shares issuable on the basis of the Conversion Price in effect immediately prior to such record date and (ii) payment to such Holder of any amount in cash in lieu of a fractional share of Common Stock. If the Initial Holders or any of their Affiliates shall be the beneficial and record owners of shares of Series A Preferred Stock as of the date of any such election, the Corporation shall give or cause to be given to the Initial Holders written notice of such election within five Business Days after the date of such election.

(f) After the occurrence of any Conversion Price Adjustment Event requiring adjustment of the Conversion Price, the Corporation shall give written notice thereof to the Holders of Series A Preferred Stock within ten Business Days following the occurrence of such Conversion Price Adjustment Event; provided that if an adjustment of the Conversion Price pursuant to Section 4.2(a), 4.2(b) or 4.2(d) shall become effective as of the record date or after the record date for such Conversion Price Adjustment Event, but before the occurrence of such Conversion Price Adjustment Event, the Corporation shall give such written notice within ten Business Days following such record date or subsequent date. Such notice shall state the Conversion Price and any change in the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock resulting from such Conversion Price Adjustment Event and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by an authorized officer of the Corporation. Notice of any Conversion Price Adjustment Event shall be deemed given to the Holders of Series A Preferred Stock (i) by the Corporation’s inclusion of the information specified in the second sentence of this Section 4.2(f) in the Corporation’s current report or next quarterly or annual report filed with the Securities and Exchange Commission pursuant to the Exchange Act, or (ii) at the option of the Corporation, by the Corporation’s mailing to such Holders of a written notice containing such information, in each case within the period specified in the first sentence of this Section 4.2(f).

(g) Anything in Section 4.2 to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment of the Conversion Price unless and until the net effect of one or more adjustments required hereunder (each of which shall be carried forward until counted toward adjustment), determined as provided therein, shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least 1%, such change of the Conversion Price shall thereupon be given effect.

4.3 Fundamental Changes

Upon the occurrence of a Fundamental Change, there shall be no adjustment of the Conversion Price and each share of Series A Preferred Stock then outstanding, without the consent of any Holder of Series A Preferred Stock (except as set forth in the last sentence of this Section 4.3), and subject to the Corporation’s optional redemption rights pursuant to Section 5.1(b), shall become convertible only into the kind and amount of shares of Capital Stock or other securities (of the Corporation or another issuer), cash or other property receivable upon such Fundamental Change by a Holder of the number of shares of Common Stock into

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which such share of Series A Preferred Stock could have been converted immediately prior to the effective date of such Fundamental Change assuming such Holder of Common Stock (x) is not a Person (or a Related Entity of a Person) with which the Corporation consolidated, into which the Corporation merged or which merged into the Corporation, or to or with which the applicable sale, conveyance, lease, exchange, transfer or other transaction constituting such Fundamental Change was effected, and (y) failed to exercise the Holder’s rights of election, if any, as to the kind or amount of Capital Stock or other securities, cash or other property receivable upon such Fundamental Change. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease, exchange or transfer, or otherwise so that any resulting or surviving corporation or any Transferee in connection with such Fundamental Change shall expressly assume the obligation to deliver, to the Holders of the Series A Preferred Stock, such shares of Capital Stock or other securities, cash or other property (i) upon conversion of the Series A Preferred Stock, if the Series A Preferred Stock shall remain outstanding following such Fundamental Change, or (ii) upon the consummation of such Fundamental Change or thereafter as provided in such effective provisions, if the Series A Preferred Stock shall not remain outstanding following such Fundamental Change. The provisions of this Section 4.3 similarly shall apply to successive Fundamental Changes. The provisions of this Section 4.3 shall be the sole right of Holders of Series A Preferred Stock in connection with any Fundamental Change, and such Holders shall have (i) no separate right to consent with respect to, and shall have no separate vote on, such Fundamental Change (except as expressly required by applicable law) and (ii) no other vote on such Fundamental Change (except as provided in Section 7.1).

4.4 Reservation of Common Stock

The Corporation at all times shall reserve and keep available for issuance upon the conversion of the Series A Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

4.5 Taxes and Other Charges

The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the converting Holder of shares of Series A Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the Holders of the shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or

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deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

5. Redemption of Series A Preferred Stock

5.1 Redemption at Option of the Corporation

(a) Except as provided in Section 5.1(b), shares of the Series A Preferred Stock may not be redeemed by the Corporation prior to the third anniversary of the Issue Date. On or after the third anniversary of the Issue Date, the Series A Preferred Stock may be redeemed for cash by the Corporation, at its option, at any time and from time to time, in whole or in part, at a redemption price per share (the “Optional Redemption Price”) equal to the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest.

(b) If a Fundamental Change occurs at any time prior to the third anniversary of the Issue Date, the Series A Preferred Stock may be redeemed for cash by the Corporation, at its option, at any time (including concurrently with the occurrence of such Fundamental Change) and from time to time, in whole or in part, at a redemption price per share (the “Fundamental Change Redemption Price”) equal to 110% of the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest.

(c) If fewer than all the outstanding shares of the Series A Preferred Stock shall be redeemed pursuant to Section 5.1(a) or 5.1(b), the number of shares to be redeemed shall be determined by the Board of Directors, consistent with the provisions of Section 5.1(a) or 5.1(b), and the shares to be redeemed shall be selected on a pro rata basis (with any fractional shares being rounded up to the nearest whole share). Notwithstanding the foregoing, consistent with the provisions of Section 5.1(a) or 5.1(b), the Corporation may redeem all, none or any amount greater or less than the pro rata portion of shares held by any Holder of fewer than 100 shares of Series A Preferred Stock as may be determined by the Board of Directors.

(d) Notwithstanding anything in this Section 5.1 to the contrary, for so long as the Initial Holders and their Affiliates are the beneficial and record owners of at least 50% of the shares of Series A Preferred Stock then outstanding, the Corporation shall not redeem or exercise its rights to redeem any shares of Series A Preferred Stock pursuant to this Section 5.1 without the prior written consent of the Initial Holders and their Affiliates owning beneficially and of record at least 50% of the shares of Series A Preferred Stock then outstanding unless the Corporation concurrently redeems, purchases or otherwise acquires a pro rata portion of each other class or series of Parity Securities outstanding at such time, which pro rata portion shall be calculated based on the aggregate redemption, purchase or other acquisition price which would

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be payable to the Holders of the Series A Preferred Stock and the holders of each such class or series of Parity Securities to redeem the total number of shares of the Series A Preferred Stock and each such class or series of Parity Securities then outstanding.

5.2 Mandatory Redemption

(a) Subject to the second sentence of this Section 5.2(a), the Corporation shall redeem for cash all outstanding shares of Series A Preferred Stock, if any, on October 29, 2012, at a redemption price per share (the “Mandatory Redemption Price”) equal to the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest. Notwithstanding anything in this Section 5.2 to the contrary, for so long as the Initial Holders and their Affiliates are the beneficial and record owners of at least 50% of the shares of Series A Preferred Stock then outstanding, the Corporation shall not redeem any shares of Series A Preferred Stock pursuant to this Section 5.2 without the prior written consent of the Initial Holders and their Affiliates owning beneficially and of record at least 50% of the shares of Series A Preferred Stock then outstanding unless the Corporation concurrently redeems, purchases or otherwise acquires a pro rata portion of each other class or series of Parity Securities outstanding at such time, which pro rata portion shall be calculated based on the aggregate redemption, purchase or other acquisition price which would be payable to the Holders of the Series A Preferred Stock and the holders of each such class or series of Parity Securities to redeem the total number of shares of the Series A Preferred Stock and each such class or series of Parity Securities then outstanding.

(b) If the funds of the Corporation legally available for redemption of shares on the Redemption Date are insufficient to redeem on such date all outstanding shares of the Series A Preferred Stock pursuant to this Section 5.2, the Series B Preferred Stock pursuant to the Series B Certificate of Designation and the Series C Preferred Stock pursuant to the Series C Certificate of Designation, the Corporation shall use those funds that are legally available therefor to redeem the maximum possible number of such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock ratably among the Holders of such shares such that each Holder of Series A Preferred Stock, each Holder of Series B Preferred Stock and each Holder of Series C Preferred Stock shall be entitled to receive such Holder’s pro rata share of such legally available funds based on the aggregate redemption price which would be payable to the Holders of the Series A Preferred Stock pursuant to this Section 5.2, to the Holders of the Series B Preferred Stock pursuant to the Series B Certificate of Designation and to the Holders of the Series C Preferred Stock pursuant to the Series C Certificate of Designation to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in this Certificate of Designation. At any time and from time to time after October 29, 2012 when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Corporation shall promptly use such funds to redeem the balance of the shares of Series A Preferred Stock, Series B Preferred Stock

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and Series C Preferred Stock, on a pro rata basis as aforesaid, that the Corporation is obligated to redeem pursuant to this Section 5.2, the Series B Certificate of Designation or the Series C Certificate of Designation, as the case may be, but that it has not redeemed. If and for so long as any mandatory redemption obligation with respect to shares of Series A Preferred Stock under this Section 5.2 has not been discharged, the Corporation shall not, and shall cause its subsidiaries not to, (i) redeem, purchase or otherwise acquire for any consideration any Parity Securities or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities, except as provided in this Section 5.2(b), or (ii) declare or make any Junior Securities Distribution (including, without limitation, any redemption, purchase or other acquisition of any Junior Securities for any consideration) or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

5.3 Redemption Procedures

(a) If the Corporation shall redeem shares of the Series A Preferred Stock pursuant to Section 5.1 or 5.2:

(i) In the case of a redemption pursuant to Section 5.1(a) or 5.2(a), the Corporation shall send a Redemption Notice to the Holders of Series A Preferred Stock not less than 30 days nor more than 60 days prior to the Redemption Date, and in the case of a redemption pursuant to Section 5.1(b) in connection with a Fundamental Change, not less than 15 days prior to such Fundamental Change. Neither the failure to give a Redemption Notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Preferred Stock to be redeemed, except as to any Holder to whom the Corporation has failed to give such Redemption Notice or except as to any Holder whose Redemption Notice was materially defective.

(ii) On or before any Redemption Date, each Holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Series A Preferred Stock (properly endorsed or assigned, or transferred, if the Corporation shall so require and the Redemption Notice shall so state) to the Corporation or the Redemption Agent (if appointed) in the manner and at the place designated in the Redemption Notice.

(iii) On the Redemption Date, the Corporation or the Redemption Agent, as applicable, shall pay the full Redemption Price in cash to the Holder whose name appears on such certificate or certificates as the owner thereof.

(iv) The shares of Series A Preferred Stock represented by each certificate to be surrendered shall no longer be deemed outstanding and shall be automatically (and without any further action of the Corporation or the Holder) canceled as of the Redemption Date (unless the Corporation shall be in default of the payment of the Redemption Price) whether or not certificates for such shares are returned to the Corporation, and shall be retired as provided in Section 9.1.

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(v) If fewer than all the shares of Series A Preferred Stock represented by any certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the Holder thereof. Upon such redemption, the Corporation shall execute and the Transfer Agent shall authenticate and deliver such new certificate to the Holder thereof at such address designated by such Holder. If any unredeemed share would be a fractional share, the Corporation, in its sole discretion, may either issue such fractional share to such Holder or in lieu thereof pay to such Holder a cash adjustment for such fractional share based on the Redemption Price.

(b) If a Redemption Notice shall have been given as provided in Section 5.3(a), and except as otherwise expressly provided in this Certificate of Designation, all rights (excluding the right to receive the Redemption Price) of the Holders of shares of Series A Preferred Stock so called for redemption shall cease either (i) from and after the Redemption Date (unless the Corporation shall default in the payment of the Redemption Price, in which case such rights shall not terminate at the Redemption Date) or (ii) if the Corporation shall so elect and state in the Redemption Notice, from and after the time and date (which date shall be the Redemption Date or an earlier date not less than 15 days after the date of mailing of the Redemption Notice) on which the Corporation shall irrevocably deposit in trust for the Holders of the shares to be redeemed with a designated Redemption Agent as paying agent funds in an amount sufficient to pay the Redemption Price at the office of such paying agent on the Redemption Date. Any funds so deposited with such Redemption Agent that shall not be required for such redemption shall be returned to the Corporation forthwith. Subject to applicable escheat laws, any funds so set aside by the Corporation and unclaimed at the end of one year after the Redemption Date shall revert to the general funds of the Corporation, after which reversion the Holders of the shares of Series A Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of the Redemption Price, without interest. Any interest accrued on funds held by the Redemption Agent shall be paid to the Corporation from time to time.

(c) Except as provided in Sections 5.1(a), 5.1(b) and 5.2(a), the Corporation shall make no adjustment or payment for, or have any other obligation with respect to, any Accumulated Dividends or Current Period Dividends accrued with respect to shares of Series A Preferred Stock in connection with or following the redemption of such shares.

(d) No shares of Series A Preferred Stock may be redeemed by the Corporation except with funds legally available for the payment of the Redemption Price.

(e) As provided in Section 4.1(a), and notwithstanding anything in this Certificate of Designation to the contrary, each Holder of shares of Series A Preferred Stock which shall be called for redemption pursuant to this Section 5 shall have the right, which shall be exercisable at any time up to the close of business on the Business Day immediately prior to

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the Redemption Date, to convert all or any portion of such shares into shares of Common Stock pursuant to Section 4, unless the Corporation shall default in making the payment due under this Section 5 upon redemption of such shares, in which case such right shall be exercisable at any time until the close of business on the Business Day immediately prior to the date on which such payment is made.

6. Liquidation Preference

6.1 Liquidation Preference

Upon the occurrence of any Liquidation Event, after payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the Holders of the Series A Preferred Stock shall be entitled to receive an amount per share of Series A Preferred Stock in cash equal to the greater of (x) the sum of (A) the Liquidation Preference per share, (B) any Accumulated Dividends accrued with respect to such share and (C) any Current Period Dividends with respect to such share accrued to, but not including, the date of such Liquidation Event or (y) the aggregate amount that would have been received with respect to the shares of Common Stock such Holders would have received, assuming the shares of Series A Preferred Stock had been converted into Common Stock pursuant to Section 4 immediately prior to the date of such Liquidation Event.

6.2 Distribution on Parity Securities

If, upon any Liquidation Event, the amounts payable with respect to the Series A Preferred Stock pursuant to Section 6.1 and such amounts payable on all other Parity Securities are not paid in full, the Holders of the Series A Preferred Stock and the holders of such Parity Securities shall share pro rata in the assets of the Corporation available for distribution in proportion to the full distribution thereof to which each is entitled.

6.3 Distribution of Remaining Assets

After payment of the full amount to which Holders of the Series A Preferred Stock are entitled pursuant to Section 6.1 upon any Liquidation Event, Holders of the Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

6.4 Effect of Certain Transactions

Neither the sale, conveyance, lease, exchange or transfer of all or substantially all of the assets of the Corporation (for Capital Stock or other securities, cash or other consideration) nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a Liquidation Event for purposes of this Certificate of Designation.

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7. Voting Rights

7.1 “As Converted” Voting Rights

The voting rights and related notice rights of Holders of the Series A Preferred Stock set forth in this Section 7.1 are subject to, and qualified to the extent provided by, Section 7.2, applicable law or regulation, and the NASDAQ Marketplace Rules (if applicable) or the rules, regulations, interpretations and practices of any securities exchange on which the Common Stock is traded, as determined by the Board of Directors. The Holders of the Series A Preferred Stock shall be entitled to vote on all matters on which the Holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the Holders of Common Stock, voting together with the Holders of Common Stock as a single class. For this purpose, the Holders of the Series A Preferred Stock shall be given notice of any meeting of stockholders of which the Holders of Common Stock are given notice in accordance with the bylaws of the Corporation. With respect to any matter on which the Holders of the Series A Preferred Stock shall be entitled to vote together with the Holders of Common Stock as a single class as provided in this Section 7.1, each Holder of the Series A Preferred Stock shall have a number of votes per share of the Series A Preferred Stock held of record by such Holder (on the record date for the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the effective date of any consent, if such matter is subject to a consent of the stockholders without a meeting of stockholders), equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible pursuant to Section 4 immediately after the close of business on such record date or effective date, as the case may be.

7.2 Election of Directors

(a) At and after the first annual meeting of the Corporation’s stockholders following the effective date of the Plan, and otherwise in accordance herewith, from the Issue Date until the first record date for determining stockholders entitled to vote upon or consent to the election of directors to the Board of Directors on which less than 66 2/3% of the shares of Series A Preferred Stock issued by the Corporation (whether sold by the Corporation or issued as a Preferred Dividend or otherwise and subject to adjustment to reflect any subdivision or combination of the Corporation’s outstanding Capital Stock) remain outstanding, the Holders of the Series A Preferred Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect two directors to serve on the Board of Directors. From the first record date for determining stockholders entitled to vote upon or consent to the election of directors to the Board of Directors on which less than 66 2/3%, but more than 33 1/3%, of the shares of Series A Preferred Stock issued by the Corporation (whether sold by the Corporation or issued as a Preferred Dividend and subject to adjustment to reflect any subdivision or combination of the Corporation’s outstanding Capital Stock) remain outstanding, the Holders of the Series A Preferred Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect one director to serve on the Board of Directors. From and after the first record date for determining stockholders entitled to vote upon or consent to the election of directors to the Board of Directors on which 33 1/3% or fewer shares of Series A Preferred Stock issued by the

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Corporation (whether sold by the Corporation or issued as a Preferred Dividend and subject to adjustment to reflect any subdivision or combination of the Corporation’s outstanding Capital Stock) remain outstanding (the “Single Class Voting Date”), the Holders of the Series A Preferred Stock shall be entitled to vote on the election of directors, in the same manner and with the same effect as the Holders of Common Stock, voting together with the Holders of Common Stock as a single class in the manner provided in Section 7.1. Except as provided in this Section 7.2(a), the Holders of the Series A Preferred Stock shall not be entitled to vote in the election of any directors to serve on the Board of Directors.

(b) At any meeting held prior to the Single Class Voting Date at which the stockholders of the Corporation are entitled to vote upon the election of directors, the presence in person or by proxy of the Holders of shares representing more than 50% of the voting power of the shares of Series A Preferred Stock outstanding on the record date for such meeting shall be required to constitute a quorum of such class for the election of directors by such class.

(c) Any Initial Series A Director and any director who is thereafter elected to the Board of Directors by the Holders of the Series A Preferred Stock prior to the Single Class Voting Date shall hold office until the earlier of (i) the time which is immediately after the next meeting of stockholders at which directors elected by the Holders of the Series A Preferred Stock, voting as a separate class, exclusive of all other stockholders, are elected and (ii) such time as the Holders of the Series A Preferred Stock shall no longer be entitled hereunder, voting as a separate class, exclusive of all other stockholders, to elect directors to serve on the Board of Directors, and any vacancy in respect of any Initial Series A Director or any such other director that is filled prior to the Single Class Voting Date shall be filled only by vote of the remaining Initial Series A Director or the remaining director so elected by Holders of the Series A Preferred Stock, or if there shall be no such remaining Initial Series A Director or other director, by consent of the Holders of Series A Preferred Stock, or at a special meeting of the Holders of the Series A Preferred Stock duly called, or, if no such special meeting is called, at the next annual meeting of stockholders. Except as otherwise and to the extent provided by applicable law or regulation or by the NASDAQ Marketplace Rules (if applicable) or the rules, regulations, interpretations and practices of any securities exchange on which the Common Stock is traded, in connection with any consent of Holders of Series A Preferred Stock, the consent thereby of Holders of shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock shall be sufficient to approve or take action upon the matters contained therein.

(d) Prior to the Single Class Voting Date, a proper officer of the Corporation may call a special meeting of the Holders of shares of Series A Preferred Stock and, upon the written request of Holders of shares representing at least 25% of the voting power of the then outstanding shares of Series A Preferred Stock addressed and delivered to the Secretary of the Corporation, shall call a special meeting of the Holders of shares of Series A Preferred Stock or solicit a consent of such Holders. Such consent shall be sent by the Corporation to the Holders of shares of Series A Preferred Stock entitled to vote on the election of directors to the Board of Directors not later than 20 Business Days (or two Business Days, if the Initial Holders and their

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Affiliates are the beneficial and record owners of at least 50% of the shares of Series A Preferred Stock then outstanding) following such written request. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 7.2(d), if the Initial Holders and their Affiliates are not the beneficial and record owners of at least 50% of the shares of Series A Preferred Stock then outstanding, no consent shall be solicited and no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders, in which such case the election of directors pursuant to Section 7.2 shall be held at such annual meeting of stockholders. The provisions of the Corporation’s bylaws regarding nominations of directors by stockholders of the Corporation shall not apply to nominations of directors by Holders of Series A Preferred Stock pursuant to this Section 7.2.

(e) Any Initial Series A Director or any director who is thereafter elected to the Board of Directors by the Holders of the Series A Preferred Stock or appointed by any Initial Series A Director or any director or directors elected by the Holders of Series A Preferred Stock, in each case prior to the Single Class Voting Date, may be removed during such director’s term of office, either with or without cause, prior to the Single Class Voting Date by the affirmative vote of Holders of shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock entitled to vote, given either at a meeting of such Holders duly called for that purpose or pursuant to a consent of such Holders without a meeting, and any vacancy created by such removal that is filled prior to the Single Class Voting Date may be filled only in the manner provided in this Section 7.2.

7.3 Approval of Certain Matters

(a) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation to alter or change the powers, preferences or special rights of shares of Series A Preferred Stock (whether by merger, consolidation, business combination, other extraordinary corporate transaction or otherwise) so as to affect them adversely, or, (ii) other than as provided in Section 2.2(a), 4.1, 4.2, 4.3, 5 or 6.1, change the Series A Preferred Stock into any other securities, cash or other property, in the case of each of clauses (i) and (ii), without the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series A Preferred Stock called for such purpose; provided that any such amendment of this Certificate of Designation that changes any dividend or other amount payable on, or the liquidation preference of, the Series A Preferred Stock shall require the affirmative vote or consent of Holders of the shares representing at least 66 2/3% of the voting power of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by

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means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series A Preferred Stock called for such purpose.

(b) So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not authorize or issue, or increase the authorized amount of, any Parity Securities, including any additional shares of Series A Preferred Stock (other than (i) shares of Series A Preferred Stock or other securities issuable or payable as Preferred Dividends on the Series A Preferred Stock and shares of Series A Preferred Stock issuable after the Issue Date pursuant to or as provided in the Executive Employment Agreements or in connection with a stock split or similar transaction, in each case pursuant to this Certificate of Designation, (ii) shares of Series B Preferred Stock or other securities issuable or payable as dividends on the Series B Preferred Stock and shares of Series B Preferred Stock issuable after the Issue Date pursuant to or as provided in the Merger Agreement and the Executive Employment Agreements or in connection with a stock split or similar transaction, in each case pursuant to the Series B Certificate of Designation as in effect on the Certificate Amendment Date, and (iii) shares of Series C Preferred Stock issuable after the Issue Date upon the exercise or conversion of the Series D Warrants or in connection with a stock split or similar transaction and shares of Series C Preferred Stock or other securities issuable or payable as dividends on the Series C Preferred Stock, in each case pursuant to the Series C Certificate of Designation), or any Senior Securities, or any security convertible into or exchangeable for any such Parity or Senior Securities (other than the Series D Warrants), without the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series A Preferred Stock called for such purpose.

(c) The consent or votes required in Sections 7.3(a) and 7.3(b) shall be in addition to any consent or approval of Holders of the Series A Preferred Stock which may be required by law or pursuant to any provision of the Certificate of Incorporation.

7.4 Other Voting Rights

In exercising the voting rights set forth in this Section 7, each share of Series A Preferred Stock shall have one vote per share except as otherwise expressly provided for in this Certificate of Designation. Except as otherwise required by applicable law or as set forth in this Certificate of Designation, the shares of Series A Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the vote or consent of the holders of the Series A Preferred Stock shall not be required for the taking of any corporate action.

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7.5 Notices; Notices of Record Date

(a) So long as the Initial Holders and their Affiliates are the beneficial and record owners of at least 50% of the shares of Series A Preferred Stock then outstanding, in the event of:

(i) any taking by the Corporation of a record of the holders of any class of securities of the Corporation for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock of any class or any other securities or property, or to receive any other right, other than, in each case, (A) a regular quarterly or other periodic dividend publicly announced by the Corporation or provided for in the instrument governing such class of securities (including, without limitation, Preferred Dividends payable on the Series A Preferred Stock pursuant to Section 2, dividends payable on the Series B Preferred Stock pursuant to the Series B Certificate of Designation as in effect on or prior to the Certificate Amendment Date and dividends payable on the Series C Preferred Stock pursuant to the Series C Certificate of Designation), (B) any other issuance of Series A Preferred Stock after the Issue Date pursuant to this Certificate, any other issuance of Series B Preferred Stock after the Issue Date pursuant to the Series B Certificate of Designation as in effect on or prior to the Certificate Amendment Date and any other issuance of Series C Preferred Stock after the Issue Date pursuant to the Series C Certificate of Designation or (C) a regular quarterly or other periodic payment of interest in cash or securities on, or such payment of interest effectuated by an increase in the amount of, any issue of the Corporation’s indebtedness in accordance with the instrument governing such indebtedness, or

(ii) the proposed filing of a certificate of dissolution in connection with any Liquidation Event,

then and in each such event the Corporation shall give or cause to be given to each Holder of the Series A Preferred Stock a written notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right or the date on which the filing of such certificate of dissolution is expected to be effected, as the case may be, and (ii) the date, if any, that is to be fixed, on which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such event. Such notice shall be given at least 20 days prior to the date specified in such notice on which such event, action or record is to be taken or on which the filing of such certificate of dissolution is expected to be effected. Any failure by the Corporation to provide any such notice required by this Section 7.5(a) shall not affect the validity of any event, action or record required to be specified in such notice.

(b) Without limiting the generality of Section 7.5(a), any notice required by Section 7.5(a) to be given to the Holders of shares of Series A Preferred Stock shall be deemed

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delivered (i) upon personal delivery to the Holder to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient and, if not, then on the next Business Day, (iii) five days after having been deposited into the U.S. mails or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices required by Section 7.5(a) shall be sent to each Holder at such Holder’s address appearing on the stock register of the Corporation.

7.6 Amendment of Certificate of Designation

So long as the Initial Holders and their Affiliates are the beneficial and record owners of at least a majority of the shares of Series A Preferred Stock then outstanding, in addition to any vote required by law or the Certificate of Incorporation (including this Certificate of Designation), the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series A Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series A Preferred Stock called for such purpose shall be required to amend the Series B Certificate of Designation and the Series C Certificate of Designation; provided that such vote or consent shall not be required with respect to any proposed amendment of the Series B Certificate of Designation or the Series C Certificate of Designation (any such proposed amendment, the “Proposed Amendment”) if the Corporation shall previously have complied with the following provisions of this Section 7.6 with respect to such Proposed Amendment. If the Initial Holders and their Affiliates are the beneficial and record owners of at least a majority of the shares of Series A Preferred Stock then outstanding, and the Board of Directors shall determine that the Corporation will not seek the affirmative vote or consent of the Holders of the Series A Preferred Stock with respect to a Proposed Amendment pursuant to this Section 7.6 prior to submitting such Proposed Amendment to the Holders of the Series B Preferred Stock or the Holders of the Series C Preferred Stock, as the case may be, for approval, the Corporation shall give written notice of such Proposed Amendment (which shall include the text thereof) to the Initial Holders that are Holders on the date of such notice. If, within ten Business Days after the Corporation shall have given such written notice to such Initial Holders, the Required Initial Holders shall give written notice to the Corporation that the Required Initial Holders seek to have this Certificate of Designation amended in a manner substantially similar to such Proposed Amendment, the Board of Directors, in addition to approving such Proposed Amendment, shall approve, declare advisable and submit to the Holders of the Series A Preferred Stock for approval such a substantially similar amendment to this Certificate of Designation. If, within the period of ten Business Days described in the immediately preceding sentence, the Required Initial Holders do not provide such written notice to the Corporation that the Required Initial Holders seek to have this Certificate of Designation so amended, or, if the Required Initial Holders do so notify the Corporation, but the Holders of the Series A Preferred Stock do not approve or consent to such a substantially similar amendment to this Certificate of Designation, the Corporation shall be deemed to have complied with this Section 7.6 with respect to such Proposed Amendment and the Holders of the Series A Preferred Stock shall have no right to vote upon or consent to such Proposed Amendment

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pursuant to this Section 7.6. Any substantially similar amendment to this Certificate of Designation approved or consented to pursuant to this Section 7.6 shall become effective or nearly as practicable concurrently with, or immediately prior to, the effectiveness of the Proposed Amendment. In no event shall the failure of the Required Initial Holders to seek to have this Certificate of Designation amended in a manner substantially similar to any Proposed Amendment affect the applicability of this Section 7.6 with respect to any subsequent Proposed Amendment. Any written notice required to be given by the Corporation or the Required Initial Holders pursuant to this Section 7.6 shall be given in the manner, and with the effect, provided in Section 7.5(b).

8. Certain Definitions

Set forth below are the meanings assigned to certain defined terms used in this Certificate of Designation.

8.1 “Accumulated Dividends,” with respect to a share of Series A Preferred Stock, on any date of determination, means all Preferred Dividends that have accrued with respect of such share pursuant to Section 2.1(a) as of the Dividend Payment Date on or immediately preceding such date of determination, but which have not been paid. The Accumulated Dividends accrued with respect to any share of Series A Preferred Stock shall be reduced by the amount of any Preferred Dividends specified above which are actually paid with respect of such share as provided in Section 2.1(c).

8.2 “Affiliate” has the same meaning as in Rule 12b-2 under the Exchange Act.

8.3 “Annual Dividend Rate” has the meaning specified in Section 2.1(a).

8.4 “Beneficial owner” or “beneficially own” has the same meaning as in Rule 13d-3 under the Exchange Act.

8.5 “Benefit Plan” means any stock option, restricted stock, stock incentive, deferred compensation, profit sharing, defined benefit or other benefit plan of the Corporation or any of its subsidiaries.

8.6 “Board of Directors” means the board of directors of the Corporation.

8.7 “Business Day” means any day other than a Saturday, a Sunday or any day on which banking institutions in The City of New York or the State of Georgia or at a place payment is to be received are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

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8.8 “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

8.9 “Certificate Amendment Date” means the date on which this Amended Certificate of Designation shall become effective under the General Corporation Law of the State of Delaware.

8.10 “Certificate of Incorporation” means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

8.11 “Closing Price” means, with respect to the Common Stock, on any date, (i) the last sales price on the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board or the principal securities exchange or other securities market on which the Common Stock is then traded, or (ii) if the Common Stock is so traded, but not so reported, the average of the last bid and ask prices, as those prices are reported on the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board or the principal securities exchange or other securities market on which the Common Stock is then traded, or (iii) if the Common Stock is not listed or authorized for trading on the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board or any securities exchange or comparable securities market, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors for that purpose. If the Common Stock is not listed and traded in any manner such that the prices and quotations referred to above are available for the period required hereunder, the Closing Price per share shall be deemed to be the fair value per share of Common Stock as determined by the Board of Directors.

8.12 “Common Stock” means the Corporation’s authorized Common Stock.

8.13 “Common Stock Deemed Outstanding” means, on any date of determination, the number of shares of Common Stock actually outstanding, plus the maximum total number of shares of Common Stock issuable as of such date of determination upon the exercise of any then outstanding Options (including, without limitation, the Warrants and any Options outstanding under the Existing Benefit Plan or any other Benefit Plan) or issuable as of such date of determination upon conversion or exchange of any then outstanding Convertible Securities (including, without limitation, the Series A Preferred Stock and the Series B Preferred Stock), whether or not such Options or Convertible Securities are actually exercisable, convertible or exchangeable at such time, without duplication.

8.14 “Conversion Date” means the date the Corporation or the Transfer Agent receives the Conversion Notice.

8.15 “Conversion Notice” means a written notice given by a Holder of Series A Preferred Stock to the Corporation pursuant to Section 4.1(b) stating that such Holder elects to

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convert all or a portion of such Holder’s shares of Series A Preferred Stock represented by certificates delivered to the Corporation or the Transfer Agent contemporaneously with such written notice. The Conversion Notice shall be in substantially the form of Exhibit A hereto.

8.16 “Conversion Price” means $5.7143 per share of Common Stock as of the Issue Date, subject to adjustment as provided in Section 4.2.

8.17 “Conversion Price Adjustment Event” means any event specified in Section 4.2 resulting in an adjustment of the Conversion Price.

8.18 “Convertible Securities” has the meaning specified in Section 4.2(b).

8.19 “Corporation” means ITC^DeltaCom, Inc., a Delaware corporation organized and existing under the General Corporation Law of the State of Delaware.

8.20 “Current Period Dividends,” with respect to a share of Series A Preferred Stock, on any date of determination, means all Preferred Dividends that have accrued with respect of such share pursuant to Section 2 since the Dividend Payment Date immediately preceding such date of determination, but which have not been paid.

8.21 “Dilutive Issuance” has the meaning specified in Section 4.2(a).

8.22 “Dividend Payment Date” has the meaning specified in Section 2.1(a).

8.23 “Dividend Payment Record Date” has the meaning specified in Section 2.1(a).

8.24 “Dividend Period” has the meaning specified in Section 2.1(a).

8.25 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

8.26 “Executive Employment Agreements” means (i) the Employment Agreement, dated as of February 3, 2005, between the Corporation and Randall E. Curran, as amended from time to time (provided that no amendment to such Employment Agreement after the Certificate Amendment Date shall change the type or increase the amount of securities of the Corporation issuable thereunder), (ii) the Employment Agreement, dated as of February 21, 2005, between the Corporation and Richard E. Fish, Jr., as amended from time to time (provided that no amendment to such Employment Agreement after the Certificate Amendment Date shall change the type or increase of the amount of securities of the Corporation issuable thereunder), and (iii) the Employment Agreement, dated as of February 28, 2005, between the Corporation and James P. O’Brien, as amended from time to time (provided that no amendment to such Employment Agreement after the Certificate Amendment Date shall change the type or increase the amount of securities of the Corporation issuable thereunder).

8.27 “Existing Benefit Plan” means the ITC^DeltaCom, Inc. Stock Incentive Plan.

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8.28 “Fundamental Change” means any transaction or event, including, without limitation, any merger, consolidation, sale, conveyance, lease, exchange or transfer of assets, tender or exchange offer, reclassification (including any such reclassification in connection with a consolidation or merger in which the Corporation is the surviving corporation), capital reorganization, compulsory share exchange or liquidation, in each case in which all or substantially all outstanding shares of the Common Stock, or all or substantially all of the assets or the property of the Corporation, are converted into or exchanged for Capital Stock (of the Corporation or another issuer) or other securities, cash or other property.

8.29 “Fundamental Change Redemption Price” has the meaning specified in Section 5.1(b).

8.30 “Holder” means a Person in whose name shares of Capital Stock are registered on the stock register of the Corporation.

8.31 “Independent Appraiser” means an independent investment banking firm or independent public accounting firm, in each case of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

8.32 “Initial Holder” means (i) any Holder of shares of Series A Preferred Stock on the Issue Date and (ii) a maximum of one Affiliate of SCANA Communications Holdings, Inc. to which SCANA Communications Holdings, Inc. transfers shares of Series A Preferred Stock, provided that SCANA Communications Holdings, Inc. gives written notice to the Corporation in connection with such transfer that such Affiliate shall be considered an Initial Holder.

8.33 “Initial Series A Directors” means the two directors who are designated by the New Equity Investors for, and approved by, the Board of Directors under the Plan.

8.34 “Issue Date” means October 29, 2002.

8.35 “Junior Securities” has the meaning specified in Section 3.1(a).

8.36 “Junior Securities Distribution” has the meaning specified in Section 2.2(b).

8.37 “Liens” means liens and charges other than liens and charges arising under (i) any Purchase Agreement, (ii) any other agreement entered into between the Corporation and any Holder of the Series A Preferred Stock from time to time or (iii) any other agreement to which the Corporation is not a party.

8.38 “Liquidation Event” means a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

8.39 “Liquidation Preference” has the meaning specified in Section 1.1.

8.40 “Mandatory Redemption Price” has the meaning specified in Section 5.2(a).

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8.41 “Merger Agreement” means the Agreement and Plan of Merger, dated as of July 2, 2003, as amended from time to time, among the Corporation, BTI Telecom, Inc., 8DBC1 Corp., WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and certain individual investors and trusts listed on the signature pages thereto.

8.42 “Merger Common Stock” means the Common Stock issued by the Corporation pursuant to the Merger Agreement, so long as no such amendment after the Certificate Amendment Date shall increase the number of shares of Common Stock issuable pursuant thereto.

8.43 “NASDAQ Marketplace Rules” means the rules, regulations, interpretations and practices of the National Association of Securities Dealers, Inc. and The NASDAQ Stock Market, Inc. in effect from time to time and applicable to the Corporation.

8.44 “New Equity Investors” has the meaning set forth in the Plan.

8.45 “Optional Redemption Price” has the meaning specified in Section 5.1(a).

8.46 “Options” has the meaning specified in Section 4.2(b).

8.47 “Parity Securities” has the meaning specified in Section 3.1(b).

8.48 “Person” means any individual, corporation, partnership, joint venture, association, joint-stock issuer, interest, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

8.49 “Plan” means the Corporation’s plan of reorganization confirmed by order of the United States Bankruptcy Court for the District of Delaware entered on October 17, 2002 in In re ITC^DeltaCom, Inc. (Case No. 02-11848 (MFW)).

8.50 “Preferred Dividends” has the meaning specified in Section 2.1(a).

8.51 “Proposed Amendment” has the meaning specified in Section 7.6.

8.52 “Purchase Agreements” means (i) the Purchase Agreement, dated as of August 22, 2002, as amended from time to time, between the Corporation and SCANA Corporation and (ii) the Purchase Agreement, dated as of August 22, 2002, as amended from time to time, among the Corporation, ITC Holding Company, Inc., Campbell B. Lanier, III and the other Purchasers named therein.

8.53 “Redemption Agent” means that Person, if any, appointed by the Corporation to hold funds deposited by the Corporation in trust to pay to the Holders of shares of Series A Preferred Stock to be redeemed. Any Redemption Agent shall be (i) a national banking

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association or corporation organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial or District of Columbia authority, and having a combined capital and surplus of at least $50 million or (ii) an Affiliate of such a national banking association or corporation that customarily performs the duties of redemption agent for public securities issues.

8.54 “Redemption Date” means the date set forth in the Redemption Notice which is fixed for redemption of the shares of Series A Preferred Stock referred to therein.

8.55 “Redemption Notice” means that notice to be given by the Corporation to the Holders notifying the Holders as to the redemption, in whole or in part, of the Series A Preferred Stock pursuant to Section 5. The Redemption Notice shall include the following information:

(i) the Redemption Date and the time of day on such date;

(ii) the total number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder;

(iii) the Redemption Price;

(iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price;

(v) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and

(vi) the name of any bank or other financial institution, if any, performing the duties of Redemption Agent.

The Redemption Notice shall be given by first-class mail to each record Holder of the shares to be redeemed, at such Holder’s address as such address appears on the books of the Corporation.

8.56 “Redemption Price” means each of the Optional Redemption Price, the Fundamental Change Redemption Price and the Mandatory Redemption Price, as the case may be.

8.57 “Related Entity” means, with respect to any Person, (i) if such Person is an “ultimate parent entity,” as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder, each direct or indirect subsidiary of such Person and (ii) if such Person is not an “ultimate parent entity,” as defined in such Act and such regulations, each ultimate parent entity (as so defined) of such Person and each other Person which is a direct or indirect subsidiary of any such ultimate parent entity.

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8.58 “Reorganization Common Stock” means the Common Stock issued by the Corporation under or in connection with the Plan, including, without limitation, the Common Stock issued by the Corporation pursuant to the Purchase Agreements on the effective date of the Plan.

8.59 “Required Initial Holders” means, as of any date of determination, Initial Holders and their Affiliates that are the beneficial and record owners, as of such date of determination, of a majority of the shares of Series A Preferred Stock outstanding on such date of determination.

8.60 “Restricted Securities” means (i) the shares of Series A Preferred Stock issued and sold by the Corporation pursuant to or as provided in the Purchase Agreements and the Executive Employment Agreements, (ii) the shares of Series A Preferred Stock and other securities issued by the Corporation as Preferred Dividends on the shares of Series A Preferred Stock referred to in clause (i), and (iii) the shares of Common Stock and other securities issued by the Corporation upon the conversion of the shares of Series A Preferred Stock referred to in clauses (i) and (ii).

8.61 “Restricted Securities Legend” means the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS.

8.62 “Senior Securities” has the meaning specified in Section 3.1(c).

8.63 “Series A Preferred Stock” means the 8% Series A Convertible Redeemable Preferred Stock of the Corporation authorized in this Certificate of Designation.

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8.64 “Series A Warrant Agreement” means the Warrant Agreement, dated as of October 29, 2002, between the Corporation and Mellon Investor Services LLC, as Warrant Agent, as amended from time to time, so long as no amendment to such Warrant Agreement after the Certificate Amendment Date shall increase the number of warrants issuable pursuant thereto.

8.65 “Series B Certificate of Designation” means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series B Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof, as amended from time to time unless otherwise specified in this Certificate of Designation.

8.66 “Series B Preferred Stock” means the 8% Series B Convertible Redeemable Preferred Stock of the Corporation authorized in the Series B Certificate of Designation.

8.67 “Series B Warrant Agreement” means the Warrant Agreement, dated as of October 6 2003, between the Corporation and Mellon Investor Services LLC, as Warrant Agent, as amended from time to time, so long as no amendment to such Warrant Agreement after the Certificate Amendment Date shall increase the number of warrants issuable pursuant thereto.

8.68 “Series C Certificate of Designation” means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof, as amended from time to time.

8.69 “Series C Preferred Stock” means the 8% Series C Convertible Redeemable Preferred Stock of the Corporation authorized in the Series C Certificate of Designation.

8.70 “Series D Warrant Agreement” means the Warrant Agreement, dated as of July 26, 2005, between the Corporation and Mellon Investor Services LLC, as Warrant Agent, as amended from time to time, so long as no amendment to such Warrant Agreement after the Certificate Amendment Date shall increase the number of warrants issuable pursuant thereto.

8.71 “Series D Warrants” means the warrants to purchase Series C Preferred Stock and Common Stock issued by the Corporation pursuant to the Series D Warrant Agreement.

8.72 “Single Class Voting Date” has the meaning specified in Section 7.2(a).

8.73 “Transfer Agent” means the Person duly appointed by the Corporation in its sole discretion to serve as transfer agent for the Series A Preferred Stock. The Corporation may serve as Transfer Agent.

8.74 “Transferee” means any Person that acquires assets of the Corporation in connection with any sale, conveyance, lease, exchange or transfer of such assets by the Corporation to or with such Person.

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8.75 “Warrants” means (i) the warrants to purchase Common Stock issued by the Corporation pursuant to the Series A Warrant Agreement and (ii) the warrants to purchase Common Stock issued by the Corporation pursuant to the Series B Warrant Agreement; provided that the warrants referred to in each of clauses (i) and (ii) have the same exercise expiration date and (subject to adjustments pursuant to antidilution provisions of the Series A Warrant Agreement or the Series B Warrant Agreement, as the case may be) the same exercise price as the warrants issued pursuant to the Series A Warrant Agreement or the Series B Warrant Agreement, as the case may be, which are outstanding as of the Certificate Amendment Date.

9. Other Provisions

9.1 Status of Reacquired Shares

Shares of Series A Preferred Stock issued and redeemed or otherwise reacquired by the Corporation, including upon the conversion of such shares into Common Stock, shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, shall have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may, with any and all other authorized but unissued shares of preferred stock of the Corporation, be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

9.2 Book-Entry Registration

Notwithstanding any other provision of this Certificate of Designation, the Corporation shall have the right to have its Series A Preferred Stock registered in book-entry or other electronic form. In the event of such registration, to the extent permitted or required by the rules, regulations and practices of the applicable book-entry or other electronic system, or by other applicable law or regulation, the Series A Preferred Stock shall not be evidenced by physical stock certificates, and any actions required or permitted under this Certificate of Designation to be taken by the Corporation or any Holder of the Series A Preferred Stock with respect to such physical stock certificates shall, notwithstanding any other provision of this Certificate of Designation, be in compliance with this Certificate of Designation if taken in accordance with the rules, regulations and practices of the applicable book-entry or other electronic system and other applicable law or regulation.

9.3 Notices

All notices referred to in this Certificate of Designation shall, except as expressly provided herein, be deemed given in the manner and with the effect provided in the General Corporation Law of the State of Delaware.

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9.4 Transfer Restrictions

Unless the Corporation otherwise instructs the Transfer Agent, (i) all certificates representing the Restricted Securities, and all certificates issued upon division or combination of, or in substitution for, such certificates shall bear a legend substantially in the form of the Restricted Securities Legend and (ii) the Transfer Agent shall not register any attempted transfer of Restricted Securities that is not effected in compliance with the requirements set forth in the Restricted Securities Legend. Whenever the restrictions imposed by this Section 9.4 shall terminate as to any securities, the Holder thereof shall be entitled to receive from the Corporation new certificates representing such securities that do not bear the Restricted Securities Legend.

9.5 Beneficial Ownership

Upon request by the Corporation from time to time, each Initial Holder shall certify to the Corporation the number of shares of Series A Preferred Stock, if any, then beneficially owned by such Initial Holder and such Initial Holder’s Affiliates.

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EXHIBIT A

Form of Conversion Notice

Dated: [            ]

The undersigned is the holder of record of [            ]shares of the 8% Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of ITC^DeltaCom, Inc. (the “Corporation”). This Conversion Notice is provided pursuant to Section 4.1(b) of the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the “Certificate of Designation”). Capitalized terms not defined herein have the meanings given to such terms in the Certificate of Designation.

The undersigned hereby irrevocably elects to convert [            ]shares of Series A Preferred Stock represented by the enclosed certificate or certificates into shares of Common Stock at the Conversion Price per share of Common Stock provided by the Certificate of Designation. The undersigned requests that certificates representing such Common Stock be registered in the name or names of the Persons set forth below for the number of shares of Common Stock issuable upon conversion of the number of shares of Series A Preferred Stock set forth beside such Person’s name below:

Shares of Series A Preferred Stock	Name and Address	Taxpayer I.D. No./ Social Security No.

If the number of shares of Series A Preferred Stock that the undersigned is converting is fewer than all of the shares of Series A Preferred Stock represented by the enclosed certificate or certificates representing the Series A Preferred Stock converted hereby, the undersigned requests that new certificates representing the remaining shares of Series A Preferred Stock be registered in the name of the undersigned at the address set forth below:

A-1

Enclosed herewith are (1) written instruments of transfer, duly executed by the undersigned or the undersigned’s duly authorized legal representative, or in blank, and (2) transfer tax stamps or funds thereof, in each case, that are required pursuant to the Certificate of Designation.

Name:
Signature:
Address:

Telephone no.:
Facsimile no.:
Note:	The above signature should correspond exactly with the name on the face of the enclosed Series A Preferred Stock certificates

A-2

Appendix B

ITC^DELTACOM, INC.

AMENDED CERTIFICATE OF DESIGNATION OF THE POWERS,

PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND

OTHER SPECIAL RIGHTS OF 8% SERIES B CONVERTIBLE

REDEEMABLE PREFERRED STOCK AND QUALIFICATIONS,

LIMITATIONS AND RESTRICTIONS THEREOF

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

ITC^DeltaCom, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, does hereby certify as follows:

1. That by resolution of the Board of Directors of the Corporation (the “Board of Directors”) adopted on July 2, 2003, and by a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series B Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (this “Certificate of Designation”), filed in the office of the Secretary of State of the State of Delaware on October 6, 2003, the Corporation created, authorized and provided for the issuance of 1,200,000 shares of 8% Series B Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Corporation and established the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof.

2. This Amended Certificate of Designation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3. Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Corporation hereby amends and restates this Certificate of Designation in its entirety to read as follows:

1. Designation

1.1 Designation; Liquidation Preference

There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the 8% Series B Convertible Redeemable Preferred Stock (the “Series B Preferred Stock”). The number of shares constituting the Series B Preferred Stock shall be 1,200,000. The liquidation preference of the Series B Preferred Stock shall be $100.00 per share (the “Liquidation Preference”); provided that the Liquidation Preference shall be subject to equitable adjustment if and whenever there shall occur a stock split, combination, recapitalization, reorganization or reclassification of, or other similar event affecting, the Series B Preferred Stock.

1.2 Capitalized Terms

Certain capitalized terms used in this Certificate of Designation have the meanings assigned to them in Section 8.

2. Dividends

2.1 Payment of Preferred Dividends

(a) The Holders of shares of Series B Preferred Stock shall be entitled to receive with respect to each share of Series B Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (the “Preferred Dividends”) in an amount equal to the greater of (x) dividends at the rate of 8% per annum (the “Annual Dividend Rate”) of the sum of the Liquidation Preference plus the amount of any Accumulated Dividends accrued with respect to such share and (y) dividends (other than dividends in Common Stock payable in connection with a stock split, reclassification or subdivision of the Common Stock) that would have accrued with respect to such share of Series B Preferred Stock during the applicable Dividend Period if the Holder of such share had converted such share into Common Stock immediately prior to the record date of any dividend declared on the Common Stock in such Dividend Period. If any dividend declared on the Common Stock and referred to in clause (y) above is in a form other than cash, the value of such dividend for purposes of this Section 2.1(a) shall be determined in good faith by the Board of Directors, whose determination, in the absence of manifest error, but subject to Section 2.1(g), shall be final and binding upon the Corporation and the Holders of the Series B Preferred Stock. Any Preferred Dividend referred to in clause (y) above shall be deemed to have accrued with respect to a share of Series B Preferred Stock as of the last day of the applicable Dividend Period. Preferred Dividends on a share of Series B Preferred Stock shall accrue and shall be cumulative whether or not declared from the date of issue of such share of Series B Preferred Stock and shall be payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year (unless, solely with respect to Preferred Dividends payable in cash, such day is not a Business Day, in which event such Preferred Dividends shall be payable on the next succeeding Business Day) (each such date being a “Dividend Payment Date” and each such quarterly period being a “Dividend Period”), commencing on the Dividend Payment Date for the Dividend Period ending on December 31, 2003. Preferred Dividends declared by the Board of Directors which are paid in shares of Series B Preferred Stock shall be deemed paid as of April 1, July 1, October 1 or January 1, as the case may be, for all purposes of this Certificate of Designation even if any such date is not a Business Day. Preferred Dividends payable on any Dividend Payment Date shall be payable to the Holders of shares of Series B Preferred Stock as they appear on the stock register of the Corporation at the close of business on the corresponding Dividend Payment Record Date. As used herein, the term “Dividend Payment Record Date”

means, with respect to the Preferred Dividends payable on April 1, July 1, October 1 and January 1, respectively, of each year, the preceding March 15, June 15, September 15 and December 15 (unless such day is not a Business Day, in which event such Dividend Payment Record Date shall be the next succeeding Business Day), or such other date, not more than 60 days or less than ten days preceding the Dividend Payment Date, as shall be fixed as the record date by the Board of Directors.

(b) The dividend rate for Preferred Dividends payable in the amount specified in and pursuant to clause (x) of Section 2.1(a) with respect to each full Dividend Period shall be computed by dividing the Annual Dividend Rate by four. The dividend rate for such Preferred Dividends payable on the initial Dividend Payment Date after the Issue Date and with respect to any other period other than a full Dividend Period shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period with respect to which such Preferred Dividends are payable; provided, however, that if the initial Dividend Period with respect to any share of Series B Preferred Stock is shorter than a full Dividend Period, the dividend rate for a Preferred Dividend payable on such share on the Dividend Payment Date for such initial Dividend Period shall be computed at a rate which shall result in a cumulative dividend on such share for such initial Dividend Period equal to the amount which would have accrued on or been payable with respect to such share if such share had been outstanding on the first day of such initial Dividend Period. Except as otherwise provided in this Certificate of Designation, the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in addition to the Preferred Dividends as provided in this Section 2.1. No interest or sum of money or other property or securities in lieu of interest shall be payable in respect of any accumulated and unpaid Preferred Dividends.

(c) Accumulated Dividends may be declared and paid on any date, without reference to any regular Dividend Payment Date or Dividend Payment Record Date, to Holders of Series B Preferred Stock as they appear on the stock register of the Corporation at the close of business on the date fixed as the record date for such payment by the Board of Directors.

(d) Any Preferred Dividend payable in the amount specified in and pursuant to clause (x) of Section 2.1(a) may be paid, in the sole discretion of the Corporation, (i) in cash, (ii) in shares of Series B Preferred Stock or (iii) in a combination of cash and shares of Series B Preferred Stock. Any Preferred Dividend payable in the amount specified in and pursuant to clause (y) of Section 2.1(a) shall be payable in the same form as the dividend referred to in such clause (y) that has been declared on the Common Stock in the applicable Dividend Period. Each share of Series B Preferred Stock issued in payment of a Preferred Dividend shall be valued, solely for purposes of determining the number of shares of Series B Preferred Stock to be issued as a Preferred Dividend, at the Liquidation Preference thereof and shall, upon issuance, be duly and validly issued, fully paid and non-assessable, free of all Liens and not subject to preemptive rights. If any such Preferred Dividend would result in the issuance of a fractional share of Series B Preferred Stock, the Corporation, in its sole discretion, may either pay such fractional share or round such fractional share up to the nearest whole share of Series B Preferred Stock. Except to the extent otherwise required by the NASDAQ Marketplace Rules (if applicable) or the rules, regulations, interpretations and practices of the Transfer Agent or any securities exchange on which the Common Stock is traded, or by any other applicable law or regulation, (i) fractional shares of Series B Preferred Stock issued in payment of any Preferred Dividend shall be rounded up to the nearest one-ten thousandth (.0001) of a share, and (ii) any Preferred Dividend payable in cash shall be rounded up to the nearest cent.

(e) Payment of a Preferred Dividend in shares of Series B Preferred Stock to a Holder of the Series B Preferred Stock shall be made by delivering a certificate or certificates evidencing such shares, which shall be dated as of the applicable Dividend Payment Date, to such Holder after the applicable Dividend Payment Date at such Holder’s address as it shall appear on the stock register of the Corporation at the close of business on the Dividend Payment Record Date for such Dividend Payment Date.

(f) All Preferred Dividends shall be paid pro rata to the Holders of the Series B Preferred Stock entitled thereto.

(g) The Corporation shall give prompt written notice to the Required Initial Holders of the determination of the Board of Directors with respect to the value of any dividend declared on the Common Stock referred to in clause (y) of the first sentence of Section 2.1(a) that is in a form other than cash. If the Required Initial Holders object to such determination (whether or not in manifest error) by the Board of Directors of the value of such dividend by giving the Corporation written notice of such objection within ten Business Days after their receipt of the Corporation’s written notice of such determination, and such objection is not withdrawn, the Corporation shall retain, at the Corporation’s sole cost, an Independent Appraiser to determine the value of such dividend. The determination of such Independent Appraiser with respect to the value of such dividend, or, if the Corporation is not required to retain an Independent Appraiser pursuant to this Section 2.1(g), but retains an Independent Appraiser pursuant to the Series A Certificate of Designation or the Series C Certificate of Designation to determine the value of such dividend for purposes of the Series A Certificate of Designation or the Series C Certificate of Designation, as the case may be, the determination of such other Independent Appraiser with respect to the value of such dividend, shall be final and binding upon the Corporation and the Holders of the Series B Preferred Stock. Any written notice required to be given by the Corporation or the Required Initial Holders pursuant to this Section 2.1(g) shall be given in the manner, and with the effect, provided in Section 7.5(b).

2.2 Declaration of Dividends and Distributions

(a) So long as any shares of the Series B Preferred Stock are outstanding, (i) no dividends, except as provided in Section 2.2(d) and except as described in the last sentence of this Section 2.2(a), shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon any Parity Securities, nor (ii) shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Parity Securities) by the Corporation or any of its subsidiaries (except by conversion into or exchange for Parity Securities or Junior Securities), unless (x) in the case of clause (i) above, all Accumulated Dividends on the outstanding Series B Preferred Stock have been or contemporaneously are declared and paid or declared and sufficient funds or shares of Series B Preferred Stock for the payment thereof are set apart for such payment on or prior to the date of payment of such dividends or the making of such other distributions on such Parity Securities and (y) in the case of clause (ii) above, the Corporation shall contemporaneously redeem, purchase or otherwise acquire for consideration a pro rata portion of the Series B Preferred Stock then outstanding, which pro rata portion shall be calculated based on the aggregate redemption, purchase or other acquisition price which would be payable to the Holders of the Series B Preferred Stock and the holders of the class or series of Parity Securities being so redeemed, purchased or otherwise acquired to redeem the total number of shares of the Series B Preferred Stock and of each such class or series of Parity Securities then outstanding. Any redemption of Series B Preferred Stock in accordance with the immediately preceding sentence shall be deemed to be a redemption at the option of the Corporation and shall be subject to, and effected in accordance with, Sections 5.1 and 5.3. Notwithstanding the foregoing, if Accumulated Dividends are not paid in full or sufficient funds or shares of Series B Preferred Stock for the payment thereof are not set aside, as aforesaid, the Corporation may declare and pay or set aside sufficient funds or (to the extent authorized in the instrument creating the applicable Parity Securities) Parity Securities for the payment of accrued and unpaid dividends on Parity Securities for past dividend periods if and to the extent that, prior thereto or contemporaneously therewith, the Corporation shall declare and pay or set aside sufficient funds or shares of Series B Preferred Stock for the payment of Accumulated Dividends on the outstanding Series B Preferred Stock ratably in proportion to the respective dollar amounts of all Accumulated Dividends then payable on the outstanding Series B Preferred Stock and all such accrued and unpaid dividends then payable on such Parity Securities.

(b) So long as any shares of the Series B Preferred Stock are outstanding, no dividends, except as provided in Section 2.2(d), shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (any such dividend, distribution, redemption, purchase or other acquisition being hereinafter referred to as a “Junior Securities Distribution”) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Securities) by the Corporation or any of its subsidiaries (except by conversion into or exchange for Junior Securities), unless in each case (i) all Accumulated Dividends on the outstanding Series B Preferred Stock and all accrued and unpaid dividends on any outstanding Parity Securities for all past dividend periods with respect to such Parity Securities shall have been paid or sufficient funds or, as applicable, shares of Series B Preferred Stock or (to the extent authorized in the instrument creating the applicable Parity Securities) Parity Securities set aside for the payment thereof and (ii) sufficient funds or shares of Series B Preferred Stock shall have been paid or set apart for the payment of Preferred Dividends for the current Dividend Period with respect to the Series B Preferred Stock and sufficient funds or (to the extent authorized in the instrument creating the applicable Parity

Securities) Parity Securities shall have been paid or set aside for the payment of any dividends for the current dividend period with respect to such Parity Securities; provided that no Junior Securities other than Excluded Junior Securities shall be redeemed, purchased or otherwise acquired without the prior written consent of the Required Initial Holders.

(c) No Preferred Dividends may be declared, made or paid or funds set apart for the payment of Preferred Dividends upon any outstanding share of Series B Preferred Stock with respect to any Dividend Period unless all dividends which are accrued and payable with respect to preceding dividend periods upon all outstanding Senior Securities shall have been declared and paid or sufficient funds for the payment thereof shall have been set apart for the payment of such dividends.

(d) Notwithstanding anything in this Section 2.2 or any other provision of this Certificate of Designation to the contrary, the Corporation shall have the power to (i) declare and pay dividends or make distributions on Parity Securities which are payable solely in additional Parity Securities or in Junior Securities and on Junior Securities which are payable solely in additional Junior Securities and (ii) redeem, purchase or otherwise acquire Junior Securities in exchange for Junior Securities and Parity Securities in exchange for Parity Securities or Junior Securities.

3. Ranking

3.1 Ranking

The Series B Preferred Stock shall, with respect to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation, rank as follows:

(a) senior to all classes of Common Stock and each other class of Capital Stock or series of preferred stock issued by the Corporation, which is established after the date of this Certificate of Designation, the terms of which do not expressly provide that such class or series shall rank senior to or on a parity with the Series B Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (each such other class or series, collectively with the Common Stock, referred to as “Junior Securities”);

(b) on a parity with the Series A Preferred Stock and the Series C Preferred Stock and each class of Capital Stock (other than classes of Common Stock) or series of preferred stock issued by the Corporation, which is established after the date of this Certificate of Designation, the terms of which expressly provide that such class or series shall rank on a parity with the Series B Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (the Series A Preferred Stock, the Series C Preferred Stock and each such other class or series collectively referred to as “Parity Securities”); and

(c) junior to each class of Capital Stock (other than classes of Common Stock) or series of preferred stock issued by the Corporation, which is established after the date of this Certificate of Designation, the terms of which expressly provide that such class or series shall rank senior to the Series B Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (collectively referred to as “Senior Securities”).

3.2 Reservation of Rights

Except as otherwise expressly provided in this Certificate of Designation, the Corporation shall have the right to amend the Certificate of Incorporation, file certificates of designation and otherwise authorize and issue any Junior Securities, Parity Securities or Senior Securities without restriction at any time and from time to time.

4. Conversion

4.1 Conversion Rights

(a) Each Holder of Series B Preferred Stock shall have the right, at its option, at any time and from time to time to convert, subject to the terms and provisions of this Section 4, any or all of such Holder’s shares of Series B Preferred Stock (including fractional shares) into a whole number of fully paid and non-assessable shares of Common Stock equal to the product of the number of shares of Series B Preferred Stock being so converted multiplied by the quotient of (i) the sum of (x) the Liquidation Preference plus (y) any Accumulated Dividends accrued with respect to such shares plus (z) any Current Period Dividends with respect to such shares accrued to, and not including, the Conversion Date (or such other date as is specified in Section 4.1(c)) divided by (ii) the Conversion Price then in effect, except that with respect to any share of Series B Preferred Stock which shall be called for redemption pursuant to Section 5, such conversion right shall terminate at the close of business on the Business Day immediately prior to the Redemption Date unless the Corporation shall default in making the payment due under Section 5 upon redemption of such share, in which case such right shall be exercisable at any time until the close of business on the Business Day immediately prior to the date on which such payment is made. If a Holder of Series B Preferred Stock shall exercise its conversion right pursuant to this Section 4 in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, such Holder, at its option, may condition the conversion of the Holder’s Series B Preferred Stock upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event such Series B Preferred Stock shall not be deemed to have been converted, and the Persons entitled to receive the Common Stock upon the conversion of such Series B Preferred Stock shall not be deemed to have received such Common Stock, until immediately prior to the closing of such sale of securities. Each share of Series B Preferred Stock issued after the Issue Date, including, without limitation, each share of Series B Preferred Stock issued as a Preferred Dividend pursuant to Section 2 and each share of Series B Preferred Stock issued pursuant to or as provided in the Executive Employment Agreements, shall, as of the date of issuance of such share, have the same Conversion Price as each share of Series B Preferred Stock outstanding immediately prior to such issuance.

(b) The conversion right of a Holder of Series B Preferred Stock shall be exercised by the surrender of such Holder’s certificates representing shares of Series B Preferred Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, to the Corporation or to the Transfer Agent accompanied by a Conversion Notice.

(i) Any such conversion shall be deemed to have been consummated immediately prior to the close of business on the Conversion Date (or such other date and time as is specified in Section 4.1(a), this Section 4.1(b)(i) or Section 4.1(c)), and as of such date each Holder converting Series B Preferred Stock shall be deemed to be the Holder of record of Common Stock issuable upon conversion of such Series B Preferred Stock notwithstanding that the share register of the Corporation may then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Person. Notwithstanding the foregoing, and solely for purposes of determining whether any share of Series B Preferred Stock subject to such conversion shall be deemed to be outstanding on any Dividend Payment Record Date and entitled to payment of Preferred Dividends pursuant to Section 2 on the related Dividend Payment Date, if the Corporation or the Transfer Agent receives a Conversion Notice relating to any such conversion on or after such Dividend Payment Record Date, such conversion shall be deemed solely for such purposes to have been consummated immediately prior to the close of business on such Dividend Payment Record Date.

(ii) Immediately prior to the close of business on any Conversion Date (or such other date and time as is specified in Section 4.1(a) or 4.1(c)), all rights with respect to the shares of Series B Preferred Stock so converted, including the rights, if any, to continue to accrue Preferred Dividends and receive notices, shall terminate, except the rights of Holders thereof to (A) receive certificates for the number of shares of Common Stock into which such shares of Series B Preferred Stock have been converted and (B) exercise the rights to which such Holders are entitled as Holders of Common Stock.

(iii) As promptly as reasonably practicable after the Conversion Date, the Corporation shall issue and deliver to the Holder of the shares of Series B Preferred Stock so converted a certificate or certificates representing the number of whole shares of Common Stock into which such shares of Series B Preferred Stock shall have been converted.

(iv) All shares of Common Stock issuable upon conversion of the Series B Preferred Stock shall, upon issuance, be duly and validly issued, fully paid and non-assessable, free of all Liens and not subject to any preemptive rights.

(c) If the Conversion Date shall not be a Business Day or shall be a date of record referred to in Section 4.2(d), then such conversion right shall be deemed exercised on the next Business Day. Upon delivery of a Conversion Notice to the Corporation by a Holder of Series B Preferred Stock, the right of the Corporation to redeem the shares of Series B Preferred Stock specified in such Conversion Notice shall terminate, regardless of whether a Redemption Notice shall have been given pursuant to Section 5.3.

(d) Except as provided in Sections 4.1(a), 4.2 and 4.3, the Corporation shall make no adjustment or payment for, or have any other obligation with respect to, any Accumulated Dividends or Current Period Dividends accrued with respect to shares of Series B Preferred Stock in connection with or following the conversion of such shares.

(e) In the case of any conversion of fewer than all the shares of Series B Preferred Stock evidenced by a certificate, the Corporation, upon such conversion, shall execute and the Transfer Agent shall authenticate and deliver to the Holder thereof at such address designated by such Holder, at the expense of the Corporation, a new certificate or certificates representing the number of unconverted shares of Series B Preferred Stock. No fractional shares of Common Stock shall be issued upon the conversion of the Series B Preferred Stock. If the conversion of any shares of Series B Preferred Stock would result in the issuance of a fractional share of Common Stock, the Corporation, in its sole discretion, may (i) round such fractional share up to the nearest whole share of Common Stock or (ii) in lieu thereof pay a cash adjustment in respect of such fractional share in an amount equal to such fractional share multiplied by the Closing Price per share of Common Stock on the Business Day next preceding the Conversion Date.

4.2 Adjustment of Conversion Price

In order to prevent dilution of the conversion rights granted under this Section 4, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 4.2. In the event that any adjustment of the Conversion Price as required herein results in a fraction of a cent, such Conversion Price shall be rounded up to the nearest cent.

(a) Except as otherwise provided in Section 4.2(c), if and whenever during the period beginning on the Issue Date and ending at the close of business on the second anniversary of the Issue Date the Corporation issues or sells, or in accordance with Section 4.2(b) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (calculated as set forth in Section 4.2(b)) less than the Conversion Price in effect on the date of issuance or sale (or deemed issuance or sale) of such Common Stock (a “Dilutive Issuance”), then immediately upon such Dilutive Issuance, the Conversion Price shall be reduced to a price determined by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance by a fraction, (A) the numerator of which is an amount equal to the sum of (x) the total number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 4.2(b), received or receivable by the Corporation upon such Dilutive Issuance divided by the Conversion Price in effect immediately prior to such Dilutive Issuance, and (B) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

(b) For purposes of determining the adjusted Conversion Price pursuant to Section 4.1(a), the following provisions shall be applicable:

(i) If the Corporation in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price in effect on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options shall, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii) If the Corporation in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options for which an adjustment of the Conversion Price is made pursuant to Section 4.2(b)(i)) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price in effect on the date of issuance of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 4.2, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(iii) If there is a change at any time in (A) the aggregate amount of additional consideration payable to the Corporation upon the exercise of any Options, (B) the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities or (C) the rate at which any Options or any Convertible Securities are exercisable for or convertible into or exchangeable for Common Stock (other than under or by reason of provisions in such Options or Convertible Securities designed to protect against dilution), the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time if such Options or Convertible Securities still outstanding had provided for such changed additional consideration or changed rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold.

(iv) If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect shall be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination if such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof), had never been issued.

(v) If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this

Section 4.2 shall be the amount received by the Corporation therefor before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Corporation in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity which is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash shall be determined in good faith by the Board of Directors, whose determination, in the absence of manifest error, but subject to the following provisions of this Section 4.2(b)(v), shall be final and binding upon the Corporation and the Holders of the Series B Preferred Stock. The Corporation shall give prompt written notice to the Required Initial Holders of the determination of the Board of Directors with respect to the fair value of such consideration other than cash. If the Required Initial Holders object to such determination (whether or not in manifest error) by the Board of Directors of the fair value of such consideration by giving the Corporation written notice of such objection within ten Business Days after their receipt of the Corporation’s written notice of such determination, and such objection is not withdrawn, the Corporation shall retain, at the Corporation’s sole cost, an Independent Appraiser to determine the fair value of such consideration. The determination of such Independent Appraiser with respect to the fair value of such consideration, or, if the Corporation is not required to retain an Independent Appraiser pursuant to this Section 4.2(b)(v), but retains an Independent Appraiser pursuant to the Series A Certificate of Designation, the Series C Certificate of Designation or any Warrant Agreement to determine the fair value of such consideration for purposes of the Series A Certificate of Designation, the Series C Certificate of Designation or such Warrant Agreement, as the case may be, the determination of such other Independent Appraiser with respect to the fair value of such consideration shall be final and binding upon the Corporation and the Holders of the Series B Preferred Stock. Any written notice required to be given by the Corporation or the Required Initial Holders pursuant to this Section 4.2(b)(v) shall be given in the manner, and with the effect, provided in Section 7.5(b).

(c) No adjustment of the Conversion Price shall be made pursuant to Section 4.2(a) or 4.2(b) upon the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of any of the following securities on or after the Issue Date:

(i) the Merger Common Stock;

(ii) the Series B Preferred Stock, including the Series B Preferred Stock issuable as Preferred Dividends pursuant to Section 2 or otherwise issuable after the Issue Date, issuable pursuant to this Certificate of Designation, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series B Preferred Stock;

(iii) any shares of Common Stock, Options or Convertible Securities issuable as a dividend or distribution on the Series B Preferred Stock in accordance with this Certificate of Designation or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

(iv) the Warrants or any shares of Common Stock or Series C Preferred Stock or other securities issuable or payable upon exercise or conversion of the Warrants;

(v) the Series A Preferred Stock, including the Series A Preferred Stock issuable as dividends on the Series A Preferred Stock or otherwise issuable after the Issue Date, issuable pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Amendment Date, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series A Preferred Stock pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Amendment Date;

(vi) any shares of Common Stock, Options or Convertible Securities issuable as a dividend or distribution on the Series A Preferred Stock in accordance with the Series A Certificate of Designation as in effect on or prior to the Certificate Amendment Date, or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

(vii) the Series C Preferred Stock, including the Series C Preferred Stock issuable as dividends on the Series C Preferred Stock or otherwise issuable after the Issue Date, issuable pursuant to the Series C Certificate of Designation, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series C Preferred Stock pursuant to the Series C Certificate of Designation;

(viii) any shares of Common Stock, Options or Convertible Securities issuable as a dividend or distribution on the Series C Preferred Stock in accordance with the Series C Certificate of Designation, or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

(ix) any shares of Common Stock, Options or Convertible Securities issuable under (A) the Existing Benefit Plan as in effect on the Certificate Amendment Date or (B) the Existing Benefit Plan as amended after the Certificate Amendment Date and any Benefit Plan which becomes effective after the Certificate Amendment Date, provided that any such amendment to the Existing Benefit Plan or the effectiveness of any such Benefit Plan is approved by the Board of Directors or by the compensation committee or other authorized committee of the Board of Directors (in either case with the affirmative vote or consent of the Initial Series B Directors or any directors who are thereafter elected by the Holders of the Series B Preferred Stock or appointed to the Board of Directors pursuant to Section 7.2, in each case whether or not serving on any such committee, for so long as such directors are so elected or appointed), or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

(x) any shares of Common Stock issued or deemed to have been issued in a transaction for which an adjustment of the Conversion Price is required pursuant to Section 4.2(d);

(xi) any shares of Common Stock, Options or Convertible Securities issued in connection with the acquisition of all or part of another business or company, whether by merger, consolidation or otherwise, which is approved by the Board of Directors or by an authorized committee of the Board of Directors (in either case with the affirmative vote or consent of the Initial Series B Directors or any directors who are thereafter elected by the Holders of the Series B Preferred Stock or appointed to the Board of Directors pursuant to Section 7.2, in each case whether or not serving on any such committee, for so long as such directors are so elected or appointed), any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities, or any shares of Common Stock, payment-in-kind securities or other securities issuable as a dividend or distribution on any such shares of Common Stock, Options or Convertible Securities;

(xii) any shares of Common Stock, Options or Convertible Securities issued pursuant to or as provided in the Executive Employment Agreements, or any shares of Common Stock or other securities issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities; or

(xiii) any shares of Common Stock, Options or Convertible Securities issued or deemed to have been issued in any transaction not referred to in any of subparagraphs (i) through (xii) of this Section 4.2(c), with the affirmative vote or consent of Holders of the shares of Series B Preferred Stock representing more than 50% of the voting power of the then outstanding shares of Series B Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series B Preferred Stock called for such purpose.

(d) If a date of record should be fixed at any time, whether by the Corporation or by operation of law, for the subdivision (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) of the shares of Common Stock acquirable hereunder into a greater number of shares, or for the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, Convertible Securities or Options without payment of any consideration for the additional shares of Common Stock, Convertible Securities or Options (including the additional shares of Common Stock or Convertible Securities issuable upon conversion or exercise of such Options), then, as of such date of record, the Conversion Price in effect immediately prior to such date of record shall be proportionately reduced (with the number of shares of Common Stock or Convertible Securities issuable with respect to Options determined from time to time in the manner provided for deemed issuances or sales of Common Stock in Section 4.2(b)). If such subdivision of the shares of Common Stock or the payment of such dividend or distribution does not thereafter occur, the Conversion Price in effect shall be readjusted to the Conversion Price that would have been in effect if the date of record for such subdivision, dividend or distribution had never been fixed. If a date of record should be fixed at any time, whether by the Corporation or by operation of law, for the combination (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) of the shares of Common Stock acquirable hereunder into a smaller number of shares of Common Stock, then, as of such date of record, the Conversion Price in effect immediately prior to such date of record shall be proportionately increased. If such combination of the shares of Common Stock does not thereafter occur, the Conversion Price then in effect shall be readjusted to the Conversion Price that would have been in effect if the date of record for such combination had never been fixed.

(e) If an adjustment of the Conversion Price pursuant to Section 4.2(a), 4.2(b) or 4.2(d) shall become effective as of the record date or after the record date for the applicable Conversion Price Adjustment Event, but before the occurrence of such Conversion Price Adjustment Event, the Corporation may elect to defer, until after the occurrence of such Conversion Price Adjustment Event, (i) issuance to the Holder of any shares of Series B Preferred Stock converted after such record date and before the occurrence of such Conversion Price Adjustment Event the additional shares of Common Stock issuable upon such conversion in excess of the number of shares issuable on the basis of the Conversion Price in effect immediately prior to such record date and (ii) payment to such Holder of any amount in cash in lieu of a fractional share of Common Stock. If the Initial Holders or any of their Affiliates shall be the beneficial and record owners of shares of Series B Preferred Stock as of the date of any such election, the Corporation shall give or cause to be given to the Initial Holders written notice of such election within five Business Days after the date of such election.

(f) After the occurrence of any Conversion Price Adjustment Event requiring adjustment of the Conversion Price, the Corporation shall give written notice thereof to the Holders of Series B Preferred Stock within ten Business Days following the occurrence of such Conversion Price Adjustment Event; provided that if an adjustment of the Conversion Price pursuant to Section 4.2(a), 4.2(b) or 4.2(d) shall become effective as of the record date or after the record date for such Conversion Price Adjustment Event, but before the occurrence of such Conversion Price Adjustment Event, the Corporation shall give such written notice within ten Business Days following such record date or subsequent date. Such notice shall state the Conversion Price and any change in the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock resulting from such Conversion Price Adjustment Event and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by an authorized officer of the Corporation. Notice of any Conversion Price Adjustment Event shall be deemed given to the Holders of Series B Preferred Stock (i) by the Corporation’s inclusion of the information specified in the second sentence of this Section 4.2(f) in the Corporation’s current report or next quarterly or annual report filed with the Securities and Exchange Commission pursuant to the Exchange Act or (ii) at the option of the Corporation, by the Corporation’s mailing to such Holders of a written notice containing such information, in each case within the period specified in the first sentence of this Section 4.2(f).

(g) Anything in Section 4.2 to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment of the Conversion Price unless and until the net effect of one or more adjustments required hereunder (each of which shall be carried forward until counted toward adjustment), determined as provided therein, shall have resulted in a change of the Conversion Price by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Price by at least 1%, such change of the Conversion Price shall thereupon be given effect.

4.3 Fundamental Changes

Upon the occurrence of a Fundamental Change, there shall be no adjustment of the Conversion Price and each share of Series B Preferred Stock then outstanding, without the consent of any Holder of Series B Preferred Stock (except as set forth in the last sentence of this Section 4.3), and subject to the Corporation’s optional redemption rights pursuant to Section 5.1(b), shall become convertible only into the kind and amount of shares of Capital Stock or other securities (of the Corporation or another issuer), cash or other property receivable upon such Fundamental Change by a Holder of the number of shares of Common Stock into which such share of Series B Preferred Stock could have been converted immediately prior to the effective date of such Fundamental Change assuming such Holder of Common Stock (x) is not a Person (or a Related Entity of a Person) with which the Corporation consolidated, into which the Corporation merged or which merged into the Corporation, or to or with which the applicable sale, conveyance, lease, exchange, transfer or other transaction constituting such Fundamental Change was effected, and (y) failed to exercise the Holder’s rights of election, if any, as to the kind of amount of Capital Stock or other securities, cash or other property receivable upon such Fundamental Change. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease, exchange or transfer, or otherwise so that any resulting or surviving corporation or any Transferee in connection with such Fundamental Change shall expressly assume the obligation to deliver, to the Holders of the Series B Preferred Stock, such shares of Capital Stock or other securities, cash or other property (i) upon conversion of the Series B Preferred Stock, if the Series B Preferred Stock shall remain outstanding following such Fundamental Change, or (ii) upon the consummation of such Fundamental Change or thereafter as provided in such effective provisions, if the Series B Preferred Stock shall not remain outstanding following such Fundamental Change. The provisions of this Section 4.3 similarly shall apply to successive Fundamental Changes. The provisions of this Section 4.3 shall be the sole right of Holders of Series B Preferred Stock in connection with any Fundamental Change, and such Holders shall have (i) no separate right to consent with respect to, and shall have no separate vote on, such Fundamental Change (except as expressly required by applicable law) and (ii) no other vote on such Fundamental Change (except as provided in Section 7.1).

4.4 Reservation of Common Stock

The Corporation at all times shall reserve and keep available for issuance upon the conversion of the Series B Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Preferred Stock.

4.5 Taxes and Other Charges

The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series B Preferred Stock shall be made without charge to the converting Holder of shares of Series B Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the Holders of the shares of Series B Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of Series B Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

5. Redemption of Series B Preferred Stock

5.1 Redemption at Option of the Corporation

(a) Except as provided in Section 5.1(b), shares of the Series B Preferred Stock may not be redeemed by the Corporation prior to the third anniversary of the Issue Date. On or after the third anniversary of the Issue Date, the Series B Preferred Stock may be

redeemed for cash by the Corporation, at its option, at any time and from time to time, in whole or in part, at a redemption price per share (the “Optional Redemption Price”) equal to the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest; provided that the Corporation shall not exercise its redemption rights pursuant to this Section 5.1(a) for a number of shares of Series B Preferred Stock having an aggregate Redemption Price of less than $5 million unless the aggregate Redemption Price of all shares of Series B Preferred Stock then outstanding is less than $5 million.

(b) If a Fundamental Change occurs at any time prior to the third anniversary of the Issue Date, the Series B Preferred Stock may be redeemed for cash by the Corporation, at its option, at any time (including concurrently with the occurrence of such Fundamental Change) and from time to time, in whole or in part, at a redemption price per share (the “Fundamental Change Redemption Price”) equal to 110% of the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest; provided that the Corporation shall not exercise its redemption rights pursuant to this Section 5.1(b) for a number of shares of Series B Preferred Stock having an aggregate Redemption Price of less than $5 million unless the aggregate Redemption Price of all shares of Series B Preferred Stock then outstanding is less than $5 million.

(c) If fewer than all the outstanding shares of the Series B Preferred Stock shall be redeemed pursuant to Section 5.1(a) or 5.1(b), the number of shares to be redeemed shall be determined by the Board of Directors, consistent with the provisions of Section 5.1(a) or 5.1(b), and the shares to be redeemed shall be selected on a pro rata basis (with any fractional shares being rounded up to the nearest whole share). Notwithstanding the foregoing, consistent with the provisions of Section 5.1(a) or 5.1(b), the Corporation may redeem all, none or any amount greater or less than the pro rata portion of shares held by any Holder of fewer than 100 shares of Series B Preferred Stock as may be determined by the Board of Directors.

(d) Notwithstanding anything in this Section 5.1 to the contrary, for so long as the Initial Holders and their Affiliates are the beneficial and record owners of at least 50% of the shares of Series B Preferred Stock then outstanding, the Corporation shall not redeem or exercise its rights to redeem any shares of Series B Preferred Stock pursuant to this Section 5.1 without the prior written consent of the Initial Holders and their Affiliates owning beneficially and of record at least 50% of the shares of Series B Preferred Stock then outstanding unless the Corporation concurrently redeems, purchases or otherwise acquires a pro rata portion of each other class or series of Parity Securities outstanding at such time, which pro rata portion shall be calculated based on the aggregate redemption, purchase or other acquisition price which would be payable to the Holders of the Series B Preferred Stock and the holders of each such class or series of Parity Securities to redeem the total number of shares of the Series B Preferred Stock and each such class or series of Parity Securities then outstanding.

5.2 Mandatory Redemption

(a) Subject to the second sentence of this Section 5.2(a), the Corporation shall redeem for cash all outstanding shares of Series B Preferred Stock, if any, on October 29, 2012, at a redemption price per share (the “Mandatory Redemption Price”) equal to the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest. Notwithstanding anything in this Section 5.2. to the contrary, for so long as the Initial Holders and their Affiliates are the beneficial and record owners of at least 50% of the shares of Series B Preferred Stock then outstanding, the Corporation shall not redeem any shares of Series B Preferred Stock pursuant to this Section 5.2 without the prior written consent of the Initial Holders and their Affiliates owning beneficially and of record at least 50% of the shares of Series B Preferred Stock then outstanding unless the Corporation concurrently redeems, purchases or otherwise acquires a pro rata portion of each other class or series of Parity Securities outstanding at such time, which pro rata portion shall be calculated based on the aggregate redemption, purchase or other acquisition price which would be payable to the Holders of the Series B Preferred Stock and the holders of each such class or series of Parity Securities to redeem the total number of shares of the Series B Preferred Stock and each such class or series of Parity Securities then outstanding.

(b) If the funds of the Corporation legally available for redemption of shares on the Redemption Date are insufficient to redeem on such date all outstanding shares of the Series A Preferred Stock pursuant to the Series A Certificate of Designation, the Series B Preferred Stock pursuant to this Section 5.2 and the Series C Preferred Stock pursuant to the Series C Certificate of Designation, the Corporation shall use those funds that are legally available therefor to redeem the maximum possible number of such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock ratably among the Holders of such shares such that each Holder of Series A Preferred Stock, each Holder of Series B Preferred Stock and each Holder of Series C Preferred Stock shall be entitled to receive such Holder’s pro rata share of such legally available funds based on the aggregate redemption price which would be payable to the Holders of the Series A Preferred Stock pursuant to the Series A Certificate of Designation, to the Holders of the Series B Preferred Stock pursuant to this Section 5.2 and to the Holders of the Series C Preferred Stock pursuant to the Series C Certificate of Designation to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding. The shares of Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in this Certificate of Designation. At any time and from time to time after October 29, 2012 when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Corporation shall promptly use such funds to redeem the balance of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, on a pro rata basis as aforesaid, that the Corporation is obligated to redeem pursuant to the Series A Certificate of Designation, this Section 5.2 or the Series C Certificate of Designation, as the case may be, but that it has not redeemed. If and for so long as any mandatory redemption obligation with respect to shares of Series B Preferred Stock under this Section 5.2 has not been discharged, the Corporation shall not, and shall cause its subsidiaries not to, (i) redeem, purchase or otherwise acquire for any consideration any Parity Securities or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities, except as provided in this Section 5.2(b), or (ii) declare or make any Junior Securities Distribution (including, without limitation, any redemption, purchase or other acquisition of any Junior Securities for any consideration) or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

5.3 Redemption Procedures

(a) If the Corporation shall redeem shares of the Series B Preferred Stock pursuant to Section 5.1 or 5.2:

(i) In the case of a redemption pursuant to Section 5.1(a) or 5.2(a), the Corporation shall send a Redemption Notice to the Holders of Series B Preferred Stock not less than 30 days nor more than 60 days prior to the Redemption Date, and in the case of a redemption pursuant to Section 5.1(b) in connection with a Fundamental Change, not less than 15 days prior to such Fundamental Change. Neither the failure to give a Redemption Notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series B Preferred Stock to be redeemed, except as to any Holder to whom the Corporation has failed to give such Redemption Notice or except as to any Holder whose Redemption Notice was materially defective.

(ii) On or before any Redemption Date, each Holder of shares of Series B Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Series B Preferred Stock (properly endorsed or assigned, or transferred, if the Corporation shall so require and the Redemption Notice shall so state) to the Corporation or the Redemption Agent (if appointed) in the manner and at the place designated in the Redemption Notice.

(iii) On the Redemption Date, the Corporation or the Redemption Agent, as applicable, shall pay the full Redemption Price in cash to the Holder whose name appears on such certificate or certificates as the owner thereof.

(iv) The shares of Series B Preferred Stock represented by each certificate to be surrendered shall no longer be deemed outstanding and shall be automatically (and without any further action of the Corporation or the Holder) canceled as of the Redemption Date (unless the Corporation shall be in default of the payment of the Redemption Price) whether or not certificates for such shares are returned to the Corporation, and shall be retired as provided in Section 9.1.

(v) If fewer than all the shares of Series B Preferred Stock represented by any certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the Holder thereof. Upon such redemption, the Corporation shall execute and the Transfer Agent shall authenticate and deliver such new certificate to the Holder thereof at such address designated by such Holder. If any unredeemed share would be a fractional share, the Corporation, in its sole discretion, may either issue such fractional share to such Holder or in lieu thereof pay to such Holder a cash adjustment for such fractional share based on the Redemption Price.

(b) If a Redemption Notice shall have been given as provided in Section 5.3(a), and except as otherwise expressly provided in this Certificate of Designation, all rights (excluding the right to receive the Redemption Price) of the Holders of shares of Series B Preferred Stock so called for redemption shall cease either (i) from and after the Redemption Date (unless the Corporation shall default in the payment of the Redemption Price, in which case such rights shall not terminate at the Redemption Date) or (ii) if the Corporation shall so elect and state in the Redemption Notice, from and after the time and date (which date shall be the Redemption Date or an earlier date not less than 15 days after the date of mailing of the Redemption Notice) on which the Corporation shall irrevocably deposit in trust for the Holders of the shares to be redeemed with a designated Redemption Agent as paying agent funds in an amount sufficient to pay the Redemption Price at the office of such paying agent on the Redemption Date. Any funds so deposited with such Redemption Agent that shall not be required for such redemption shall be returned to the Corporation forthwith. Subject to applicable escheat laws, any funds so set aside by the Corporation and unclaimed at the end of one year after the Redemption Date shall revert to the general funds of the Corporation, after which reversion the Holders of the shares of Series B Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of the Redemption Price, without interest. Any interest accrued on funds held by the Redemption Agent shall be paid to the Corporation from time to time.

(c) Except as provided in Sections 5.1(a), 5.1(b) and 5.2(a), the Corporation shall make no adjustment or payment for, or have any other obligation with respect to, any Accumulated Dividends or Current Period Dividends accrued with respect to shares of Series B Preferred Stock in connection with or following the redemption of such shares.

(d) No shares of Series B Preferred Stock may be redeemed by the Corporation except with funds legally available for the payment of the Redemption Price.

(e) As provided in Section 4.1(a), and notwithstanding anything in this Certificate of Designation to the contrary, each Holder of shares of Series B Preferred Stock which shall be called for redemption pursuant to this Section 5 shall have the right, which shall be exercisable at any time up to the close of business on the Business Day immediately prior to the Redemption Date, to convert all or any portion of such shares into shares of Common Stock pursuant to Section 4, unless the Corporation shall default in making the payment due under this

Section 5 upon redemption of such shares, in which case such right shall be exercisable at any time until the close of business on the Business Day immediately prior to the date on which such payment is made.

6. Liquidation Preference

6.1 Liquidation Preference

Upon the occurrence of any Liquidation Event, after payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the Holders of the Series B Preferred Stock shall be entitled to receive an amount per share of Series B Preferred Stock in cash equal to the greater of (x) the sum of (A) the Liquidation Preference per share, (B) any Accumulated Dividends accrued with respect to such share and (C) any Current Period Dividends with respect to such share accrued to, but not including, the date of such Liquidation Event or (y) the aggregate amount that would have been received with respect to the shares of Common Stock such Holders would have received, assuming the shares of Series B Preferred Stock had been converted into Common Stock pursuant to Section 4 immediately prior to the date of such Liquidation Event.

6.2 Distribution on Parity Securities

If, upon any Liquidation Event, the amounts payable with respect to the Series B Preferred Stock pursuant to Section 6.1 and such amounts payable on all other Parity Securities are not paid in full, the Holders of the Series B Preferred Stock and the holders of such Parity Securities shall share pro rata in the assets of the Corporation available for distribution in proportion to the full distribution thereof to which each is entitled.

6.3 Distribution of Remaining Assets

After payment of the full amount to which Holders of the Series B Preferred Stock are entitled pursuant to Section 6.1 upon any Liquidation Event, Holders of the Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

6.4 Effect of Certain Transactions

Neither the sale, conveyance, lease, exchange or transfer of all or substantially all of the assets of the Corporation (for Capital Stock or other securities, cash or other consideration) nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a Liquidation Event for purposes of this Certificate of Designation.

7. Voting Rights

7.1 “As Converted” Voting Rights

The voting rights and related notice rights of Holders of the Series B Preferred Stock set forth in this Section 7.1 are subject to, and qualified to the extent provided by, Section 7.2, applicable law or regulation, and the NASDAQ Marketplace Rules (if applicable) or the rules, regulations, interpretations and practices of any securities exchange on which the Common Stock is traded, as determined by the Board of Directors. The Holders of the Series B Preferred Stock shall be entitled to vote on all matters on which the Holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the Holders of Common Stock, voting together with the Holders of Common Stock as a single class. For this purpose, the Holders of the Series B Preferred Stock shall be given notice of any meeting of stockholders of which the Holders of Common Stock are given notice in accordance with the bylaws of the Corporation. With respect to any matter on which the Holders of the Series B Preferred Stock shall be entitled to vote together with the Holders of Common Stock as a single class as provided in this Section 7.1, each Holder of the Series B Preferred Stock shall have a number of votes per share of the Series B Preferred Stock held of record by such Holder (on the record date for the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the effective date of any consent, if such matter is subject to a consent of the stockholders without a meeting of stockholders), equal to the number of shares of Common Stock into which such share of Series B Preferred Stock is convertible pursuant to Section 4 immediately after the close of business on such record date or effective date, as the case may be.

7.2 Election of Directors

(a) From the Issue Date until the first record date for determining stockholders entitled to vote upon or consent to the election of directors to the Board of Directors on which less than 66 2/3% of the shares of Series B Preferred Stock issued by the Corporation (whether issued by the Corporation pursuant to the Merger Agreement or issued as a Preferred Dividend or otherwise and subject to adjustment to reflect any subdivision or combination of the Corporation’s outstanding Capital Stock) remain outstanding, the Holders of the Series B Preferred Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect two directors to serve on the Board of Directors. From the first record date for determining stockholders entitled to vote upon or consent to the election of directors to the Board of Directors on which less than 66 2/3%, but more than 33 1/3%, of the shares of Series B Preferred Stock issued by the Corporation (whether issued by the Corporation pursuant to the Merger Agreement or issued as a Preferred Dividend and subject to adjustment to reflect any subdivision or combination of the Corporation’s outstanding Capital Stock) remain outstanding, the Holders of the Series B Preferred Stock, voting as a separate class, exclusive of all other stockholders, shall be entitled to elect one director to serve on the Board of Directors. From and after the first record date for determining stockholders entitled to vote upon or consent to the election of directors to the Board of Directors on which 33 1/3% or fewer shares of Series B Preferred Stock issued by the

Corporation (whether sold by the Corporation or issued as a Preferred Dividend and subject to adjustment to reflect any subdivision or combination of the Corporation’s outstanding Capital Stock) remain outstanding (the “Single Class Voting Date”), the Holders of the Series B Preferred Stock shall be entitled to vote on the election of directors, in the same manner and with the same effect as the Holders of Common Stock, voting together with the Holders of Common Stock as a single class in the manner provided in Section 7.1. Except as provided in this Section 7.2(a), the Holders of the Series B Preferred Stock shall not be entitled to vote in the election of any directors to serve on the Board of Directors.

(b) At any meeting held prior to the Single Class Voting Date at which the stockholders of the Corporation are entitled to vote upon the election of directors, the presence in person or by proxy of the Holders of shares representing more than 50% of the voting power of the shares of Series B Preferred Stock outstanding on the record date for such meeting shall be required to constitute a quorum of such class for the election of directors by such class.

(c) Any Initial Series B Director and any director who is thereafter elected to the Board of Directors by the Holders of the Series B Preferred Stock prior to the Single Class Voting Date shall hold office until the earlier of (i) the time which is immediately after the next meeting of stockholders at which directors elected by the Holders of the Series B Preferred Stock, voting as a separate class, exclusive of all other stockholders, are elected and (ii) such time as the Holders of the Series B Preferred Stock shall no longer be entitled hereunder, voting as a separate class, exclusive of all other stockholders, to elect directors to serve on the Board of Directors, and any vacancy in respect of any Initial Series B Director or any such other director that is filled prior to the Single Class Voting Date shall be filled only by vote of the remaining Initial Series B Director or the remaining director so elected by Holders of the Series B Preferred Stock, or if there shall be no such remaining Initial Series B Director or other director, by consent of the Holders of Series B Preferred Stock, or at a special meeting of the Holders of the Series B Preferred Stock duly called, or, if no such special meeting is called, at the next annual meeting of stockholders. Except as otherwise and to the extent provided by applicable law or regulation or by the NASDAQ Marketplace Rules (if applicable) or the rules, regulations, interpretations and practices of any securities exchange on which the Common Stock is traded, in connection with any consent of Holders of Series B Preferred Stock, the consent thereby of Holders of shares representing more than 50% of the voting power of the then outstanding shares of Series B Preferred Stock shall be sufficient to approve or take action upon the matters contained therein.

(d) Prior to the Single Class Voting Date, a proper officer of the Corporation may call a special meeting of the Holders of shares of Series B Preferred Stock and, upon the written request of Holders of shares representing at least 25% of the voting power of the then outstanding shares of Series B Preferred Stock addressed and delivered to the Secretary of the Corporation, shall call a special meeting of the Holders of shares of Series B Preferred Stock or solicit a consent of such Holders. Such consent shall be sent by the Corporation to the Holders of shares of Series B Preferred Stock entitled to vote on the election of directors to the Board of

Directors not later than 20 Business Days (or two Business Days, if the Initial Holders and their Affiliates are the beneficial and record owners of at least 50% of the shares of Series B Preferred Stock then outstanding) following such written request. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 7.2(d), if the Initial Holders and their Affiliates are not the beneficial and record owners of at least 50% of the shares of Series B Preferred Stock then outstanding, no consent shall be solicited and no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of stockholders, in which such case the election of directors pursuant to Section 7.2 shall be held at such annual meeting of stockholders. The provisions of the Corporation’s bylaws regarding nominations of directors by stockholders of the Corporation shall not apply to nominations of directors by Holders of Series B Preferred Stock pursuant to this Section 7.2.

(e) Any Initial Series B Director or any director who is thereafter elected to the Board of Directors by the Holders of the Series B Preferred Stock or appointed by any Initial Series B Director or any director or directors elected by the Holders of Series B Preferred Stock, in each case prior to the Single Class Voting Date, may be removed during such director’s term of office, either with or without cause, prior to the Single Class Voting Date by the affirmative vote of Holders of shares representing more than 50% of the voting power of the then outstanding shares of Series B Preferred Stock entitled to vote, given either at a meeting of such Holders duly called for that purpose or pursuant to a consent of such Holders without a meeting, and any vacancy created by such removal that is filled prior to the Single Class Voting Date may be filled only in the manner provided in this Section 7.2.

7.3	Approval of Certain Matters

(a) So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation to alter or change the powers, preferences or special rights of shares of Series B Preferred Stock (whether by merger, consolidation, business combination, other extraordinary corporate transaction or otherwise) so as to affect them adversely, or, (ii) other than as provided in Section 2.2(a), 4.1, 4.2, 4.3, 5 or 6.1, change the Series B Preferred Stock into any other securities, cash or other property, in the case of each of clauses (i) and (ii), without the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series B Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series B Preferred Stock called for such purpose; provided that any such amendment of this Certificate of Designation that changes any dividend or other amount payable on, or the liquidation preference of, the Series B Preferred Stock shall require the affirmative vote or consent of Holders of the shares representing at least

66 2/3% of the voting power of the then outstanding shares of Series B Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series B Preferred Stock called for such purpose.

(b) So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not authorize or issue, or increase the authorized amount of, any Parity Securities, including any additional shares of Series B Preferred Stock (other than (i) shares of Series A Preferred Stock or other securities issuable or payable as dividends on the Series A Preferred Stock and shares of Series A Preferred Stock issuable after the Issue Date pursuant to or as provided in the Executive Employment Agreements or in connection with a stock split or similar transaction, in each case pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Amendment Date, (ii) shares of Series B Preferred Stock or other securities issuable or payable as Preferred Dividends on the Series B Preferred Stock and shares of Series B Preferred Stock issuable after the Issue Date pursuant to or as provided in the Merger Agreement and the Executive Employment Agreements or in connection with a stock split or similar transaction, in each case pursuant to this Certificate of Designation, and (iii) shares of Series C Preferred Stock issuable after the Issue Date upon the exercise or conversion of the Series D Warrants or in connection with a stock split or similar transaction and shares of Series C Preferred Stock issuable or payable as dividends on the Series C Preferred Stock, in each case pursuant to the Series C Certificate of Designation), or any Senior Securities, or any security convertible into or exchangeable for any such Parity or Senior Securities (other than the Series D Warrants), without the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series B Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series B Preferred Stock called for such purpose.

(c) The consent or votes required in Sections 7.3(a) and 7.3(b) shall be in addition to any consent or approval of Holders of the Series B Preferred Stock which may be required by law or pursuant to any provision of the Certificate of Incorporation.

7.4 Other Voting Rights

In exercising the voting rights set forth in this Section 7, each share of Series B Preferred Stock shall have one vote per share except as otherwise expressly provided for in this Certificate of Designation. Except as otherwise required by applicable law or as set forth in this Certificate of Designation, the shares of Series B Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the vote or consent of the holders of the Series B Preferred Stock shall not be required for the taking of any corporate action.

7.5 Notices; Notices of Record Date

(a) So long as the Initial Holders and their Affiliates are the beneficial and record owners of at least 50% of the shares of Series B Preferred Stock then outstanding, in the event of:

(i) any taking by the Corporation of a record of the holders of any class of securities of the Corporation for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock of any class or any other securities or property, or to receive any other right, other than, in each case, (A) a regular quarterly or other periodic dividend publicly announced by the Corporation or provided for in the instrument governing such class of securities (including, without limitation, dividends payable on the Series A Preferred Stock pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Amendment Date, Preferred Dividends payable on the Series B Preferred Stock pursuant to Section 2 and dividends payable on the Series C Preferred Stock pursuant to the Series C Certificate of Designation), (B) any other issuance of Series A Preferred Stock after the Issue Date pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Amendment Date, any other issuance of Series B Preferred Stock after the Issue Date pursuant to this Certificate of Designation and any other issuance of Series C Preferred Stock after the Issue Date pursuant to the Series C Certificate of Designation or (C) a regular quarterly or other periodic payment of interest in cash or securities on, or such payment of interest effectuated by an increase in the amount of, any issue of the Corporation’s indebtedness in accordance with the instrument governing such indebtedness, or

(ii) the proposed filing of a certificate of dissolution in connection with any Liquidation Event,

then and in each such event the Corporation shall give or cause to be given to each Holder of the Series B Preferred Stock a written notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right or the date on which the filing of such certificate of dissolution is expected to be effected, as the case may be, and (ii) the date, if any, that is to be fixed, on which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such event. Such notice shall be given at least 20 days prior to the date specified in such notice on which such event, action or record is to be taken or on which the filing of such certificate of dissolution is expected to be effected. Any failure by the Corporation to provide any such notice required by this Section 7.5(a) shall not affect the validity of any event, action or record required to be specified in such notice.

(b) Without limiting the generality of Section 7.5(a), any notice required by Section 7.5(a) to be given to the Holders of shares of Series B Preferred Stock shall be deemed delivered (i) upon personal delivery to the Holder to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient and, if not, then on the next Business Day, (iii) five days after having been deposited into the U.S. mails or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices required by Section 7.5(a) shall be sent to each Holder at such Holder’s address appearing on the stock register of the Corporation.

7.6 Amendment of Certificate of Designation

So long as any shares of Series B Preferred Stock are outstanding and held by the Required Initial Holders, in addition to any vote required by law or the Certificate of Incorporation (including this Certificate of Designation), the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series B Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series B Preferred Stock called for such purpose shall be required to amend the Series A Certificate of Designation and the Series C Certificate of Designation; provided that such vote or consent shall not be required with respect to any proposed amendment of the Series A Certificate of Designation or the Series C Certificate of Designation (any such proposed amendment, the “Proposed Amendment”) if the Corporation shall previously have complied with the following provisions of this Section 7.6 with respect to such Proposed Amendment. If shares of Series B Preferred Stock are held by the Required Initial Holders and the Board of Directors shall determine that the Corporation will not seek the affirmative vote or consent of the Holders of the Series B Preferred Stock with respect to a Proposed Amendment pursuant to this Section 7.6 prior to submitting such Proposed Amendment to the Holders of the Series A Preferred Stock or the Holders of the Series C Preferred Stock, as the case may be, for approval, the Corporation shall give written notice of such Proposed Amendment (which shall include the text thereof) to the Required Initial Holders. If, within ten Business Days after the Corporation shall have given such written notice to the Required Initial Holders, the Required Initial Holders shall give written notice to the Corporation that the Required Initial Holders seek to have this Certificate of Designation amended in a manner substantially similar to such Proposed Amendment, the Board of Directors, in addition to approving such Proposed Amendment, shall approve, declare advisable and submit to the Holders of the Series B Preferred Stock for approval such a substantially similar amendment to this Certificate of Designation. If, within the period of ten Business Days described in the immediately preceding sentence, the Required Initial Holders do not provide such written notice to the Corporation that the Required Initial Holders seek to have this Certificate of Designation so amended, or, if the Required Initial Holders do so notify the Corporation, but the Holders of the Series B Preferred Stock do not approve or consent to such a substantially similar amendment to this Certificate of Designation, the Corporation shall be deemed to have complied with this Section 7.6 with respect to such Proposed Amendment and the Holders of the Series B Preferred Stock shall have no right to vote upon or consent to such Proposed Amendment pursuant to this Section 7.6. Any substantially similar amendment to this Certificate of Designation approved or consented to pursuant to this Section 7.6 shall become effective as nearly as practicable concurrently with, or immediately prior to, the effectiveness of the Proposed Amendment. In no event shall the failure of the Required Initial Holders to seek to have this Certificate of Designation amended in a manner substantially similar to any Proposed Amendment affect the applicability of this Section 7.6 with respect to any subsequent Proposed Amendment. Any written notice required to be given by the Corporation or the Required Initial Holders pursuant to this Section 7.6 shall be given in the manner, and with the effect, provided in Section 7.5(b).

8. Certain Definitions

Set forth below are the meanings assigned to certain defined terms used in this Certificate of Designation.

8.1 “Accumulated Dividends,” with respect to a share of Series B Preferred Stock, on any date of determination, means all Preferred Dividends that have accrued with respect of such share pursuant to Section 2.1(a) as of the Dividend Payment Date on or immediately preceding such date of determination, but which have not been paid. The Accumulated Dividends accrued with respect to any share of Series B Preferred Stock shall be reduced by the amount of any Preferred Dividends specified above which are actually paid with respect of such share as provided in Section 2.1(c).

8.2 “Affiliate” has the same meaning as in Rule 12b-2 under the Exchange Act.

8.3 “Annual Dividend Rate” has the meaning specified in Section 2.1(a).

8.4 “Beneficial owner” or “beneficially own” has the same meaning as in Rule 13d-3 under the Exchange Act.

8.5 “Benefit Plan” means any stock option, restricted stock, stock incentive, deferred compensation, profit sharing, defined benefit or other benefit plan of the Corporation or any of its subsidiaries.

8.6 “Board of Directors” means the board of directors of the Corporation.

8.7 “Business Day” means any day other than a Saturday, a Sunday or any day on which banking institutions in The City of New York or the State of Georgia or at a place payment is to be received are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

8.8 “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

8.9 “Certificate Amendment Date” means the date on which this Amended Certificate of Designation shall become effective under the General Corporation Law of the State of Delaware.

8.10 “Certificate of Incorporation” means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

8.11 “Closing Price” means, with respect to the Common Stock, on any date, (i) the last sales price on the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board or the principal securities exchange or other securities market on which the Common Stock is then traded, or (ii) if the Common Stock is so traded, but not so reported, the average of the last bid and ask prices, as those prices are reported on the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board or the principal securities exchange or other securities market on which the Common Stock is then traded, or (iii) if the Common Stock is not listed or authorized for trading on the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board or any securities exchange or comparable securities market, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors for that purpose. If the Common Stock is not listed and traded in any manner such that the prices and quotations referred to above are available for the period required hereunder, the Closing Price per share shall be deemed to be the fair value per share of Common Stock as determined by the Board of Directors.

8.12 “Common Stock” means the Corporation’s authorized Common Stock.

8.13 “Common Stock Deemed Outstanding” means, on any date of determination, the number of shares of Common Stock actually outstanding, plus the maximum total number of shares of Common Stock issuable as of such date of determination upon the exercise of any then outstanding Options (including, without limitation, the Warrants and any Options outstanding under the Existing Benefit Plan or any other Benefit Plan) or issuable as of such date of determination upon conversion or exchange of any then outstanding Convertible Securities (including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock), whether or not such Options or Convertible Securities are actually exercisable, convertible or exchangeable at such time, without duplication.

8.14 “Conversion Date” means the date the Corporation or the Transfer Agent receives the Conversion Notice.

8.15 “Conversion Notice” means a written notice given by a Holder of Series B Preferred Stock to the Corporation pursuant to Section 4.1(b) stating that such Holder elects to convert all or a portion of such Holder’s shares of Series B Preferred Stock represented by certificates delivered to the Corporation or the Transfer Agent contemporaneously with such written notice. The Conversion Notice shall be in substantially the form of Exhibit A hereto.

8.16 “Conversion Price” means $3.00 per share of Common Stock, subject to adjustment as provided in Section 4.2.

8.17 “Conversion Price Adjustment Event” means any event specified in Section 4.2 resulting in an adjustment of the Conversion Price.

8.18 “Convertible Securities” has the meaning specified in Section 4.2(b).

8.19 “Corporation” means ITC^DeltaCom, Inc., a Delaware corporation organized and existing under the General Corporation Law of the State of Delaware.

8.20 “Current Period Dividends,” with respect to a share of Series B Preferred Stock, on any date of determination, means all Preferred Dividends that have accrued with respect of such share pursuant to Section 2 since the Dividend Payment Date immediately preceding such date of determination, but which have not been paid.

8.21 “Dilutive Issuance” has the meaning specified in Section 4.2(a).

8.22 “Dividend Payment Date” has the meaning specified in Section 2.1(a).

8.23 “Dividend Payment Record Date” has the meaning specified in Section 2.1(a).

8.24 “Dividend Period” has the meaning specified in Section 2.1(a).

8.25 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

8.26 “Excluded Junior Securities” means any Junior Securities redeemed, purchased or otherwise acquired pursuant to (i) any agreement by the Corporation to pay cash in lieu of fractional shares (A) in connection with a business combination or other transaction approved by the Board of Directors, (B) pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Amendment Date, this Certificate of Designation or the Series C Certificate of Designation or (C) pursuant to any Warrant Agreement, (ii) any Benefit Plan under which, in accordance with clause (ix) of Section 4.2(c), issuances or deemed issuances of Common Stock, Options or Convertible Securities shall not result in adjustments of the Conversion Price, (iii) any transaction for which an adjustment of the Conversion Price is required pursuant to Section 4.2(d), (iv) any Executive Employment Agreement and (v) any Transaction Document or any other agreement or document to which the Corporation or any subsidiary thereof is a party on the Issue Date and which is listed on a schedule to the Merger Agreement, as any such other agreement or document is in effect on the Issue Date.

8.27 “Executive Employment Agreements” means (i) the Employment Agreement, dated as of February 3, 2005, between the Corporation and Randall E. Curran, as amended from time to time (provided that no amendment to such Employment Agreement after the Certificate Amendment Date shall change the type or increase the amount of securities of the Corporation issuable thereunder), (ii) the Employment Agreement, dated as of February 21, 2005, between the Corporation and Richard E. Fish, Jr., as amended from time to time (provided that no amendment to such Employment Agreement after the Certificate Amendment Date shall change the type or increase of the amount of securities of the Corporation issuable thereunder), and (iii) the Employment Agreement, dated as of February 28, 2005, between the Corporation and James P. O’Brien, as amended from time to time (provided that no amendment to such Employment Agreement after the Certificate Amendment Date shall change the type or increase the amount of securities of the Corporation issuable thereunder).

8.28 “Existing Benefit Plan” means each of the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan and the ITC^DeltaCom, Inc. Executive Stock Incentive Plan.

8.29 “Fundamental Change” means any transaction or event, including, without limitation, any merger, consolidation, sale, conveyance, lease, exchange or transfer of assets, tender or exchange offer, reclassification (including any such reclassification in connection with a consolidation or merger in which the Corporation is the surviving corporation), capital reorganization, compulsory share exchange or liquidation, in each case in which all or substantially all outstanding shares of the Common Stock, or all or substantially all of the assets or the property of the Corporation, are converted into or exchanged for Capital Stock (of the Corporation or another issuer) or other securities, cash or other property.

8.30 “Fundamental Change Redemption Price” has the meaning specified in Section 5.1(b).

8.31 “Governance Agreement” means the Governance Agreement, dated as of October 6, 2003, as amended from time to time, among the Corporation, WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and certain individual investors and trusts listed on the signature pages thereto.

8.32 “Holder” means a Person in whose name shares of Capital Stock are registered on the stock register of the Corporation.

8.33 “Independent Appraiser” means an independent investment banking firm or independent public accounting firm, in each case of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

8.34 “Initial Holder” means any Holder of shares of Series B Preferred Stock on the Issue Date.

8.35 “Initial Series B Directors” means the two directors who are appointed to the Board of Directors pursuant to this Certificate of Designation as the Initial Series B Directors as of the Issue Date.

8.36 “Issue Date” means October 6, 2003.

8.37 “Junior Securities” has the meaning specified in Section 3.1(a).

8.38 “Junior Securities Distribution” has the meaning specified in Section 2.2(b).

8.39 “Liens” means liens and charges other than liens and charges arising under (i) any Transaction Document, (ii) any other agreement entered into between the Corporation and any Holder of the Series B Preferred Stock from time to time or (iii) any other agreement to which the Corporation is not a party.

8.40 “Liquidation Event” means a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

8.41 “Liquidation Preference” has the meaning specified in Section 1.1.

8.42 “Mandatory Redemption Price” has the meaning specified in Section 5.2(a).

8.43 “Merger Agreement” means the Agreement and Plan of Merger, dated as of July 2, 2003, as amended from time to time, among the Corporation, BTI Telecom, Inc., 8DBC1 Corp., WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and certain individual investors and trusts listed on the signature pages thereto.

8.44 “Merger Common Stock” means the Common Stock issued by the Corporation pursuant to the Merger Agreement.

8.45 “NASDAQ Marketplace Rules” means the rules, regulations, interpretations and practices of the National Association of Securities Dealers, Inc. and The NASDAQ Stock Market, Inc. in effect from time to time and applicable to the Corporation.

8.46 “Optional Redemption Price” has the meaning specified in Section 5.1(a).

8.47 “Options” has the meaning specified in Section 4.2(b).

8.48 “Parity Securities” has the meaning specified in Section 3.1(b).

8.49 “Person” means any individual, corporation, partnership, joint venture, association, joint-stock issuer, interest, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

8.50 “Preferred Dividends” has the meaning specified in Section 2.1(a).

8.51 “Proposed Amendment” has the meaning specified in Section 7.6.

8.52 “Redemption Agent” means that Person, if any, appointed by the Corporation to hold funds deposited by the Corporation in trust to pay to the Holders of shares of Series B Preferred Stock to be redeemed. Any Redemption Agent shall be (i) a national banking association or corporation organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial or District of Columbia authority, and having a combined capital and surplus of at least $50 million or (ii) an Affiliate of such a national banking association or corporation that customarily performs the duties of redemption agent for public securities issues.

8.53 “Redemption Date” means the date set forth in the Redemption Notice which is fixed for redemption of the shares of Series B Preferred Stock referred to therein.

8.54 “Redemption Notice” means that notice to be given by the Corporation to the Holders notifying the Holders as to the redemption, in whole or in part, of the Series B Preferred Stock pursuant to Section 5. The Redemption Notice shall include the following information:

(i) the Redemption Date and the time of day on such date;

(ii) the total number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder;

(iii) the Redemption Price;

(iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price;

(v) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and

(vi) the name of any bank or other financial institution, if any, performing the duties of Redemption Agent.

The Redemption Notice shall be given by first-class mail to each record Holder of the shares to be redeemed, at such Holder’s address as such address appears on the books of the Corporation.

8.55 “Redemption Price” means each of the Optional Redemption Price, the Fundamental Change Redemption Price and the Mandatory Redemption Price, as the case may be.

8.56 “Related Entity” means, with respect to any Person, (i) if such Person is an “ultimate parent entity,” as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder, each direct or indirect subsidiary of such Person and (ii) if such Person is not an “ultimate parent entity,” as defined in such Act and such regulations, each ultimate parent entity (as so defined) of such Person and each other Person which is a direct or indirect subsidiary of any such ultimate parent entity.

8.57 “Required Initial Holders” means, as of any date of determination, WCAS Capital Partners III, L.P. and Welsh, Carson, Anderson & Stowe VIII, L.P., so long as such Initial Holders and their Affiliates are the beneficial and record owners, as of such date of determination, of a majority of the shares of Series B Preferred Stock outstanding on such date of determination.

8.58 “Restricted Securities” means (i) the shares of Series B Preferred Stock issued by the Corporation pursuant to or as provided in the Merger Agreement and the Executive Employment Agreements, (ii) the shares of Series B Preferred Stock and other securities issued by the Corporation as Preferred Dividends on the shares of Series B Preferred Stock referred to in clause (i), and (iii) the shares of Common Stock and other securities issued by the Corporation upon the conversion of the shares of Series B Preferred Stock referred to in clauses (i) and (ii).

8.59 “Restricted Securities Legend” means the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE CORPORATION RESERVES THE RIGHT PRIOR TO ANY SUCH TRANSACTION TO REQUIRE AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE FOREGOING RESTRICTIONS.

8.60 “Senior Securities” has the meaning specified in Section 3.1(c).

8.61 “Series A Certificate of Designation” means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof, as amended from time to time unless otherwise specified in this Certificate of Designation.

8.62 “Series A Preferred Stock” means the 8% Series A Convertible Redeemable Preferred Stock of the Corporation authorized in the Series A Certificate of Designation.

8.63 “Series A Warrant Agreement” means the Warrant Agreement, dated as of October 29, 2002, between the Corporation and Mellon Investor Services LLC, as Warrant Agent, as amended from time to time, so long as no amendment to such Warrant Agreement after the Issue Date shall increase the number of warrants issuable pursuant thereto.

8.64 “Series B Preferred Stock” means the 8% Series B Convertible Redeemable Preferred Stock of the Corporation authorized in this Certificate of Designation.

8.65 “Series B Warrant Agreement” means the Warrant Agreement, dated as of October 6, 2003, between the Corporation and Mellon Investor Services LLC, as Warrant Agent, as amended from time to time, so long as no amendment to such Warrant Agreement after the Certificate Amendment Date shall increase the number of warrants issuable pursuant thereto.

8.66 “Series C Certificate of Designation” means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof, as amended from time to time.

8.67 “Series C Preferred Stock” means the 8% Series C Convertible Redeemable Preferred Stock of the Corporation authorized in the Series C Certificate of Designation.

8.68 “Series C Warrant Agreement” means the Warrant Agreement, dated as of March 29, 2005, between the Corporation and Mellon Investor Services LLC, as Warrant Agent, as amended from time to time, so long as no amendment to such Warrant Agreement after the Certificate Amendment Date shall increase the number of warrants issuable pursuant thereto.

8.69 “Series D Warrant Agreement” means the Warrant Agreement, dated as of July 26, 2005, between the Corporation and Mellon Investor Services LLC, as Warrant Agent, as amended from time to time, so long as no amendment to such Warrant Agreement after the Certificate Amendment Date shall increase the number of warrants issuable pursuant thereto.

8.70 “Series D Warrants” means the warrants to purchase Series C Preferred Stock and Common Stock issued by the Corporation pursuant to the Series D Warrant Agreement.

8.71 “Single Class Voting Date” has the meaning specified in Section 7.2(a).

8.72 “Transaction Documents” means (i) the Merger Agreement, (ii) the Series B Warrant Agreement, (iii) the Governance Agreement and (iv) the Registration Rights Agreement, dated as of October 6, 2003, as amended from time to time, among the Corporation and the securityholders of the Corporation identified therein.

8.73 “Transfer Agent” means the Person duly appointed by the Corporation in its sole discretion to serve as transfer agent for the Series B Preferred Stock. The Corporation may serve as Transfer Agent.

8.74 “Transferee” means any Person that acquires assets of the Corporation in connection with any sale, conveyance, lease, exchange or transfer of such assets by the Corporation to or with such Person.

8.75 “Warrant Agreement” means any of (i) the Series A Warrant Agreement, (ii) the Series B Warrant Agreement, (iii) the Series C Warrant Agreement or (iv) the Series D Warrant Agreement.

8.76 “Warrants” means (i) the warrants to purchase Common Stock issued by the Corporation pursuant to the Series A Warrant Agreement, (ii) the warrants to purchase Common Stock issued by the Corporation pursuant to the Series B Warrant Agreement, (iii) the warrants to purchase Common Stock issued by the Corporation pursuant to the Series C Warrant Agreement and (iv) the Series D Warrants; provided that (A) the warrants referred to in each of clauses (i) and (ii) have the same exercise expiration date and (subject to adjustments pursuant to antidilution provisions of the Series A Warrant Agreement or the Series B Warrant Agreement, as the case may be) the same exercise price as the warrants issued pursuant to the Series A Warrant Agreement or the Series B Warrant Agreement, as the case may be, which are outstanding as of the Issue Date, (B) the warrants referred to in clause (iii) have the same exercise expiration date and (subject to adjustments pursuant to antidilution provisions of the Series C Warrant Agreement) the same exercise price as the warrants issued pursuant to the Series C Warrant Agreement which are outstanding as of the Certificate Amendment Date and (C) the Series D Warrants have the same exercise expiration date and (subject to adjustments pursuant to antidilution provisions and other exercise price adjustment provisions of the Series D Warrant Agreement) the same exercise price as the Series D Warrants issued on the initial issue date of the Series D Warrants.

9. Other Provisions

9.1 Status of Reacquired Shares

Shares of Series B Preferred Stock issued and redeemed or otherwise reacquired by the Corporation, including upon the conversion of such shares into Common Stock, shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, shall have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may, with any and all other authorized but unissued shares of preferred stock of the Corporation, be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

9.2 Book-Entry Registration

Notwithstanding any other provision of this Certificate of Designation, the Corporation shall have the right to have its Series B Preferred Stock registered in book-entry or other electronic form. In the event of such registration, to the extent permitted or required by the rules, regulations and practices of the applicable book-entry or other electronic system, or by other applicable law or regulation, the Series B Preferred Stock shall not be evidenced by physical stock certificates, and any actions required or permitted under this Certificate of Designation to be taken by the Corporation or any Holder of the Series B Preferred Stock with respect to such physical stock certificates shall, notwithstanding any other provision of this Certificate of Designation, be in compliance with this Certificate of Designation if taken in accordance with the rules, regulations and practices of the applicable book-entry or other electronic system and other applicable law or regulation.

9.3 Notices

All notices referred to in this Certificate of Designation shall, except as expressly provided herein, be deemed given in the manner and with the effect provided in the General Corporation Law of the State of Delaware.

9.4 Transfer Restrictions

Unless the Corporation otherwise instructs the Transfer Agent, (i) all certificates representing the Restricted Securities, and all certificates issued upon division or combination of, or in substitution for, such certificates shall bear a legend substantially in the form of the Restricted Securities Legend and (ii) the Transfer Agent shall not register any attempted transfer of Restricted Securities that is not effected in compliance with the requirements set forth in the Restricted Securities Legend. Whenever the restrictions imposed by this Section 9.4 shall terminate as to any securities, the Holder thereof shall be entitled to receive from the Corporation new certificates representing such securities that do not bear the Restricted Securities Legend.

9.5 Beneficial Ownership

Upon request by the Corporation from time to time, each Initial Holder shall certify to the Corporation the number of shares of Series B Preferred Stock, if any, then beneficially owned by such Initial Holder and such Initial Holder’s Affiliates.

EXHIBIT A

Form of Conversion Notice

Dated: [            ]

The undersigned is the holder of record of [            ] shares of the 8% Series B Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of ITC^DeltaCom, Inc. (the “Corporation”). This Conversion Notice is provided pursuant to Section 4.1(b) of the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series B Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the “Certificate of Designation”). Capitalized terms not defined herein have the meanings given to such terms in the Certificate of Designation.

The undersigned hereby irrevocably elects to convert [            ] shares of Series B Preferred Stock represented by the enclosed certificate or certificates into shares of Common Stock at the Conversion Price per share of Common Stock provided by the Certificate of Designation. The undersigned requests that certificates representing such Common Stock be registered in the name or names of the Persons set forth below for the number of shares of Common Stock issuable upon conversion of the number of shares of Series B Preferred Stock set forth beside such Person’s name below:

Shares of Series B Preferred Stock	Name and Address	Taxpayer I.D. No./ Social Security No.

If the number of shares of Series B Preferred Stock that the undersigned is converting is fewer than all of the shares of Series B Preferred Stock represented by the enclosed certificate or certificates representing the Series B Preferred Stock converted hereby, the undersigned requests that new certificates representing the remaining shares of Series B Preferred Stock be registered in the name of the undersigned at the address set forth below:

A-1

Enclosed herewith are (1) written instruments of transfer, duly executed by the undersigned or the undersigned’s duly authorized legal representative, or in blank, and (2) transfer tax stamps or funds thereof, in each case, that are required pursuant to the Certificate of Designation.

Name:
Signature:
Address:

Telephone no.:
Facsimile no.:
Note:	The above signature should correspond exactly with the name on the face of the enclosed Series B Preferred Stock certificates

A-2

Appendix C

ITC^DELTACOM, INC.

CERTIFICATE OF DESIGNATION OF THE POWERS,

PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND

OTHER SPECIAL RIGHTS OF 8% SERIES C CONVERTIBLE

REDEEMABLE PREFERRED STOCK AND QUALIFICATIONS,

LIMITATIONS AND RESTRICTIONS THEREOF

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

ITC^DeltaCom, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the “Board of Directors”) by the Corporation’s Restated Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors is authorized to issue preferred stock of the Corporation in one or more series, and the Transaction Committee of the Board of Directors has duly approved and adopted the following resolution on July 22, 2005:

RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Restated Certificate of Incorporation of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors hereby creates, authorizes and provides for the issuance of 8% Series C Convertible Redeemable Preferred Stock, par value $0.01 per share, with a liquidation preference of $1.00 per share, consisting of 28,000,000 shares and having the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation and in this resolution as follows:

1.	Designation

1.1 Designation; Liquidation Preference

There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the 8% Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”). The number of shares constituting the Series C Preferred Stock shall be 28,000,000. The liquidation preference of the Series C Preferred Stock shall be $1.00 per share (the “Liquidation Preference”); provided that the Liquidation Preference shall be subject to equitable adjustment if and whenever there shall occur a stock split, combination, recapitalization, reorganization or reclassification of, or other similar event affecting, the Series C Preferred Stock.

1.2 Capitalized Terms

Certain capitalized terms used in this Certificate of Designation have the meanings assigned to them in Section 8.

2.	Dividends

2.1 Payment of Preferred Dividends

(a) The Holders of shares of Series C Preferred Stock shall be entitled to receive with respect to each share of Series C Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends (the “Preferred Dividends”) in an amount equal to the greater of (x) dividends at the rate of 8% per annum (the “Annual Dividend Rate”) of the sum of the Liquidation Preference plus the amount of any Accumulated Dividends accrued with respect to such share and (y) dividends (other than dividends in Common Stock payable in connection with a stock split, reclassification or subdivision of the Common Stock) that would have accrued with respect to such share of Series C Preferred Stock during the applicable Dividend Period if the Holder of such share had converted such share into Common Stock immediately prior to the record date of any dividend declared on the Common Stock in such Dividend Period. If any dividend declared on the Common Stock and referred to in clause (y) above is in a form other than cash, the value of such dividend for purposes of this Section 2.1(a) shall be determined in good faith by the Board of Directors, whose determination, in the absence of manifest error, but subject to Section 2.1(g), shall be final and binding upon the Corporation and the Holders of the Series C Preferred Stock. Any Preferred Dividend referred to in clause (y) above shall be deemed to have accrued with respect to a share of Series C Preferred Stock as of the last day of the applicable Dividend Period. Preferred Dividends with respect to a share of Series C Preferred Stock shall accrue and shall be cumulative whether or not declared from the date of issue of such share of Series C Preferred Stock; provided that Preferred Dividends with respect to any share of Post-Record Date Series C Preferred Stock shall accrue and shall be cumulative whether or not declared from the first Dividend Payment Date following the date of issue of such share of Post-Record Date Series C Preferred Stock. Preferred Dividends on the Series C Preferred Stock shall be payable quarterly in arrears on April 1, July 1, October 1 and January 1 of each year (unless, solely with respect to Preferred Dividends payable in cash, such day is not a Business Day, in which event such Preferred Dividends shall be payable on the next succeeding Business Day) (each such date being a “Dividend Payment Date” and each such quarterly period being a “Dividend Period”). Preferred Dividends declared by the Board of Directors which are paid in shares of Series C Preferred Stock shall be deemed paid as of April 1, July 1, October 1 or January 1, as the case may be, for all purposes of this Certificate of Designation even if any such date is not a Business Day. Preferred Dividends payable on any Dividend Payment Date shall be payable to the Holders of shares of Series C Preferred Stock as they appear on the stock register of the Corporation at the close of business on the corresponding Dividend Payment Record Date. As used herein, the term “Dividend Payment Record Date” means, with respect to the Preferred Dividends payable on April 1, July 1,

2

October 1 and January 1, respectively, of each year, the preceding March 15, June 15, September 15 and December 15 (unless such day is not a Business Day, in which event such Dividend Payment Record Date shall be the next succeeding Business Day), or such other date, not more than 60 days or less than ten days preceding the Dividend Payment Date, as shall be fixed as the record date by the Board of Directors.

(b) The dividend rate for Preferred Dividends payable in the amount specified in and pursuant to clause (x) of Section 2.1(a) with respect to each full Dividend Period shall be computed by dividing the Annual Dividend Rate by four. The dividend rate for such Preferred Dividends payable on the initial Dividend Payment Date after the Issue Date and with respect to any other period other than a full Dividend Period shall be computed on the basis of a 365-day year and the actual number of days elapsed in the period with respect to which such Preferred Dividends are payable; provided that if the initial Dividend Period with respect to any share of Series C Preferred Stock which (i) is not a share of Post-Record Date Series C Preferred Stock and (ii) is issued after the Issue Date is shorter than a full Dividend Period, the dividend rate for a Preferred Dividend payable on such share on the Dividend Payment Date for such initial Dividend Period shall be computed at a rate which shall result in a cumulative dividend on such share for such initial Dividend Period equal to the amount which would have accrued on or been payable with respect to such share if such share been outstanding on the first day of such initial Dividend Period. Except as otherwise provided in this Certificate of Designation, the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in addition to the Preferred Dividends as provided in this Section 2.1. No interest or sum of money or other property or securities in lieu of interest shall be payable in respect of any accumulated and unpaid Preferred Dividends.

(c) Accumulated Dividends may be declared and paid on any date, without reference to any regular Dividend Payment Date or Dividend Payment Record Date, to Holders of Series C Preferred Stock as they appear on the stock register of the Corporation at the close of business on the date fixed as the record date for such payment by the Board of Directors.

(d) Any Preferred Dividend payable in the amount specified in and pursuant to clause (x) of Section 2.1(a) may be paid, in the sole discretion of the Corporation, (i) in cash, (ii) in shares of Series C Preferred Stock or (iii) in a combination of cash and shares of Series C Preferred Stock. Any Preferred Dividend payable in the amount specified in and pursuant to clause (y) of Section 2.1(a) shall be payable in the same form as the dividend referred to in such clause (y) that has been declared on the Common Stock in the applicable Dividend Period. Each share of Series C Preferred Stock issued in payment of a Preferred Dividend shall be valued, solely for purposes of determining the number of shares of Series C Preferred Stock to be issued as a Preferred Dividend, at the Liquidation Preference thereof and shall, upon issuance, be duly and validly issued, fully paid and non-assessable, free of all Liens and not subject to preemptive rights. If any such Preferred Dividend would result in the issuance of a fractional share of Series C Preferred Stock, the Corporation, in its sole discretion, may either pay such fractional share or round such fractional share up to the nearest whole share of Series C

3

Preferred Stock. Except to the extent otherwise required by the NASDAQ Marketplace Rules (if applicable) or the rules, regulations, interpretations and practices of the Transfer Agent or any securities exchange on which the Common Stock is traded, or by any other applicable law or regulation, (i) fractional shares of Series C Preferred Stock issued in payment of any Preferred Dividend shall be rounded up to the nearest one-ten thousandth (.0001) of a share, and (ii) any Preferred Dividend payable in cash shall be rounded up to the nearest cent.

(e) Payment of a Preferred Dividend in shares of Series C Preferred Stock to a Holder of the Series C Preferred Stock shall be made by delivering a certificate or certificates evidencing such shares, which shall be dated as of the applicable Dividend Payment Date, to such Holder after the applicable Dividend Payment Date at such Holder’s address as it shall appear on the stock register of the Corporation at the close of business on the Dividend Payment Record Date for such Dividend Payment Date.

(f) All Preferred Dividends shall be paid pro rata to the Holders of the Series C Preferred Stock entitled thereto.

(g) The Corporation shall give prompt written notice to the Required Initial Holders of the determination of the Board of Directors with respect to the value of any dividend declared on the Common Stock referred to in clause (y) of the first sentence of Section 2.1(a) that is in a form other than cash. If the Required Initial Holders object to such determination (whether or not in manifest error) by the Board of Directors of the value of such dividend by giving the Corporation written notice of such objection within ten Business Days after their receipt of the Corporation’s written notice of such determination, and such objection is not withdrawn, the Corporation shall retain, at the Corporation’s sole cost, an Independent Appraiser to determine the value of such dividend. The determination of such Independent Appraiser with respect to the value of such dividend, or, if the Corporation is not required to retain an Independent Appraiser pursuant to this Section 2.1(g), but retains an Independent Appraiser pursuant to the Series A Certificate of Designation or the Series B Certificate of Designation to determine the value of such dividend for purposes of the Series A Certificate of Designation or the Series B Certificate of Designation, as the case may be, the determination of such other Independent Appraiser with respect to the value of such dividend, shall be final and binding upon the Corporation and the Holders of the Series C Preferred Stock. Any written notice required to be given by the Corporation or the Required Initial Holders pursuant to this Section 2.1(g) shall be given in the manner, and with the effect, provided in Section 7.4(b).

2.2 Declaration of Dividends and Distributions

(a) So long as any shares of the Series C Preferred Stock are outstanding, (i) no dividends, except as provided in Section 2.2(d) and except as described in the last sentence of this Section 2.2(a), shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon any Parity Securities, nor (ii) shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Parity Securities) by

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the Corporation or any of its subsidiaries (except by conversion into or exchange for Parity Securities or Junior Securities), unless (x) in the case of clause (i) above, all Accumulated Dividends on the outstanding Series C Preferred Stock have been or contemporaneously are declared and paid or declared and sufficient funds or shares of Series C Preferred Stock for the payment thereof are set apart for such payment on or prior to the date of payment of such dividends or the making of such other distributions on such Parity Securities and (y) in the case of clause (ii) above, the Corporation shall contemporaneously redeem, purchase or otherwise acquire for consideration a pro rata portion of the Series C Preferred Stock then outstanding, which pro rata portion shall be calculated based on the aggregate redemption, purchase or other acquisition price which would be payable to the Holders of the Series C Preferred Stock and the holders of the class or series of Parity Securities being so redeemed, purchased or otherwise acquired to redeem the total number of shares of the Series C Preferred Stock and of each such class or series of Parity Securities then outstanding. Any redemption of Series C Preferred Stock in accordance with the immediately preceding sentence shall be deemed to be a redemption at the option of the Corporation and shall be subject to, and effected in accordance with, Sections 5.1 and 5.3. Notwithstanding the foregoing, if Accumulated Dividends are not paid in full or sufficient funds or shares of Series C Preferred Stock for the payment thereof are not set aside, as aforesaid, the Corporation may declare and pay or set aside sufficient funds or (to the extent authorized in the instrument creating the applicable Parity Securities) Parity Securities for the payment of accrued and unpaid dividends on Parity Securities for past dividend periods if and to the extent that, prior thereto or contemporaneously therewith, the Corporation shall declare and pay or set aside sufficient funds or shares of Series C Preferred Stock for the payment of Accumulated Dividends on the outstanding Series C Preferred Stock ratably in proportion to the respective dollar amounts of all Accumulated Dividends then payable on the outstanding Series C Preferred Stock and all such accrued and unpaid dividends then payable on such Parity Securities.

(b) So long as any shares of the Series C Preferred Stock are outstanding, no dividends, except as provided in Section 2.2(d), shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (any such dividend, distribution, redemption, purchase or other acquisition being hereinafter referred to as a “Junior Securities Distribution”) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Securities) by the Corporation or any of its subsidiaries (except by conversion into or exchange for Junior Securities), unless in each case (i) all Accumulated Dividends on the outstanding Series C Preferred Stock and all accrued and unpaid dividends on any outstanding Parity Securities for all past dividend periods with respect to such Parity Securities shall have been paid or sufficient funds or, as applicable, shares of Series C Preferred Stock or (to the extent authorized in the instrument creating the applicable Parity Securities) Parity Securities set aside for the payment thereof and (ii) sufficient funds or shares of Series C Preferred Stock shall have been paid or set apart for the payment of Preferred Dividends for the current Dividend Period with respect to the Series C Preferred Stock and sufficient funds or (to the extent authorized in the instrument creating the

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applicable Parity Securities) Parity Securities shall have been paid or set aside for the payment of any dividends for the current dividend period with respect to such Parity Securities; provided that no Junior Securities other than Excluded Junior Securities shall be redeemed, purchased or otherwise acquired without the prior written consent of the Required Initial Holders.

(c) No Preferred Dividends may be declared, made or paid or funds set apart for the payment of Preferred Dividends upon any outstanding share of Series C Preferred Stock with respect to any Dividend Period unless all dividends which are accrued and payable with respect to preceding dividend periods upon all outstanding Senior Securities shall have been declared and paid or sufficient funds for the payment thereof shall have been set apart for the payment of such dividends.

(d) Notwithstanding anything in this Section 2.2 or any other provision of this Certificate of Designation to the contrary, the Corporation shall have the power to (i) declare and pay dividends or make distributions on Parity Securities which are payable solely in additional Parity Securities or in Junior Securities and on Junior Securities which are payable solely in additional Junior Securities and (ii) redeem, purchase or otherwise acquire Junior Securities in exchange for Junior Securities and Parity Securities in exchange for Parity Securities or Junior Securities.

3.	Ranking

3.1 Ranking

The Series C Preferred Stock shall, with respect to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation, rank as follows:

(a) senior to all classes of Common Stock and each other class of Capital Stock or series of preferred stock issued by the Corporation, which is established after the Certificate Date, the terms of which do not expressly provide that such class or series shall rank senior to or on a parity with the Series C Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (each such other class or series, collectively with the Common Stock, referred to as “Junior Securities”);

(b) on a parity with the Series A Preferred Stock and the Series B Preferred Stock and each class of Capital Stock (other than classes of Common Stock) or series of preferred stock issued by the Corporation, which is established after the Certificate Date, the terms of which expressly provide that such class or series shall rank on a parity with the Series C Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (the Series A Preferred Stock, the Series B Preferred Stock and each such other class or series collectively referred to as “Parity Securities”); and

(c) junior to each class of Capital Stock (other than classes of Common Stock) or series of preferred stock issued by the Corporation, which is established after the

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Certificate Date, the terms of which expressly provide that such class or series shall rank senior to the Series C Preferred Stock as to dividend rights and distributions upon the liquidation, dissolution or winding-up of the Corporation (collectively referred to as “Senior Securities”).

3.2 Reservation of Rights

Except as otherwise expressly provided in this Certificate of Designation, the Corporation shall have the right to amend the Certificate of Incorporation, file certificates of designation and otherwise authorize and issue any Junior Securities, Parity Securities or Senior Securities without restriction at any time and from time to time.

4.	Conversion

4.1 Conversion Rights

(a) Each Holder of Series C Preferred Stock shall have the right, at its option, at any time and from time to time to convert, subject to the terms and provisions of this Section 4, any or all of such Holder’s shares of Series C Preferred Stock (including fractional shares) into a whole number of fully paid and non-assessable shares of Common Stock equal to the product of the Conversion Rate then in effect times the sum of (x) the number of shares of Series C Preferred Stock being so converted plus (y) the number of shares of Series C Preferred Stock then issuable in payment of any Accumulated Dividends accrued with respect to such shares being so converted plus (z) the number of shares of Series C Preferred Stock then issuable in payment of any Current Period Dividends with respect to such shares being so converted accrued to, and not including, the Conversion Date (or such other date as is specified in Section 4.1(c)), except that with respect to any share of Series C Preferred Stock which shall be called for redemption pursuant to Section 5, such conversion right shall terminate at the close of business on the Business Day immediately prior to the Redemption Date unless the Corporation shall default in making the payment due under Section 5 upon redemption of such share, in which case such right shall be exercisable at any time until the close of business on the Business Day immediately prior to the date on which such payment is made. If a Holder of Series C Preferred Stock shall exercise its conversion right pursuant to this Section 4 in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, such Holder, at its option, may condition the conversion of the Holder’s Series C Preferred Stock upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event such Series C Preferred Stock shall not be deemed to have been converted, and the Persons entitled to receive the Common Stock upon the conversion of such Series C Preferred Stock shall not be deemed to have received such Common Stock, until immediately prior to the closing of such sale of securities. Each share of Series C Preferred Stock issued after the Issue Date, including, without limitation, each share of Series C Preferred Stock issued upon the exercise or conversion of the Series D Warrants and each share of Series C Preferred Stock issued as a Preferred Dividend pursuant to Section 2, shall, as of the date of issuance of such share, have the same Conversion Rate as each share of Series C Preferred Stock outstanding immediately prior to such issuance.

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(b) The conversion right of a Holder of Series C Preferred Stock shall be exercised by the surrender of such Holder’s certificates representing shares of Series C Preferred Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, to the Corporation or to the Transfer Agent accompanied by a Conversion Notice.

(i) Any such conversion shall be deemed to have been consummated immediately prior to the close of business on the Conversion Date (or such other date and time as is specified in Section 4.1(a), this Section 4.1(b)(i) or Section 4.1(c)), and as of such date each Holder converting Series C Preferred Stock shall be deemed to be the Holder of record of Common Stock issuable upon conversion of such Series C Preferred Stock notwithstanding that the share register of the Corporation may then be closed or that certificates representing such Common Stock shall not then be actually delivered to such Person. Notwithstanding the foregoing, and solely for purposes of determining whether any share of Series C Preferred Stock subject to such conversion shall be outstanding on any Dividend Payment Record Date and entitled to payment of Preferred Dividends pursuant to Section 2, if the Corporation or the Transfer Agent receives a Conversion Notice relating to any such conversion on or after any Dividend Payment Record Date but before the Dividend Payment Date to which such Dividend Payment Record Date relates, such conversion shall be deemed solely for such purposes to have been consummated immediately prior to the close of business on such Dividend Payment Record Date.

(ii) Immediately prior to the close of business on any Conversion Date (or such other date and time as is specified in Section 4.1(a) or 4.1(c)), all rights with respect to the shares of Series C Preferred Stock so converted, including the rights, if any, to continue to accrue Preferred Dividends and receive notices, shall terminate, except the rights of Holders thereof to (A) receive certificates for the number of shares of Common Stock into which such shares of Series C Preferred Stock have been converted and (B) exercise the rights to which such Holders are entitled as Holders of Common Stock.

(iii) As promptly as reasonably practicable after the Conversion Date, the Corporation shall issue and deliver to the Holder of the shares of Series C Preferred Stock so converted a certificate or certificates representing the number of whole shares of Common Stock into which such shares of Series C Preferred Stock shall have been converted.

(iv) All shares of Common Stock issuable upon conversion of the Series C Preferred Stock shall, upon issuance, be duly and validly issued, fully paid and non-assessable, free of all Liens and not subject to any preemptive rights.

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(c) If the Conversion Date shall not be a Business Day or shall be a date of record referred to in Section 4.2(d), then such conversion right shall be deemed exercised on the next Business Day. Upon delivery of a Conversion Notice to the Corporation by a Holder of Series C Preferred Stock, the right of the Corporation to redeem the shares of Series C Preferred Stock specified in such Conversion Notice shall terminate, regardless of whether a Redemption Notice shall have been given pursuant to Section 5.3.

(d) Except as provided in Sections 4.1(a), 4.2 and 4.3, the Corporation shall make no adjustment or payment for, or have any other obligation with respect to, any Accumulated Dividends or Current Period Dividends accrued with respect to shares of Series C Preferred Stock in connection with or following the conversion of such shares.

(e) In the case of any conversion of fewer than all the shares of Series C Preferred Stock evidenced by a certificate, the Corporation, upon such conversion, shall execute and the Transfer Agent shall authenticate and deliver to the Holder thereof at such address designated by such Holder, at the expense of the Corporation, a new certificate or certificates representing the number of unconverted shares of Series C Preferred Stock. No fractional shares of Common Stock shall be issued upon the conversion of the Series C Preferred Stock. If the conversion of any shares of Series C Preferred Stock would result in the issuance of a fractional share of Common Stock, the Corporation, in its sole discretion, may (i) round such fractional share up to the nearest whole share of Common Stock or (ii) in lieu thereof pay a cash adjustment in respect of such fractional share in an amount equal to such fractional share multiplied by the Closing Price per share of Common Stock on the Business Day next preceding the Conversion Date.

4.2 Adjustment of Conversion Rate

In order to prevent dilution of the conversion rights granted under this Section 4, the Conversion Rate shall be subject to adjustment from time to time pursuant to this Section 4.2.

(a) Except as otherwise provided in Section 4.2(c), if and whenever during the period beginning on the Certificate Date and ending on the close of business on the fourth anniversary of the Certificate Date, the Corporation issues or sells, or in accordance with Section 4.2(b) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (calculated as set forth in Section 4.2(b)) less than the Trigger Price in effect on the date of issuance or sale (or deemed issuance or sale) of such Common Stock (a “Dilutive Issuance”), then in the event of any Dilutive Issuance prior to the Issue Date, as of the Issue Date for each such Dilutive Issuance, and in the event of any Dilutive Issuance from and after the Issue Date, immediately upon each such Dilutive Issuance, the Conversion Rate in effect on the date of issuance or sale (or deemed issuance or sale) of such Common Stock shall be increased by dividing such Conversion Rate by a fraction, (A) the numerator of which is the total number of shares of Common Stock Deemed Outstanding immediately before such Dilutive Issuance plus the number of shares of Common Stock that could be purchased at the Trigger Price at the time of such Dilutive Issuance for the aggregate

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consideration, calculated as set forth in Section 4.2(b), received or receivable by the Corporation upon such Dilutive Issuance and (B) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of adjusting the Conversion Rate for any Dilutive Issuance prior to the Issue Date, the Conversion Rate in effect immediately prior to such Dilutive Issuance shall be the Conversion Rate that would then have been in effect after adjusting the Conversion Rate for each prior Dilutive Issuance and the Trigger Price in effect on the date of such Dilutive Issuance shall be the Trigger Price that would have been in effect as of the Issue Date adjusted, as applicable, as set forth in the definition of Trigger Price in this Certificate of Designation.

(b) For purposes of determining the adjusted Conversion Rate pursuant to Section 4.1(a), the following provisions shall be applicable:

(i) If the Corporation in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock, or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”), and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Trigger Price in effect on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options shall, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Rate shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii) If the Corporation in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where such Convertible Securities are issuable upon the exercise of Options for which an adjustment of the Conversion Rate is made pursuant to Section 4.2(b)(i)) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Trigger Price in effect on the date of issuance of such Convertible Securities, then the maximum

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total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities shall, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Rate shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Rate had been or are to be made pursuant to other provisions of this Section 4.2, no further adjustment of the Conversion Rate shall be made by reason of such issuance or sale.

(iii) If there is a change at any time in (A) the aggregate amount of additional consideration payable to the Corporation upon the exercise of any Options, (B) the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities or (C) the rate at which any Options or any Convertible Securities are exercisable for or convertible into or exchangeable for Common Stock (other than under or by reason of provisions in such Options or Convertible Securities designed to protect against dilution), the Conversion Rate in effect at the time of such change shall be readjusted to the Conversion Rate which would have been in effect at such time if such Options or Convertible Securities still outstanding had provided for such changed additional consideration or changed rate, as the case may be, at the time such Options or Convertible Securities were initially granted, issued or sold.

(iv) If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Rate then in effect shall be readjusted to the Conversion Rate which would have been in effect at the time of such expiration or termination if such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise, conversion or exchange thereof), had never been issued.

(v) If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this

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Section 4.2 shall be the amount received by the Corporation therefor before deduction of commissions, underwriting discounts or allowances or other expenses paid or incurred by the Corporation in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity which is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash shall be determined in good faith by the Board of Directors, whose determination, in the absence of manifest error, but subject to the following provisions of this Section 4.2(b)(v), shall be final and binding upon the Corporation and the Holders of the Series C Preferred Stock. The Corporation shall give prompt written notice of the determination of the Board of Directors with respect to the fair value of such consideration other than cash to (i) the TCP Directors, if any, with respect to any such determination occurring prior to the Issue Date, and (ii) the Required Initial Holders, with respect to any such determination occurring from and after the Issue Date. If the TCP Directors or the Required Initial Holders, as the case may be, object to such determination (whether or not in manifest error) by the Board of Directors of the fair value of such consideration by giving the Corporation written notice of such objection within ten Business Days after their receipt of the Corporation’s written notice of such determination, and such objection is not withdrawn, the Corporation shall retain, at the Corporation’s sole cost, an Independent Appraiser to determine the fair value of such consideration. The determination of such Independent Appraiser with respect to the fair value of such consideration, or, if the Corporation is not required to retain an Independent Appraiser pursuant to this Section 4.2(b)(v), but retains an Independent Appraiser pursuant to the Series A Certificate of Designation, the Series B Certificate of Designation or any Warrant Agreement to determine the fair value of such consideration for purposes of the Series A Certificate of Designation, the Series B Certificate of Designation or such Warrant Agreement, as the case may be, the determination of such other Independent Appraiser with respect to the fair value of such consideration, shall be final and binding upon the Corporation and the Holders of the Series C Preferred Stock. Any written notice required to be given by the Corporation, the TCP Directors or the Required Initial Holders pursuant to this Section 4.2(b)(v) shall be given in the manner, and with the effect, provided in Section 7.4(b).

(c) No adjustment of the Conversion Rate shall be made pursuant to Section 4.2(a) or 4.2(b) upon the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of any of the following securities on or after the Certificate Date:

(i) the Merger Common Stock;

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(ii) the Series C Preferred Stock, including the Series C Preferred Stock issuable as Preferred Dividends pursuant to Section 2 or otherwise issuable after the Certificate Date, issuable pursuant to this Certificate of Designation, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series C Preferred Stock;

(iii) any shares of Common Stock, Options or Convertible Securities issuable as a dividend or distribution on the Series C Preferred Stock in accordance with this Certificate of Designation or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

(iv) the Warrants or any shares of Common Stock or Series C Preferred Stock or other securities issuable or payable upon exercise or conversion of the Warrants;

(v) the Series A Preferred Stock, including the Series A Preferred Stock issuable as dividends on the Series A Preferred Stock or otherwise issuable after the Certificate Date, issuable pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Date, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series A Preferred Stock pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Date;

(vi) any shares of Common Stock, Options or Convertible Securities issuable as a dividend or distribution on the Series A Preferred Stock in accordance with the Series A Certificate of Designation as in effect on or prior to the Certificate Date, or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

(vii) the Series B Preferred Stock, including the Series B Preferred Stock issuable as dividends on the Series B Preferred Stock or otherwise issuable after the Certificate Date, issuable pursuant to the Series B Certificate of Designation as in effect on or prior to the Certificate Date, or any shares of Common Stock or other securities issuable or payable upon conversion of the Series B Preferred Stock pursuant to the Series B Certificate of Designation as in effect on or prior to the Certificate Date;

(viii) any shares of Common Stock, Options or Convertible Securities issuable as a dividend or distribution on the Series B Preferred Stock in accordance with the Series B Certificate of Designation as in effect on or prior to the Certificate Date, or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

(ix) any shares of Common Stock, Options or Convertible Securities issuable under (A) the Existing Benefit Plan as in effect on the Certificate Date or (B)

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the Existing Benefit Plan as amended after the Certificate Date and any Benefit Plan which becomes effective after the Certificate Date, provided that any such amendment to the Existing Benefit Plan or the effectiveness of any such Benefit Plan is approved by the Board of Directors or by the compensation committee or other authorized committee of the Board of Directors, or any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities;

(x) any shares of Common Stock issued or deemed to have been issued in a transaction for which an adjustment of the Conversion Rate is required pursuant to Section 4.2(d);

(xi) any shares of Common Stock, Options or Convertible Securities issued in connection with the acquisition of all or part of another business or company, whether by merger, consolidation or otherwise, which is approved by the Board of Directors or by an authorized committee of the Board of Directors, any shares of Common Stock issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities, or any shares of Common Stock, payment-in-kind securities or other securities issuable as a dividend or distribution on any such shares of Common Stock, Options or Convertible Securities;

(xii) any shares of Common Stock, Options or Convertible Securities issued pursuant to or as provided in the Executive Employment Agreements, or any shares of Common Stock or other securities issuable or payable upon exercise of any such Options or upon conversion or exchange of any such Convertible Securities; or

(xiii) any shares of Common Stock, Options or Convertible Securities issued or deemed to have been issued in any transaction not referred to in any of subparagraphs (i) through (xii) of this Section 4.2(c), (A) prior to the Issue Date, with the affirmative vote or consent of the TCP Directors, if any, or (B) from and after the Issue Date, with the affirmative vote or consent of Holders of the shares of Series C Preferred Stock representing more than 50% of the voting power of the then outstanding shares of Series C Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series C Preferred Stock called for such purpose.

(d) If a date of record should be fixed at any time, whether by the Corporation or by operation of law, from and after the Certificate Date for the subdivision (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) of the shares of Common Stock acquirable hereunder into a greater number of shares, or for the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, Convertible Securities or Options without payment of any consideration for the additional shares of Common Stock, Convertible

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Securities or Options (including the additional shares of Common Stock or Convertible Securities issuable upon conversion or exercise of such Options), then, as of such date of record, the Conversion Rate in effect immediately prior to such date of record shall be proportionately increased (with the number of shares of Common Stock or Convertible Securities issuable with respect to Options determined from time to time in the manner provided for deemed issuances or sales of Common Stock in Section 4.2(b)). If such subdivision of the shares of Common Stock or the payment of such dividend or distribution does not thereafter occur, the Conversion Rate in effect shall be readjusted to the Conversion Rate that would have been in effect if the date of record for such subdivision, dividend or distribution had never been fixed. If a date of record should be fixed at any time, whether by the Corporation or by operation of law, from and after the Certificate Date for the combination (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) of the shares of Common Stock acquirable hereunder into a smaller number of shares of Common Stock, then, as of such date of record, the Conversion Rate in effect immediately prior to such date of record shall be proportionately reduced. If such combination of the shares of Common Stock does not thereafter occur, the Conversion Rate then in effect shall be readjusted to the Conversion Rate that would have been in effect if the date of record for such combination had never been fixed.

(e) If an adjustment of the Conversion Rate pursuant to Section 4.2(a), 4.2(b) or 4.2(d) shall become effective as of the record date or after the record date for the applicable Conversion Rate Adjustment Event, but before the occurrence of such Conversion Rate Adjustment Event, the Corporation may elect to defer, until after the occurrence of such Conversion Rate Adjustment Event, (i) issuance to the Holder of any shares of Series C Preferred Stock converted after such record date and before the occurrence of such Conversion Rate Adjustment Event the additional shares of Common Stock issuable upon such conversion in excess of the number of shares issuable on the basis of the Conversion Rate in effect immediately prior to such record date and (ii) payment to such Holder of any amount in cash in lieu of a fractional share of Common Stock. If the Initial Holders or any of their Affiliates shall be the beneficial and record owners of shares of Series C Preferred Stock as of the date of any such election, the Corporation shall give or cause to be given to the Initial Holders written notice of such election within five Business Days after the date of such election.

(f) After the occurrence of any Conversion Rate Adjustment Event requiring adjustment of the Conversion Rate, the Corporation shall give written notice thereof to the Holders of Series C Preferred Stock within ten Business Days following the occurrence of such Conversion Rate Adjustment Event; provided that if an adjustment of the Conversion Rate pursuant to Section 4.2(a), 4.2(b) or 4.2(d) shall become effective as of the record date or after the record date for such Conversion Rate Adjustment Event, but before the occurrence of such Conversion Rate Adjustment Event, the Corporation shall give such written notice within ten Business Days following such record date or subsequent date. Such notice shall state the Conversion Rate and any change in the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock resulting from such Conversion Rate Adjustment Event and shall set forth in reasonable detail the method of calculation and the facts upon which

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such calculation is based. Such calculation shall be certified by an authorized officer of the Corporation. Notice of any Conversion Rate Adjustment Event shall be deemed given to the Holders of Series C Preferred Stock (i) by the Corporation’s inclusion of the information specified in the second sentence of this Section 4.2(f) in the Corporation’s current report or next quarterly or annual report filed with the Securities and Exchange Commission pursuant to the Exchange Act or (ii) at the option of the Corporation, by the Corporation’s mailing to such Holders of a written notice containing such information, in each case within the period specified in the first sentence of this Section 4.2(f). Anything in Section 4.2 to the contrary notwithstanding, the Corporation shall give written notice to the Holders of Series C Preferred Stock within ten Business Days after the Issue Date of any adjustment of the Conversion Rate pursuant to Section 4.2(a) or 4.2(b) for Dilutive Issuances prior to the Issue Date.

(g) Anything in Section 4.2 to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment of the Conversion Rate unless and until the net effect of one or more adjustments required hereunder (each of which shall be carried forward until counted toward adjustment), determined as provided therein, shall have resulted in a change of the Conversion Rate by at least 1%, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Rate by at least 1%, such change of the Conversion Rate shall thereupon be given effect.

4.3 Fundamental Changes

Upon the occurrence of a Fundamental Change, there shall be no adjustment of the Conversion Rate and each share of Series C Preferred Stock then outstanding, without the consent of any Holder of Series C Preferred Stock (except as set forth in the last sentence of this Section 4.3), and subject to the Corporation’s optional redemption rights pursuant to Section 5.1(b), shall become convertible only into the kind and amount of shares of Capital Stock or other securities (of the Corporation or another issuer), cash or other property receivable upon such Fundamental Change by a Holder of the number of shares of Common Stock into which such share of Series C Preferred Stock could have been converted immediately prior to the effective date of such Fundamental Change assuming such Holder of Common Stock (x) is not a Person (or a Related Entity of a Person) with which the Corporation consolidated, into which the Corporation merged or which merged into the Corporation, or to or with which the applicable sale, conveyance, lease, exchange, transfer or other transaction constituting such Fundamental Change was effected, and (y) failed to exercise the Holder’s rights of election, if any, as to the kind of amount of Capital Stock or other securities, cash or other property receivable upon such Fundamental Change. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease, exchange or transfer, or otherwise so that any resulting or surviving corporation or any Transferee in connection with such Fundamental Change shall expressly assume the obligation to deliver, to the Holders of the Series C Preferred Stock, such shares of Capital Stock or other securities, cash or other property (i) upon conversion of the Series C Preferred Stock, if the Series C Preferred Stock shall remain outstanding following such Fundamental Change, or (ii) upon the consummation of such

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Fundamental Change or thereafter as provided in such effective provisions, if the Series C Preferred Stock shall not remain outstanding following such Fundamental Change. The provisions of this Section 4.3 similarly shall apply to successive Fundamental Changes. The provisions of this Section 4.3 shall be the sole right of Holders of Series C Preferred Stock in connection with any Fundamental Change, and such Holders shall have (i) no separate right to consent with respect to, and shall have no separate vote on, such Fundamental Change (except as expressly required by applicable law) and (ii) no other vote on such Fundamental Change (except as provided in Section 7.1).

4.4 Reservation of Common Stock

The Corporation at all times shall reserve and keep available for issuance upon the conversion of the Series C Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all outstanding shares of Series C Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series C Preferred Stock.

4.5 Taxes and Other Charges

The issuance or delivery of certificates for Common Stock upon the conversion of shares of Series C Preferred Stock shall be made without charge to the converting Holder of shares of Series C Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the Holders of the shares of Series C Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of Series C Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

5.	Redemption of Series C Preferred Stock

5.1 Redemption at Option of the Corporation

(a) Except as provided in Section 5.1(b), shares of the Series C Preferred Stock may not be redeemed by the Corporation prior to the third anniversary of the Issue Date. On or after the third anniversary of the Issue Date, the Series C Preferred Stock may be redeemed for cash by the Corporation, at its option, at any time and from time to time, in whole or in part, at a redemption price per share (the “Optional Redemption Price”) equal to the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with

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respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest; provided that the Corporation shall not exercise its redemption rights pursuant to this Section 5.1(a) for a number of shares of Series C Preferred Stock having an aggregate Redemption Price of less than $5 million unless the aggregate Redemption Price of all shares of Series C Preferred Stock then outstanding is less than $5 million.

(b) If a Fundamental Change occurs at any time prior to the third anniversary of the Issue Date, the Series C Preferred Stock may be redeemed for cash by the Corporation, at its option, at any time (including concurrently with the occurrence of such Fundamental Change) and from time to time, in whole or in part, at a redemption price per share (the “Fundamental Change Redemption Price”) equal to 110% of the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest; provided that the Corporation shall not exercise its redemption rights pursuant to this Section 5.1(b) for a number of shares of Series C Preferred Stock having an aggregate Redemption Price of less than $5 million unless the aggregate Redemption Price of all shares of Series C Preferred Stock then outstanding is less than $5 million.

(c) If fewer than all the outstanding shares of the Series C Preferred Stock shall be redeemed pursuant to Section 5.1(a) or 5.1(b), the number of shares to be redeemed shall be determined by the Board of Directors, consistent with the provisions of Section 5.1(a) or 5.1(b), and the shares to be redeemed shall be selected on a pro rata basis (with any fractional shares being rounded up to the nearest whole share). Notwithstanding the foregoing, consistent with the provisions of Section 5.1(a) or 5.1(b), the Corporation may redeem all, none or any amount greater or less than the pro rata portion of shares held by any Holder of fewer than 10,000 shares of Series C Preferred Stock as may be determined by the Board of Directors.

(d) Notwithstanding anything in this Section 5.1 to the contrary, for so long as the Initial Holders and their Affiliates are the beneficial and record owners of at least 50% of the shares of Series C Preferred Stock then outstanding, the Corporation shall not redeem or exercise its rights to redeem any shares of Series C Preferred Stock pursuant to this Section 5.1 without the prior written consent of the Initial Holders and their Affiliates owning beneficially and of record at least 50% of the shares of Series C Preferred Stock then outstanding unless the Corporation concurrently redeems, purchases or otherwise acquires a pro rata portion of each other class or series of Parity Securities outstanding at such time, which pro rata portion shall be calculated based on the aggregate redemption, purchase or other acquisition price which would be payable to the Holders of the Series C Preferred Stock and the holders of each such class or series of Parity Securities to redeem the total number of shares of the Series C Preferred Stock and each such class or series of Parity Securities then outstanding.

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5.2 Mandatory Redemption

(a) Subject to the second sentence of this Section 5.2(a), the Corporation shall redeem for cash all outstanding shares of Series C Preferred Stock, if any, on October 29, 2012, at a redemption price per share (the “Mandatory Redemption Price”) equal to the sum of (x) the Liquidation Preference per share, (y) any Accumulated Dividends accrued with respect to such share and (z) any Current Period Dividends with respect to such share accrued to, but not including, the Redemption Date, without interest. Notwithstanding anything in this Section 5.2. to the contrary, for so long as the Initial Holders and their Affiliates are the beneficial and record owners of at least 50% of the shares of Series C Preferred Stock then outstanding, the Corporation shall not redeem any shares of Series C Preferred Stock pursuant to this Section 5.2 without the prior written consent of the Initial Holders and their Affiliates owning beneficially and of record at least 50% of the shares of Series C Preferred Stock then outstanding unless the Corporation concurrently redeems, purchases or otherwise acquires a pro rata portion of each other class or series of Parity Securities outstanding at such time, which pro rata portion shall be calculated based on the aggregate redemption, purchase or other acquisition price which would be payable to the Holders of the Series C Preferred Stock and the holders of each such class or series of Parity Securities to redeem the total number of shares of the Series C Preferred Stock and each such class or series of Parity Securities then outstanding.

(b) If the funds of the Corporation legally available for redemption of shares on the Redemption Date are insufficient to redeem on such date all outstanding shares of the Series A Preferred Stock pursuant to the Series A Certificate of Designation, the Series B Preferred Stock pursuant to the Series B Certificate of Designation and the Series C Preferred Stock pursuant to this Section 5.2, the Corporation shall use those funds that are legally available therefor to redeem the maximum possible number of such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock ratably among the Holders of such shares such that each Holder of Series A Preferred Stock, each Holder of Series B Preferred Stock and each Holder of Series C Preferred Stock shall be entitled to receive such Holder’s pro rata share of such legally available funds based on the aggregate redemption price which would be payable to the Holders of the Series A Preferred Stock pursuant to the Series A Certificate of Designation, to the Holders of the Series B Preferred Stock pursuant to the Series B Certificate of Designation and to the Holders of the Series C Preferred Stock pursuant to this Section 5.2 to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding. The shares of Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in this Certificate of Designation. At any time and from time to time after October 29, 2012 when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the Corporation shall promptly use such funds to redeem the balance of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, on a pro rata basis as aforesaid, that the Corporation is obligated to redeem pursuant to the Series A Certificate of Designation, the Series B Certificate of Designation or this Section 5.2, as the case may be, but that it has not redeemed. If and for so long as any mandatory redemption obligation with respect to shares of

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Series C Preferred Stock under this Section 5.2 has not been discharged, the Corporation shall not, and shall cause its subsidiaries not to, (i) redeem, purchase or otherwise acquire for any consideration any Parity Securities or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities, except as provided in this Section 5.2(b), or (ii) declare or make any Junior Securities Distribution (including, without limitation, any redemption, purchase or other acquisition of any Junior Securities for any consideration) or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

5.3 Redemption Procedures

(a) If the Corporation shall redeem shares of the Series C Preferred Stock pursuant to Section 5.1 or 5.2:

(i) In the case of a redemption pursuant to Section 5.1(a) or 5.2(a), the Corporation shall send a Redemption Notice to the Holders of Series C Preferred Stock not less than 30 days nor more than 60 days prior to the Redemption Date, and in the case of a redemption pursuant to Section 5.1(b) in connection with a Fundamental Change, not less than 15 days prior to such Fundamental Change. Neither the failure to give a Redemption Notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series C Preferred Stock to be redeemed, except as to any Holder to whom the Corporation has failed to give such Redemption Notice or except as to any Holder whose Redemption Notice was materially defective.

(ii) On or before any Redemption Date, each Holder of shares of Series C Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Series C Preferred Stock (properly endorsed or assigned, or transferred, if the Corporation shall so require and the Redemption Notice shall so state) to the Corporation or the Redemption Agent (if appointed) in the manner and at the place designated in the Redemption Notice.

(iii) On the Redemption Date, the Corporation or the Redemption Agent, as applicable, shall pay the full Redemption Price in cash to the Holder whose name appears on such certificate or certificates as the owner thereof.

(iv) The shares of Series C Preferred Stock represented by each certificate to be surrendered shall no longer be deemed outstanding and shall be automatically (and without any further action of the Corporation or the Holder) canceled as of the Redemption Date (unless the Corporation shall be in default of the payment of the Redemption Price) whether or not certificates for such shares are returned to the Corporation, and shall be retired as provided in Section 9.1.

(v) If fewer than all the shares of Series C Preferred Stock represented by any certificate are to be redeemed, a new certificate shall be issued

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representing the unredeemed shares, without cost to the Holder thereof. Upon such redemption, the Corporation shall execute and the Transfer Agent shall authenticate and deliver such new certificate to the Holder thereof at such address designated by such Holder. If any unredeemed share would be a fractional share, the Corporation, in its sole discretion, may either issue such fractional share to such Holder or in lieu thereof pay to such Holder a cash adjustment for such fractional share based on the Redemption Price.

(b) If a Redemption Notice shall have been given as provided in Section 5.3(a), and except as otherwise expressly provided in this Certificate of Designation, all rights (excluding the right to receive the Redemption Price) of the Holders of shares of Series C Preferred Stock so called for redemption shall cease either (i) from and after the Redemption Date (unless the Corporation shall default in the payment of the Redemption Price, in which case such rights shall not terminate at the Redemption Date) or (ii) if the Corporation shall so elect and state in the Redemption Notice, from and after the time and date (which date shall be the Redemption Date or an earlier date not less than 15 days after the date of mailing of the Redemption Notice) on which the Corporation shall irrevocably deposit in trust for the Holders of the shares to be redeemed with a designated Redemption Agent as paying agent funds in an amount sufficient to pay the Redemption Price at the office of such paying agent on the Redemption Date. Any funds so deposited with such Redemption Agent that shall not be required for such redemption shall be returned to the Corporation forthwith. Subject to applicable escheat laws, any funds so set aside by the Corporation and unclaimed at the end of one year after the Redemption Date shall revert to the general funds of the Corporation, after which reversion the Holders of the shares of Series C Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of the Redemption Price, without interest. Any interest accrued on funds held by the Redemption Agent shall be paid to the Corporation from time to time.

(c) Except as provided in Sections 5.1(a), 5.1(b) and 5.2(a), the Corporation shall make no adjustment or payment for, or have any other obligation with respect to, any Accumulated Dividends or Current Period Dividends accrued with respect to shares of Series C Preferred Stock in connection with or following the redemption of such shares.

(d) No shares of Series C Preferred Stock may be redeemed by the Corporation except with funds legally available for the payment of the Redemption Price.

(e) As provided in Section 4.1(a), and notwithstanding anything in this Certificate of Designation to the contrary, each Holder of shares of Series C Preferred Stock which shall be called for redemption pursuant to this Section 5 shall have the right, which shall be exercisable at any time up to the close of business on the Business Day immediately prior to the Redemption Date, to convert all or any portion of such shares into shares of Common Stock pursuant to Section 4, unless the Corporation shall default in making the payment due under this Section 5 upon redemption of such shares, in which case such right shall be exercisable at any time until the close of business on the Business Day immediately prior to the date on which such payment is made.

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6.	Liquidation Preference

6.1 Liquidation Preference

Upon the occurrence of any Liquidation Event, after payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the Holders of the Series C Preferred Stock shall be entitled to receive an amount per share of Series C Preferred Stock in cash equal to the greater of (x) the sum of (A) the Liquidation Preference per share, (B) any Accumulated Dividends accrued with respect to such share and (C) any Current Period Dividends with respect to such share accrued to, but not including, the date of such Liquidation Event or (y) the aggregate amount that would have been received with respect to the shares of Common Stock such Holders would have received, assuming the shares of Series C Preferred Stock had been converted into Common Stock pursuant to Section 4 immediately prior to the date of such Liquidation Event.

6.2 Distribution on Parity Securities

If, upon any Liquidation Event, the amounts payable with respect to the Series C Preferred Stock pursuant to Section 6.1 and such amounts payable on all other Parity Securities are not paid in full, the Holders of the Series C Preferred Stock and the holders of such Parity Securities shall share pro rata in the assets of the Corporation available for distribution in proportion to the full distribution thereof to which each is entitled.

6.3 Distribution of Remaining Assets

After payment of the full amount to which Holders of the Series C Preferred Stock are entitled pursuant to Section 6.1 upon any Liquidation Event, Holders of the Series C Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

6.4 Effect of Certain Transactions

Neither the sale, conveyance, lease, exchange or transfer of all or substantially all of the assets of the Corporation (for Capital Stock or other securities, cash or other consideration) nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a Liquidation Event for purposes of this Certificate of Designation.

7.	Voting Rights

7.1 Voting Rights

The voting rights and related notice rights of Holders of the Series C Preferred Stock set forth in this Section 7.1 are subject to, and qualified to the extent provided by, applicable law or regulation, and the NASDAQ Marketplace Rules. The Holders of the Series C Preferred Stock

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shall be entitled to vote on all matters on which the Holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the Holders of Common Stock, voting together with the Holders of Common Stock as a single class. For this purpose, the Holders of the Series C Preferred Stock shall be given notice of any meeting of stockholders of which the Holders of Common Stock are given notice in accordance with the bylaws of the Corporation. With respect to any matter on which the Holders of the Series C Preferred Stock shall be entitled to vote together with the Holders of Common Stock as a single class as provided in this Section 7.1, each Holder of the Series C Preferred Stock shall have a number of votes per share of the Series C Preferred Stock held of record by such Holder (on the record date for the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the effective date of any consent, if such matter is subject to a consent of the stockholders without a meeting of stockholders), equal to the quotient of the following, rounded up to the nearest one-ten thousandth (.0001) of a whole vote (as determined by the Board of Directors in good faith): (x) the Adjusted Series D Warrant Exercise Price divided by (y) $0.87, which was the Closing Bid Price on the Business Day immediately preceding the Series D Warrant Issue Date; provided that, if and whenever, from and after the Series D Warrant Issue Date, (i) the shares of Common Stock shall have been subdivided (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) into a greater number of shares, such number of votes per share of Series C Preferred Stock shall be proportionately increased, or (ii) the shares of Common Stock shall have been combined (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) into a smaller number of shares of Common Stock, such number of votes per share of Series C Preferred Stock shall be proportionately reduced.

7.2 Approval of Certain Matters

(a) So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation to alter or change the powers, preferences or special rights of shares of Series C Preferred Stock (whether by merger, consolidation, business combination, other extraordinary corporate transaction or otherwise) so as to affect them adversely, or, (ii) other than as provided in Section 2.2(a), 4.1, 4.2, 4.3, 5 or 6.1, change the Series C Preferred Stock into any other securities, cash or other property, in the case of each of clauses (i) and (ii), without the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series C Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series C Preferred Stock called for such purpose; provided that any such amendment of this Certificate of Designation that changes any dividend or other amount payable on, or the liquidation preference of, the Series C Preferred Stock shall require the affirmative vote or consent of Holders of the shares representing at least 66 2/3% of the voting power of the then outstanding shares of Series C Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series C Preferred Stock called for such purpose.

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(b) So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not authorize or issue, or increase the authorized amount of, any Parity Securities, including any additional shares of Series C Preferred Stock (other than (i) shares of Series A Preferred Stock or other securities issuable or payable as dividends on the Series A Preferred Stock and shares of Series A Preferred Stock issuable after the Issue Date pursuant to or as provided in the Executive Employment Agreements or in connection with a stock split or similar transaction, in each case pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Date, (ii) shares of Series B Preferred Stock or other securities issuable or payable as dividends on the Series B Preferred Stock and shares of Series B Preferred Stock issuable after the Issue Date pursuant to or as provided in the Merger Agreement and the Executive Employment Agreements or in connection with a stock split or similar transaction, in each case pursuant to the Series B Certificate of Designation as in effect on or prior to the Certificate Date, and (iii) shares of Series C Preferred Stock issuable after the Issue Date upon the exercise or conversion of the Series D Warrants or in connection with a stock split or similar transaction and shares of Series C Preferred Stock issuable or payable as dividends on the Series C Preferred Stock, in each case pursuant to this Certificate of Designation), or any Senior Securities, or any security convertible into or exchangeable for any such Parity or Senior Securities (other than the Series D Warrants), without the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series C Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series C Preferred Stock called for such purpose.

(c) The consent or votes required in Sections 7.2(a) and 7.2(b) shall be in addition to any consent or approval of Holders of the Series C Preferred Stock which may be required by law or pursuant to any provision of the Certificate of Incorporation.

7.3 Other Voting Rights

In exercising the voting rights set forth in this Section 7, each share of Series C Preferred Stock shall have one vote per share except as otherwise expressly provided for in this Certificate of Designation. Except as otherwise required by applicable law or as set forth in this Certificate of Designation, the shares of Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the vote or consent of the holders of the Series C Preferred Stock shall not be required for the taking of any corporate action.

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7.4 Notices; Notices of Record Date

(a) So long as the Initial Holders and their Affiliates are the beneficial and record owners of at least 50% of the shares of Series C Preferred Stock then outstanding, in the event of:

(i) any taking by the Corporation of a record of the holders of any class of securities of the Corporation for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock of any class or any other securities or property, or to receive any other right, other than, in each case, (A) a regular quarterly or other periodic dividend publicly announced by the Corporation or provided for in the instrument governing such class of securities (including, without limitation, dividends payable on the Series A Preferred Stock pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Date, dividends payable on the Series B Preferred Stock pursuant to the Series B Certificate of Designation as in effect on or prior to the Certificate Date and Preferred Dividends payable on the Series C Preferred Stock pursuant to Section 2), (B) any other issuance of the Series A Preferred Stock after the Issue Date pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Date, any other issuance of Series B Preferred Stock after the Issue Date pursuant to the Series B Certificate of Designation as in effect on or prior to the Certificate Date, and any other issuance of the Series C Preferred Stock after the Issue Date pursuant to this Certificate of Designation or (C) a regular quarterly or other periodic payment of interest in cash or securities on, or such payment of interest effectuated by an increase in the amount of, any issue of the Corporation’s indebtedness in accordance with the instrument governing such indebtedness, or

(ii) the proposed filing of a certificate of dissolution in connection with any Liquidation Event,

then and in each such event the Corporation shall give or cause to be given to each Holder of the Series C Preferred Stock a written notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right or the date on which the filing of such certificate of dissolution is expected to be effected, as the case may be, and (ii) the date, if any, that is to be fixed, on which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such event. Such notice shall be given at least 20 days prior to the date specified in such notice on which such event, action or record is to be taken or on which the filing of such certificate of dissolution is expected to be effected. Any failure by the Corporation to provide any such notice required by this Section 7.4(a) shall not affect the validity of any event, action or record required to be specified in such notice.

(b) Without limiting the generality of Section 7.4(a), any notice required by Section 7.4(a) to be given to the Holders of shares of Series C Preferred Stock shall be deemed

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delivered (i) upon personal delivery to the Holder to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient and, if not, then on the next Business Day, (iii) five days after having been deposited into the U.S. mails or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices required by Section 7.4(a) shall be sent to each Holder at such Holder’s address appearing on the stock register of the Corporation.

7.5 Amendment of Certificate of Designation

So long as any shares of Series C Preferred Stock are outstanding and held by the Required Initial Holders, in addition to any vote required by law or the Certificate of Incorporation (including this Certificate of Designation), the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series C Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series C Preferred Stock called for such purpose shall be required to amend the Series A Certificate of Designation and the Series B Certificate of Designation; provided that such vote or consent shall not be required with respect to any proposed amendment of the Series A Certificate of Designation or the Series B Certificate of Designation (any such proposed amendment, the “Proposed Amendment”) if the Corporation shall previously have complied with the following provisions of this Section 7.5 with respect to such Proposed Amendment. If shares of Series C Preferred Stock are held by the Required Initial Holders and the Board of Directors shall determine that the Corporation will not seek the affirmative vote or consent of the Holders of the Series C Preferred Stock with respect to a Proposed Amendment pursuant to this Section 7.5 prior to submitting such Proposed Amendment to the Holders of the Series A Preferred Stock or the Holders of the Series B Preferred Stock, as the case may be, for approval, the Corporation shall give written notice of such Proposed Amendment (which shall include the text thereof) to the Required Initial Holders. If, within ten Business Days after the Corporation shall have given such written notice to the Required Initial Holders, the Required Initial Holders shall give written notice to the Corporation that the Required Initial Holders seek to have this Certificate of Designation amended in a manner substantially similar to such Proposed Amendment, the Board of Directors, in addition to approving such Proposed Amendment, shall approve, declare advisable and submit to the Holders of the Series C Preferred Stock for approval such a substantially similar amendment to this Certificate of Designation. If, within the period of ten Business Days described in the immediately preceding sentence, the Required Initial Holders do not provide such written notice to the Corporation that the Required Initial Holders seek to have this Certificate of Designation so amended, or, if the Required Initial Holders do so notify the Corporation, but the Holders of the Series C Preferred Stock do not approve or consent to such a substantially similar amendment to this Certificate of Designation, the Corporation shall be deemed to have complied with this Section 7.5 with respect to such Proposed Amendment and the Holders of the Series C Preferred Stock shall have no right to vote upon or consent to such Proposed Amendment pursuant to this Section 7.5. Any substantially similar amendment to this Certificate of Designation approved or consented to

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pursuant to this Section 7.5 shall become effective as nearly as practicable concurrently with, or immediately prior to, the effectiveness of the Proposed Amendment. In no event shall the failure of the Required Initial Holders to seek to have this Certificate of Designation amended in a manner substantially similar to any Proposed Amendment affect the applicability of this Section 7.5 with respect to any subsequent Proposed Amendment. Any written notice required to be given by the Corporation or the Required Initial Holders pursuant to this Section 7.5 shall be given in the manner, and with the effect, provided in Section 7.4(b).

8.	Certain Definitions

Set forth below are the meanings assigned to certain defined terms used in this Certificate of Designation.

8.1 “Accumulated Dividends,” with respect to a share of Series C Preferred Stock, on any date of determination, means all Preferred Dividends that have accrued with respect of such share pursuant to Section 2.1(a) as of the Dividend Payment Date on or immediately preceding such date of determination, but which have not been paid. The Accumulated Dividends accrued with respect to any share of Series C Preferred Stock shall be reduced by the amount of any Preferred Dividends specified above which are actually paid with respect of such share as provided in Section 2.1(c).

8.2 “Adjusted Series D Warrant Exercise Price” means, as of any date of determination, the price, rounded down to the nearest one one-hundredth (0.01) of a cent, equal to the quotient obtained by dividing (x) the Series D Warrant Exercise Price by (y) 1.3333.

8.3 “Affiliate” has the same meaning as in Rule 12b-2 under the Exchange Act.

8.4 “Annual Dividend Rate” has the meaning specified in Section 2.1(a).

8.5 “Beneficial owner” or “beneficially own” has the same meaning as in Rule 13d-3 under the Exchange Act.

8.6 “Benefit Plan” means any stock option, restricted stock, stock incentive, deferred compensation, profit sharing, defined benefit or other benefit plan of the Corporation or any of its subsidiaries.

8.7 “Board of Directors” means the board of directors of the Corporation.

8.8 “Business Day” means any day other than a Saturday, a Sunday or any day on which banking institutions in The City of New York or the State of Georgia or at a place payment is to be received are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

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8.9 “Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

8.10 “Certificate Date” means the date on which this Certificate of Designation shall become effective under the General Corporation Law of the State of Delaware.

8.11 “Certificate of Incorporation” means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

8.12 “Closing Bid Price” means, on any date of determination, the closing bid price of the Common Stock on the NASDAQ National Market.

8.13 “Closing Price” means, with respect to the Common Stock, on any date, (i) the last sales price on the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board or the principal securities exchange or other securities market on which the Common Stock is then traded, or (ii) if the Common Stock is so traded, but not so reported, the average of the last bid and ask prices, as those prices are reported on the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board or the principal securities exchange or other securities market on which the Common Stock is then traded, or (iii) if the Common Stock is not listed or authorized for trading on the NASDAQ National Market, the NASDAQ SmallCap Market or the OTC Bulletin Board or any securities exchange or comparable securities market, the average of the closing bid and ask prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors for that purpose. If the Common Stock is not listed and traded in any manner such that the prices and quotations referred to above are available for the period required hereunder, the Closing Price per share shall be deemed to be the fair value per share of Common Stock as determined by the Board of Directors.

8.14 “Common Stock” means the Corporation’s authorized Common Stock.

8.15 “Common Stock Deemed Outstanding” means, on any date of determination, the number of shares of Common Stock actually outstanding, plus the maximum total number of shares of Common Stock issuable as of such date of determination upon the exercise of any then outstanding Options (including, without limitation, the Warrants and any Options outstanding under the Existing Benefit Plan or any other Benefit Plan) or issuable as of such date of determination upon conversion or exchange of any then outstanding Convertible Securities (including, without limitation, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock), whether or not such Options or Convertible Securities are actually exercisable, convertible or exchangeable at such time, without duplication.

8.16 “Conversion Date” means the date the Corporation or the Transfer Agent receives the Conversion Notice.

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8.17 “Conversion Notice” means a written notice given by a Holder of Series C Preferred Stock to the Corporation pursuant to Section 4.1(b) stating that such Holder elects to convert all or a portion of such Holder’s shares of Series C Preferred Stock represented by certificates delivered to the Corporation or the Transfer Agent contemporaneously with such written notice. The Conversion Notice shall be in substantially the form of Exhibit A hereto.

8.18 “Conversion Rate” means the number of shares of Common Stock, rounded up to the nearest one-ten thousandth (.0001) of a share of Common Stock, that shall be issuable upon conversion of one share of Series C Preferred Stock. The Conversion Rate, which is subject to adjustment from and after the Certificate Date as provided in Section 4.2, shall be 1.3333; provided that, if there shall have occurred after the Series D Warrant Issue Date and before the Certificate Date any event of the type described in Section 4.2(d) that would have resulted in an adjustment of the Conversion Rate if such event had occurred from and after the Certificate Date, then the Conversion Rate to be in effect in this Certificate of Designation as of the Certificate Date shall be (i) proportionately increased from 1.3333, if such event would have resulted in an increase in the Conversion Rate pursuant to Section 4.2(d), or (ii) proportionately reduced from 1.3333, if such event would have resulted in a reduction of the Conversion Rate pursuant to Section 4.2(d).

8.19 “Conversion Rate Adjustment Event” means any event specified in Section 4.2 resulting in an adjustment of the Conversion Rate.

8.20 “Convertible Securities” has the meaning specified in Section 4.2(b).

8.21 “Corporation” means ITC^DeltaCom, Inc., a Delaware corporation organized and existing under the General Corporation Law of the State of Delaware.

8.22 “Current Period Dividends,” with respect to a share of Series C Preferred Stock, on any date of determination, means all Preferred Dividends that have accrued with respect of such share pursuant to Section 2 since the Dividend Payment Date immediately preceding such date of determination, but which have not been paid.

8.23 “Dilutive Issuance” has the meaning specified in Section 4.2(a).

8.24 “Dividend Payment Date” has the meaning specified in Section 2.1(a).

8.25 “Dividend Payment Record Date” has the meaning specified in Section 2.1(a).

8.26 “Dividend Period” has the meaning specified in Section 2.1(a).

8.27 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

8.28 “Excluded Junior Securities” means any Junior Securities redeemed, purchased or otherwise acquired pursuant to (i) any agreement by the Corporation to pay cash in lieu of fractional shares (A) in connection with a business combination or other transaction

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approved by the Board of Directors, (B) pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Date, the Series B Certificate of Designation as in effect on or prior to the Certificate Date or this Certificate of Designation or (C) pursuant to any Warrant Agreement, (ii) any Benefit Plan under which, in accordance with clause (ix) of Section 4.2(c), issuances or deemed issuances of Common Stock, Options or Convertible Securities shall not result in adjustments of the Conversion Rate, (iii) any transaction for which an adjustment of the Conversion Rate is required pursuant to Section 4.2(d), (iv) any Executive Employment Agreement, (v) any Warrant Agreement, (vi) the Merger Agreement or (vii) any Transaction Document.

8.29 “Executive Employment Agreements” means (i) the Employment Agreement, dated as of February 3, 2005, between the Corporation and Randall E. Curran, as amended from time to time (provided that no amendment to such Employment Agreement after the Certificate Date shall change the type or increase the amount of securities of the Corporation issuable thereunder), (ii) the Employment Agreement, dated as of February 21, 2005, between the Corporation and Richard E. Fish, Jr., as amended from time to time (provided that no amendment to such Employment Agreement after the Certificate Date shall change the type or increase of the amount of securities of the Corporation issuable thereunder), and (iii) the Employment Agreement, dated as of February 28, 2005, between the Corporation and James P. O’Brien, as amended from time to time (provided that no amendment to such Employment Agreement after the Certificate Date shall change the type or increase the amount of securities of the Corporation issuable thereunder).

8.30 “Existing Benefit Plan” means each of the ITC^DeltaCom, Inc. Stock Incentive Plan and the ITC^DeltaCom, Inc. Executive Stock Incentive Plan.

8.31 “Fundamental Change” means any transaction or event, including, without limitation, any merger, consolidation, sale, conveyance, lease, exchange or transfer of assets, tender or exchange offer, reclassification (including any such reclassification in connection with a consolidation or merger in which the Corporation is the surviving corporation), capital reorganization, compulsory share exchange or liquidation, in each case in which all or substantially all outstanding shares of the Common Stock, or all or substantially all of the assets or the property of the Corporation, are converted into or exchanged for Capital Stock (of the Corporation or another issuer) or other securities, cash or other property.

8.32 “Fundamental Change Redemption Price” has the meaning specified in Section 5.1(b).

8.33 “Governance Agreement” means the Amended and Restated Governance Agreement, dated as of July 26, 2005 and as it may be amended from time to time, among the Corporation and the securityholders of the Corporation identified therein

8.34 “Holder” means a Person in whose name shares of Capital Stock are registered on the stock register of the Corporation.

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8.35 “Independent Appraiser” means an independent investment banking firm or independent public accounting firm, in each case of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

8.36 “Initial Exercise Date” has the meaning specified in the Series D Warrant Agreement.

8.37 “Initial Holder” means each TCP Securityholder (as such term is defined in the Governance Agreement) as of the Certificate Date that holds Series D Warrants as of the Certificate Date and that is a Holder of Series C Preferred Stock from time to time.

8.38 “Issue Date” means the first date on which the Series C Preferred Stock is issued.

8.39 “Junior Securities” has the meaning specified in Section 3.1(a).

8.40 “Junior Securities Distribution” has the meaning specified in Section 2.2(b).

8.41 “Liens” means liens and charges other than liens and charges arising under (i) any Transaction Document, (ii) any other agreement entered into between the Corporation and any Holder of the Series C Preferred Stock from time to time or (iii) any other agreement to which the Corporation is not a party.

8.42 “Liquidation Event” means a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

8.43 “Liquidation Preference” has the meaning specified in Section 1.1.

8.44 “Mandatory Redemption Price” has the meaning specified in Section 5.2(a).

8.45 “Merger Agreement” means the Agreement and Plan of Merger, dated as of July 2, 2003, as amended from time to time, among the Corporation, BTI Telecom, Inc., 8DBC1 Corp., WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and certain individual investors and trusts listed on the signature pages thereto.

8.46 “Merger Common Stock” means the Common Stock issued by the Corporation pursuant to the Merger Agreement.

8.47 “NASDAQ Marketplace Rules” means the rules, regulations, interpretations, policies and practices of the National Association of Securities Dealers, Inc. and The NASDAQ Stock Market, Inc. in effect from time to time and applicable to the Corporation.

8.48 “Optional Redemption Price” has the meaning specified in Section 5.1(a).

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8.49 “Options” has the meaning specified in Section 4.2(b).

8.50 “Parity Securities” has the meaning specified in Section 3.1(b).

8.51 “Person” means any individual, corporation, partnership, joint venture, association, joint-stock issuer, interest, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

8.52 “Post-Record Date Series C Preferred Stock” means any share of Series C Preferred Stock that is issued (i) after the Issue Date and (ii) after the Dividend Payment Record Date for any Dividend Period but before the Dividend Payment Date for such Dividend Period.

8.53 “Preferred Dividends” has the meaning specified in Section 2.1(a).

8.54 “Proposed Amendment” has the meaning specified in Section 7.5.

8.55 “Redemption Agent” means that Person, if any, appointed by the Corporation to hold funds deposited by the Corporation in trust to pay to the Holders of shares of Series C Preferred Stock to be redeemed. Any Redemption Agent shall be (i) a national banking association or corporation organized and doing business under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal, state, territorial or District of Columbia authority, and having a combined capital and surplus of at least $50 million or (ii) an Affiliate of such a national banking association or corporation that customarily performs the duties of redemption agent for public securities issues.

8.56 “Redemption Date” means the date set forth in the Redemption Notice which is fixed for redemption of the shares of Series C Preferred Stock referred to therein.

8.57 “Redemption Notice” means that notice to be given by the Corporation to the Holders notifying the Holders as to the redemption, in whole or in part, of the Series C Preferred Stock pursuant to Section 5. The Redemption Notice shall include the following information:

(i) the Redemption Date and the time of day on such date;

(ii) the total number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder;

(iii) the Redemption Price;

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(iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price;

(v) that dividends on the shares to be redeemed shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the Redemption Price; and

(vi) the name of any bank or other financial institution, if any, performing the duties of Redemption Agent.

The Redemption Notice shall be given by first-class mail to each record Holder of the shares to be redeemed, at such Holder’s address as such address appears on the books of the Corporation.

8.58 “Redemption Price” means each of the Optional Redemption Price, the Fundamental Change Redemption Price and the Mandatory Redemption Price, as the case may be.

8.59 “Related Entity” means, with respect to any Person, (i) if such Person is an “ultimate parent entity,” as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder, each direct or indirect subsidiary of such Person and (ii) if such Person is not an “ultimate parent entity,” as defined in such Act and such regulations, each ultimate parent entity (as so defined) of such Person and each other Person which is a direct or indirect subsidiary of any such ultimate parent entity.

8.60 “Required Initial Holders” means the TCP Securityholders (as such term is defined in the Governance Agreement) as of the Certificate Date that hold Series D Warrants as of the Certificate Date, so long as such TCP Securityholders are the beneficial and record owners, as of any date of determination, of a majority of the shares of Series C Preferred Stock outstanding on such date of determination.

8.61 “Restricted Securities” means (i) the shares of Series C Preferred Stock issued by the Corporation on or after the Issue Date other than as Preferred Dividends, (ii) the shares of Series C Preferred Stock and other securities issued by the Corporation as Preferred Dividends on the shares of Series C Preferred Stock referred to in clause (i), and (iii) the shares of Common Stock and other securities issued by the Corporation upon the conversion of the shares of Series C Preferred Stock referred to in clauses (i) and (ii).

8.62 “Restricted Securities Legend” means the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT

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AND SUCH LAWS. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

8.63 “Senior Securities” has the meaning specified in Section 3.1(c).

8.64 “Series A Certificate of Designation” means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series A Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof, as amended from time to time unless otherwise specified in this Certificate of Designation.

8.65 “Series A Preferred Stock” means the 8% Series A Convertible Redeemable Preferred Stock of the Corporation authorized in the Series A Certificate of Designation.

8.66 “Series A Warrant Agreement” means the Warrant Agreement, dated as of October 29, 2002, between the Corporation and Mellon Investor Services LLC, as Warrant Agent, as amended from time to time, so long as no amendment to such Warrant Agreement after the Certificate Date shall increase the number of warrants issuable pursuant thereto.

8.67 “Series B Certificate of Designation” means the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series B Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof, as amended from time to time unless otherwise specified in this Certificate of Designation.

8.68 “Series B Preferred Stock” means the 8% Series B Convertible Redeemable Preferred Stock of the Corporation authorized in the Series B Certificate of Designation.

8.69 “Series B Warrant Agreement” means the Warrant Agreement, dated as of October 6, 2003, between the Corporation and Mellon Investor Services LLC, as Warrant Agent, as amended from time to time, so long as no amendment to such Warrant Agreement after the Certificate Date shall increase the number of warrants issuable pursuant thereto.

8.70 “Series C Preferred Stock” means the 8% Series C Convertible Redeemable Preferred Stock of the Corporation authorized in this Certificate of Designation.

8.71 “Series C Warrant Agreement” means the Warrant Agreement, dated as of March 29, 2005, between the Corporation and Mellon Investor Services LLC, as Warrant

34

Agent, as amended from time to time, so long as no amendment to such Warrant Agreement after the Certificate Date shall increase the number of warrants issuable pursuant thereto.

8.72 “Series D Warrant Agreement” means the Warrant Agreement, dated as of July 26, 2005, between the Corporation and Mellon Investor Services LLC, as Warrant Agent, as amended from time to time, so long as no amendment to such Warrant Agreement after the Certificate Date shall increase the number of warrants issuable pursuant thereto.

8.73 “Series D Warrant Exercise Price” means the Exercise Price as defined in, and in effect under, the Series D Warrant Agreement as of the Initial Exercise Date.

8.74 “Series D Warrant Issue Date” means the first date on which the Series D Warrants are issued.

8.75 “Series D Warrants” means the warrants to purchase Series C Preferred Stock and Common Stock issued by the Corporation pursuant to the Series D Warrant Agreement.

8.76 “TCP Directors” means, as of any date, the directors serving on the Board of Directors on such date pursuant to a designation made under the Governance Agreement by any one or more of the TCP Securityholders (as such term is defined in the Governance Agreement) or, if no such directors shall be so serving, the individuals who shall be designated by any one or more of the TCP Securityholders under the Governance Agreement to exercise observer rights with respect to meetings and actions of the Board of Directors and who shall be exercising such observer rights.

8.77 “Transaction Documents” means (i) the Governance Agreement, (ii) the Securities Purchase Agreement, dated as of July 26, 2005, as amended from time to time, among the Corporation and the other parties identified therein, (iii) the Series D Warrant Agreement and (iv) the Registration Rights Agreement, dated as of July 26, 2005, as amended from time to time, among the Corporation and the securityholders of the Corporation identified therein.

8.78 “Transfer Agent” means the Person duly appointed by the Corporation in its sole discretion to serve as transfer agent for the Series C Preferred Stock. The Corporation may serve as Transfer Agent.

8.79 “Transferee” means any Person that acquires assets of the Corporation in connection with any sale, conveyance, lease, exchange or transfer of such assets by the Corporation to or with such Person.

8.80 “Trigger Price” means, the price, rounded down to the nearest one one-hundredth (0.01) of a cent, equal to the quotient obtained by dividing (x) the Series D Warrant Exercise Price by (y) the Conversion Rate as of the Certificate Date; provided that if and whenever, from and after the Certificate Date, (i) the Conversion Rate shall be increased

35

pursuant to Section 4.2(d), the Trigger Price then in effect or then deemed to be in effect shall be proportionately reduced or (ii) the Conversion Rate shall be reduced pursuant to Section 4.2(d), the Trigger Price then in effect or then deemed to be in effect shall be proportionately increased.

8.81 “Warrant Agreement” means any of (i) the Series A Warrant Agreement, (ii) the Series B Warrant Agreement, (iii) the Series C Warrant Agreement or (iv) the Series D Warrant Agreement.

8.82 “Warrants” means (i) the warrants to purchase Common Stock issued by the Corporation pursuant to the Series A Warrant Agreement, (ii) the warrants to purchase Common Stock issued by the Corporation pursuant to the Series B Warrant Agreement, (iii) the warrants to purchase Common Stock issued by the Corporation pursuant to the Series C Warrant Agreement and (iv) the Series D Warrants; provided that (A) the warrants referred to in each of clauses (i) and (ii) have the same exercise expiration date and (subject to adjustments pursuant to antidilution provisions of the Series A Warrant Agreement or the Series B Warrant Agreement, as the case may be) the same exercise price as the warrants issued pursuant to the Series A Warrant Agreement or the Series B Warrant Agreement, as the case may be, which are outstanding as of the Certificate Date, (B) the warrants referred to in clause (iii) have the same exercise expiration date and (subject to adjustments pursuant to antidilution provisions of the Series C Warrant Agreement) the same exercise price as the warrants issued pursuant to the Series C Warrant Agreement which are outstanding as of the Certificate Date and (C) the Series D Warrants have the same exercise expiration date and (subject to adjustments pursuant to antidilution provisions and other exercise price adjustment provisions of the Series D Warrant Agreement) the same exercise price as the Series D Warrants which are outstanding on the Series D Warrant Issue Date.

9.	Other Provisions

9.1 Status of Reacquired Shares

Shares of Series C Preferred Stock issued and redeemed or otherwise reacquired by the Corporation, including upon the conversion of such shares into Common Stock, shall be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Delaware law, shall have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may, with any and all other authorized but unissued shares of preferred stock of the Corporation, be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

9.2 Book-Entry Registration

Notwithstanding any other provision of this Certificate of Designation, the Corporation shall have the right to have its Series C Preferred Stock registered in book-entry or other

36

electronic form. In the event of such registration, to the extent permitted or required by the rules, regulations and practices of the applicable book-entry or other electronic system, or by other applicable law or regulation, the Series C Preferred Stock shall not be evidenced by physical stock certificates, and any actions required or permitted under this Certificate of Designation to be taken by the Corporation or any Holder of the Series C Preferred Stock with respect to such physical stock certificates shall, notwithstanding any other provision of this Certificate of Designation, be in compliance with this Certificate of Designation if taken in accordance with the rules, regulations and practices of the applicable book-entry or other electronic system and other applicable law or regulation.

9.3 Notices

All notices referred to in this Certificate of Designation shall, except as expressly provided herein, be deemed given in the manner and with the effect provided in the General Corporation Law of the State of Delaware.

9.4 Transfer Restrictions

Unless the Corporation otherwise instructs the Transfer Agent, (i) all certificates representing the Restricted Securities, and all certificates issued upon division or combination of, or in substitution for, such certificates shall bear a legend substantially in the form of the Restricted Securities Legend and (ii) the Transfer Agent shall not register any attempted transfer of Restricted Securities that is not effected in compliance with the requirements set forth in the Restricted Securities Legend. Whenever the restrictions imposed by this Section 9.4 shall terminate as to any securities, the Holder thereof shall be entitled to receive from the Corporation new certificates representing such securities that do not bear the Restricted Securities Legend.

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9.5 Beneficial Ownership

Upon request by the Corporation from time to time, each Initial Holder shall certify to the Corporation the number of shares of Series C Preferred Stock, if any, then beneficially owned by such Initial Holder and such Initial Holder’s Affiliates.

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EXHIBIT A

Form of Conversion Notice

Dated: [            ]

The undersigned is the holder of record of [            ] shares of the 8% Series C Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of ITC^DeltaCom, Inc. (the “Corporation”). This Conversion Notice is provided pursuant to Section 4.1(b) of the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the “Certificate of Designation”). Capitalized terms not defined herein have the meanings given to such terms in the Certificate of Designation.

The undersigned hereby irrevocably elects to convert [            ] shares of Series C Preferred Stock represented by the enclosed certificate or certificates into shares of Common Stock at the Conversion Rate provided by the Certificate of Designation. The undersigned requests that certificates representing such Common Stock be registered in the name or names of the Persons set forth below for the number of shares of Common Stock issuable upon conversion of the number of shares of Series C Preferred Stock set forth beside such Person’s name below:

Shares of Series C Preferred Stock	Name and Address	Taxpayer I.D. No./ Social Security No.

A-1

If the number of shares of Series C Preferred Stock that the undersigned is converting is fewer than all of the shares of Series C Preferred Stock represented by the enclosed certificate or certificates representing the Series C Preferred Stock converted hereby, the undersigned requests that new certificates representing the remaining shares of Series C Preferred Stock be registered in the name of the undersigned at the address set forth below:

Enclosed herewith are (1) written instruments of transfer, duly executed by the undersigned or the undersigned’s duly authorized legal representative, or in blank, and (2) transfer tax stamps or funds thereof, in each case, that are required pursuant to the Certificate of Designation.

Name:

Signature:

Address:

Telephone no.:

Facsimile no.:

Note:	The above signature should correspond exactly with the name on the face of the enclosed Series C Preferred Stock certificates

A-2

Exhibit 3.1 (Cont’d)

ITC^DELTACOM, INC.

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF DESIGNATION OF THE POWERS,

PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND

OTHER SPECIAL RIGHTS OF 8% SERIES C CONVERTIBLE

REDEEMABLE PREFERRED STOCK AND QUALIFICATIONS,

LIMITATIONS AND RESTRICTIONS THEREOF

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

ITC^DeltaCom, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, does hereby certify as follows:

1. That by resolution of the Transaction Committee of the Board of Directors of the Corporation (the “Board of Directors”) adopted on July 22, 2005, and by a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the “Certificate of Designation”), filed in the office of the Secretary of State of the State of Delaware on October 24, 2005, the Corporation created, authorized and provided for the issuance of 28,000,000 shares of 8% Series C Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Corporation (the “Series C Preferred Stock”) and established the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof.

2. No shares of the Series C Preferred Stock have been issued.

3. The Board of Directors has duly adopted the following resolutions in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware:

RESOLVED, that the following amendments to the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the “Certificate of Designation”) are hereby declared advisable and approved in all respects:

(1) Section 7.2(b) of the Certificate of Designation shall be amended by deleting the existing Section 7.2(b) thereof and inserting in lieu thereof a new Section 7.2(b), which shall read in its entirety as follows:

(b) The Corporation shall not authorize or issue, or increase the authorized amount of, any Parity Securities, including any additional shares of Series C Preferred Stock (other than (i) shares of Series A Preferred Stock or other securities issuable or payable as dividends on the Series A Preferred Stock and shares of Series A Preferred Stock issuable on or after the Certificate Date pursuant to or as provided in the Executive Employment Agreements and the Executive Benefit Plan or in connection with a stock split or similar transaction, in each case pursuant to the Series A Certificate of Designation as in effect on or prior to the Certificate Date, (ii) shares of Series B Preferred Stock or other securities issuable or payable as dividends on the Series B Preferred Stock and shares of Series B Preferred Stock issuable on or after the Certificate Date pursuant to or as provided in the Merger Agreement and the Executive Employment Agreements and the Executive Benefit Plan or in connection with a stock split or similar transaction, in each case pursuant to the Series B Certificate of Designation as in effect on or prior to the Certificate Date, and (iii) shares of Series C Preferred Stock issuable on or after the Issue Date upon the exercise or conversion of the Series D Warrants or in connection with a stock split or similar transaction and shares of Series C Preferred Stock issuable or payable as dividends on the Series C Preferred Stock, in each case pursuant to this Certificate of Designation), or any Senior Securities, or any security convertible into or exchangeable for any such Parity or Senior Securities (other than the Series D Warrants and the Preferred Stock Units), without (A) the affirmative vote or consent of the TCP Directors, if any, with respect to any such authorizations, issuances or increases referred to in this Section 7.2(b) that shall occur prior to the Issue Date, or (B) the affirmative vote or consent of Holders of the shares representing more than 50% of the voting power of the then outstanding shares of Series C Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by means of electronic transmission, by resolutions adopted by consent or at an annual meeting of stockholders or at a special meeting of Holders of Series C Preferred Stock called for such purpose, with respect to any such authorizations, issuances or increases referred to in this Section 7.2(b) that shall occur from and after the Issue Date for so long as any shares of Series C Preferred Stock are outstanding.

(2) Section 8 of the Certificate of Designation shall be amended by adding thereto a new Section 8.28.1, which shall immediately follow Section 8.28 thereof and shall read in its entirety as follows:

8.28.1 “Executive Benefit Plan” means the ITC^DeltaCom, Inc. Executive Stock Incentive Plan, including the stock unit agreements evidencing grants thereunder, as amended as of December 20, 2005 and as further amended from time to time (provided that no such further amendment to such plan shall change the type or increase the amount of securities of the Corporation issuable thereunder without the affirmative vote or consent of the TCP Directors, if any, or, if there is then no TCP Director, the affirmative vote or consent of a majority of the authorized members of the Board of Directors who are not employees of the Corporation or any subsidiary thereof).

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(3) Section 8 of the Certificate of Designation shall be amended by deleting existing Section 8.29 thereof and inserting in lieu thereof a new Section 8.29, which shall read in its entirety as follows:

8.29 “Executive Employment Agreements” means (i) the Employment Agreement, dated as of February 3, 2005, between the Corporation and Randall E. Curran, as amended as of December 20, 2005 and as further amended from time to time (provided that no such further amendment to such Employment Agreement after December 20, 2005 shall change the type or increase the amount of securities of the Corporation issuable thereunder without the affirmative vote or consent of the TCP Directors, if any, or, if there is then no TCP Director, the affirmative vote or consent of a majority of the authorized members of the Board of Directors who are not employees of the Corporation or any subsidiary thereof), (ii) the Employment Agreement, dated as of February 21, 2005, between the Corporation and Richard E. Fish, Jr., as amended as of December 20, 2005 and as further amended from time to time (provided that no such further amendment to such Employment Agreement after December 20, 2005 shall change the type or increase the amount of securities of the Corporation issuable thereunder without the affirmative vote or consent of the TCP Directors, if any, or, if there is then no TCP Director, the affirmative vote or consent of a majority of the authorized members of the Board of Directors who are not employees of the Corporation or any subsidiary thereof), and (iii) the Employment Agreement, dated as of February 28, 2005, between the Corporation and James P. O’Brien as amended as of December 20, 2005 and as further amended from time to time (provided that no such further amendment to such Employment Agreement after December 20, 2005 shall change the type or increase the amount of securities of the Corporation issuable thereunder without the affirmative vote or consent of the TCP Directors, if any, or, if there is then no TCP Director, the affirmative vote or consent of a majority of the authorized members of the Board of Directors who are not employees of the Corporation or any subsidiary thereof).

(4) Section 8 of the Certificate of Designation shall be amended by adding thereto a new Section 8.53.1, which shall immediately follow Section 8.53 thereof and shall read in its entirety as follows:

8.53.1 “Preferred Stock Units” means the stock units that are issued pursuant to and as provided in the Executive Employment Agreements and the Executive Benefit Plan and that represent shares of the Series A Preferred Stock or shares of the Series B Preferred Stock.

[signature page follows]

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IN WITNESS WHEREOF, this Certificate of Amendment to Certificate of Designation has been executed by the Corporation’s duly authorized officer this 22nd day of December, 2005.

ITC^DELTACOM, INC.

By:	/s/ J. Thomas Mullis
Name:	J. Thomas Mullis
Title:	Senior Vice President- Legal and Regulatory